CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.00% Senior Notes due 2017	$250,000,000	100%	$250,000,000	$28,650

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(p) under the Securities Act, $42,298 of remaining unutilized fees related to the $2,000,000,000 aggregate principal amount of unsold Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered on January 7, 2008 by PHH Mortgage Capital LLC, the registrant's majority-owned subsidiary, under Registration Statement No. 333-148166 on Form S-3/A was carried forward to be offset against future registration fees that would be payable under Registration Statement No. 333-177723 on Form S-3ASR, filed by the registrant on November 3, 2011. The $28,650 registration fee relating to the securities offered by this prospectus supplement is hereby offset against the $42,298 of unutilized registration fees available for offset as of this date. Accordingly, no filing fee is paid herewith, and $13,648 remains available for future registration fees.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-177723

PROSPECTUS SUPPLEMENT
(To prospectus dated November 3, 2011)

$220,000,000

PHH Corporation

6.00% Convertible Senior Notes due 2017

           The notes will bear interest at a rate of 6.00% per annum. We will pay interest on the notes on June 15 and December 15 of each year, beginning June 15, 2012. The notes will mature on June 15, 2017.

           Holders may convert their notes at their option on any day prior to the close of business on the "scheduled trading day" (as defined herein) immediately preceding December 15, 2016 only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the "measurement period") in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter after the calendar quarter ending March 31, 2012, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. The notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, December 15, 2016 through the third scheduled trading day immediately preceding the maturity date.

           Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a "daily conversion value" (as defined herein) calculated on a proportionate basis for each "VWAP trading day" (as defined herein) of the relevant 60 VWAP trading day "observation period" (as defined herein). The initial conversion rate for the notes will be 78.2014 shares of common stock per $1,000 in principal amount of notes, equivalent to an initial conversion price of approximately $12.79 per share of common stock. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a "make-whole fundamental change" (as defined herein) occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change.

           Subject to certain exceptions, holders may require us to repurchase for cash all or part of their notes upon a "fundamental change" (as defined herein) at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the relevant repurchase date. We may not redeem the notes prior to maturity.

           The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior debt and senior to all of our subordinated debt. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively junior to our future secured indebtedness, if any, to the extent of the underlying collateral. As of September 30, 2011, after giving pro forma effect to the offering of the notes, the Reopening (as defined herein) and the use of proceeds, including the repayment at or prior to maturity of all our outstanding 2012 Convertible Notes (as defined herein), we had approximately $1.2 billion in outstanding senior unsecured indebtedness which would rank equal in right of payment to the notes. As of September 30, 2011, we had no secured indebtedness but our subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated.

           For a more detailed description of the notes, see "Description of the Notes."

           The notes will be evidenced by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company. Except as described in this prospectus supplement, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants

           We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Shares of our common stock are traded on the New York Stock Exchange under the symbol "PHH." The last reported sale price of our common stock on January 10, 2012 was $10.23 per share.

           This investment involves risks. See "Risk Factors" beginning on page S-25 of this prospectus supplement.

	Per Note	Total(2)

Public offering price(1)	100.00%	$220,000,000

Underwriting discount	3.00%	$ 6,600,000

Proceeds, before expenses, to us	97.00%	$213,400,000

(1)
Plus accrued interest from January 17, 2012, if settlement occurs after that date.

(2)
Assumes no exercise of the underwriters' over-allotment option.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           We have granted the underwriters an option to purchase up to an additional $30,000,000 principal amount of notes, solely to cover over-allotments, within a 30-day period beginning on and including the date of this prospectus supplement, subject to certain limitations. See "Underwriting."

           The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on January 17, 2012.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

Co-Managers

Barclays Capital	Citigroup	Deutsche Bank Securities	RBC Capital Markets	RBS

January 10, 2012

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our debt securities, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Incorporation of Certain Documents by Reference" on page S-iv of this prospectus supplement before investing in the notes.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus supplement and the accompanying prospectus is delivered or securities are sold on a later date.

S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could." Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference include, but are not limited to, statements concerning the following:

  •
  the impact of the adoption of recently issued accounting pronouncements on our financial statements;

  •
  the impact of the risk retention requirements and other provisions of the Dodd-Frank Act;

  •
  future origination volumes and loan margins in the mortgage industry;

  •
  our belief that sources of liquidity will be adequate to fund operations and repayment of upcoming debt maturities;

  •
  our expectation of future income from new client signings;

  •
  our expectation of reinsurance losses and associated reserves; and

  •
  mortgage repurchase and indemnification requests and associated reserves and provisions.

        Actual results, performance or achievements may differ materially from those expressed or implied in forward looking statements due to a variety of factors, including but not limited to the factors listed and discussed in "Risk Factors" in this prospectus supplement and those factors described below:

  •
  the effects of continued market volatility or continued economic decline on the availability and cost of our financing arrangements and the value of our assets;

  •
  the effects of a continued decline in the volume of U.S. home sales and home prices, due to adverse economic changes or otherwise, on our Mortgage Production and Mortgage Servicing segments;

  •
  the effects of changes in current interest rates on our business and our financing costs;

  •
  the impact of the failure to maintain our credit ratings, including the impact on our cost of capital and ability to incur new indebtedness or refinance our existing indebtedness, as well as our current or potential customers' assessment of our counterparty credit risk;

  •
  our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our Mortgage Servicing segment;

  •
  the effects of increases in our actual and projected repurchases of, indemnification given in respect of, or related losses associated with, sold mortgage loans for which we have provided representations and warranties or other contractual recourse to purchasers and insurers of such loans, including increases in our loss severity and reserves associated with such loans;

S-ii

  •
  the effects of reinsurance claims in excess of projected levels and in excess of reinsurance premiums we are entitled to receive or amounts currently held in trust to pay such claims;

  •
  the effects of any significant adverse changes in the underwriting criteria or existence or programs of government sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other actions of the federal government;

  •
  the effects of any inquiries and investigations of foreclosure procedures or other servicing activities by attorneys general of certain states and the U.S. Department of Justice, any litigation related to our mortgage servicing activities, or any related fines, penalties and increased costs;

  •
  the ability to maintain our status as a government sponsored entity approved seller and servicer, including the ability to continue to comply with the respective selling and servicing guides, including any changes caused by the Dodd-Frank Act;

  •
  the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to the programs of government sponsored entities;

  •
  changes in laws and regulations, including changes in mortgage and real estate related laws and regulations (including changes caused by the Dodd-Frank Act), status of government sponsored entities and state, federal and foreign tax laws and accounting standards;

  •
  the effects of the insolvency of any of the counterparties to our significant customer contracts or financing arrangements or the inability or unwillingness of such counterparties to perform their respective obligations under, or to renew on terms favorable to us, such contracts, or our ability to continue to comply with the terms of our significant customer contracts, including service level agreements;

  •
  the effects of competition in our existing and potential future lines of business, including the impact of consolidation within the industries in which we operate and competitors with greater financial resources and broader product lines;

  •
  the ability to obtain financing (including refinancing and extending existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategy, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness;

  •
  the ability to maintain our relationships with our existing clients and to establish relationships with new clients;

  •
  the ability to attract and retain key employees;

  •
  a deterioration in the performance of assets held as collateral for secured borrowings;

  •
  any failure to comply with covenants under our financing arrangements;

  •
  the effects of the consolidation of financial institutions and the related impact on the availability of credit;

  •
  the impact of changes in the U.S. financial condition and fiscal and monetary policies, or any actions taken or to be taken by the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System on the credit markets and the U.S. economy; and

  •
  other risks and uncertainties described from time to time in our filings with the SEC.

        Forward looking statements speak only as of the date on which they are made. Factors and assumptions discussed above, and other factors not identified above, may have an impact on the continued accuracy of any forward looking statements that we make. Except for our ongoing obligations

S-iii

to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward looking statements. For any forward looking statements contained in any document, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.phh.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement and the accompanying prospectus, or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2010 (the "2010 Form 10-K") (filed with the SEC on February 28, 2011), including portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 29, 2011) incorporated by reference therein;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (filed with the SEC on May 4, 2011), June 30, 2011 (filed with the SEC on July 29, 2011 and amended on Form 10-Q/A on August 23, 2011) and September 30, 2011 (the "2011 Third Quarter Form 10-Q") (filed with SEC on November 2, 2011);

  •
  Current Reports on Form 8-K filed with the SEC on January 5, 2011, March 4, 2011, March 28, 2011, March 30, 2011, April 6, 2011, May 9, 2011, June 1, 2011, June 13, 2011, June 30, 2011, July 6, 2011, July 7, 2011, July 20, 2011, July 29, 2011, August 17, 2011, September 29, 2011, October 4, 2011, November 1, 2011, November 18, 2011, December 2, 2011, December 8, 2011, December 12, 2011, December 21, 2011, January 3, 2012 and January 9, 2012; and

  •
  the descriptions of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement are incorporated herein by reference until completion of the offering; provided, however, that we are not incorporating any information we furnish rather than file. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated by reference shall be deemed to be modified or superseded to the extent

S-iv

that a statement contained in a subsequently filed document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement or the accompanying prospectus except as so modified or superseded. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide without charge upon written or oral request to each person, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the documents we incorporate by reference (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in the registration statement of which this prospectus supplement and the accompanying prospectus form a part). Requests should be directed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-7405
Attention: Investor Relations

S-v

SUMMARY

        This summary highlights selected information more fully described elsewhere (or incorporated by reference) in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making any investment decision, especially the risks of investing in the notes discussed in the section entitled "Risk Factors" below and in the incorporated documents.

        In this prospectus supplement and the accompanying prospectus, except as otherwise indicated, "PHH," "the Company," "we," "our," and "us" refer to PHH Corporation and its consolidated subsidiaries, and references to "Cendant" and "Cendant Corporation" refer to the successor to Cendant Corporation now known as Avis Budget Group, Inc. All references to the "notes" refer to the 6.00% Convertible Senior Notes due 2017, except as otherwise indicated.

Our Company

        We are a leading outsource provider of mortgage production, mortgage servicing and fleet management services. We conduct our business through three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment.

        Our Mortgage Production segment originates, purchases and sells mortgage loans through PHH Mortgage Corporation and its subsidiaries (collectively, "PHH Mortgage"). This segment focuses primarily on providing private-label mortgage services to financial institutions and real estate brokers throughout the United States. According to Inside Mortgage Finance, as of September 30, 2011, we were one of the top five retail originators of residential mortgages in the United States and the largest non-bank mortgage originator. We leverage three distinct distribution channels: financial institutions outsourcing (73% of 2010 volumes); real estate brokers (25% of 2010 volumes); and corporate relocation (2% of 2010 volumes). We believe that many consumers rely upon the recommendation of a real estate broker or financial advisor when they are in the market for a mortgage; therefore, we benefit from access to a variety of trusted brands within each of our channels, such as Merrill Lynch, Coldwell Banker and Century 21.

        We believe that we are the largest outsourcing solution provider of private-label mortgage origination and mortgage servicing for banks and other financial institutions that wish to offer mortgages to clients, but who may not be equipped to handle all aspects of the loan origination process in a cost efficient manner. Our financial institutions outsourcing and real estate broker channels together comprised 98% and 97% of our mortgage origination volumes for the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively. Through our financial institutions outsourcing relationships, we provide full private-label mortgage services to over 30 financial institutions, including Merrill Lynch Credit Corporation ("Merrill Lynch"). We also maintain wholesale and correspondent relationships with a large variety of financial institutions, including credit unions and community banks in this channel. Mortgages generated through our private-label and wholesale and correspondent relationships accounted for 77% of our total originations for the nine months ended September 30, 2011. Our services benefit financial institutions that may not have the scale or the expertise to efficiently originate and service mortgages, but desire to maintain a primary consumer product offering. As a non-bank mortgage originator and servicer, we do not compete with our bank clients, which allows us to service their clients in their name on a private-label basis and without risk of cross-marketing their consumer relationships. Our real estate broker channel primarily revolves around our joint venture and strategic relationship agreement with Realogy Corporation ("Realogy"). Through marketing agreements with Realogy and its franchisees, we are able to conduct business under the names Coldwell Banker Mortgage, Century 21 Mortgage and others. Pursuant to our agreements with Realogy, loan officers of PHH Home Loans, LLC, our indirect majority owned subsidiary ("PHH Home Loans"), have exclusive access to the residential real estate offices owned by Realogy. Realogy operates the largest real estate brokerage and franchise business in the United States operating under the Realogy brands, which include Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., and Sotheby's International Affiliates, Inc.

        Of our $49.0 billion of total originations in 2010, 23% were fee-based closings and 77% were originated for sale into the secondary market, primarily on a servicing retained basis. During the nine months ended September 30, 2011, we had $36.3 billion of total originations, with 28% fee-based closings and 72% originated for sale into the secondary market. It is our intent to sell all of the mortgage loans originated by us, and not otherwise retained in our clients' loan investment portfolios, into the secondary market. As such, we do not carry loans on our balance sheet as portfolio investments. Mortgage loans held for sale are generally sold within 60 days of their origination date. During 2010 and the nine months ended September 30, 2011, 95% and 92%, respectively, of our mortgage loans were sold to, or were sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac or Ginnie Mae.

        Our Mortgage Servicing segment, which services mortgage loans originated by PHH Mortgage and PHH Home Loans, may purchase mortgage servicing rights from third parties and, from time to time, acts as a subservicer for certain clients that own the underlying mortgage servicing rights. A mortgage servicing right is the right to service a loan or pool of loans in exchange for a servicing fee. Mortgage loan servicing primarily consists of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses, such as taxes and insurance, and otherwise administering our mortgage loan servicing portfolio. As of September 30, 2011, our total mortgage loan servicing portfolio consisted of loans with an aggregate unpaid principal balance ("UPB") of approximately $178.1 billion, including approximately $33.9 billion in aggregate UPB of loans subserviced for others, and the serviced portfolio related to our capitalized servicing portfolio totaled $144.3 billion. The loans underlying our capitalized servicing portfolio are well diversified geographically, with no state representing more than 12% of the UPB of our capitalized servicing portfolio as of September 30, 2011. In addition, 85% of the UPB of our capitalized servicing portfolio as of September 30, 2011 was comprised of loans underlying mortgage-backed securities guaranteed by, or otherwise serviced on behalf of, Fannie Mae, Freddie Mac and Ginnie Mae. As of September 30, 2011, approximately 79% of the UPB of our capitalized servicing portfolio was originated at FICO scores of 680 or higher, and approximately 52% of the UPB of our capitalized servicing portfolio was originated at FICO scores of 740 or higher. Finally, as of September 30, 2011, 53% of the UPB on our capitalized servicing portfolio was originated since January 1, 2009.

        The table below provides the geographic composition of our capitalized servicing portfolio as of September 30, 2011.

Capitalized Servicing Portfolio by Geography
(In millions)

State	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
California	$17,854	12%
Florida	9,293	6%
New Jersey	8,946	6%
New York	8,444	6%
Texas	6,875	5%
Virginia	6,559	5%
Illinois	5,886	4%
Pennsylvania	5,123	4%
Minnesota	4,812	3%
Georgia	4,427	3%
Others	65,924	46%

Total	$144,143	100%

(1)
Excludes Home Equity Lines of Credit.

        The table below provides the composition of our capitalized servicing portfolio as of September 30, 2011 by FICO score at origination.

Capitalized Servicing Portfolio by FICO at Origination
(In millions)

FICO Score	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
659 or less	$15,775	11%
660-679	8,937	6%
680-699	11,274	8%
700-719	13,311	9%
720-739	14,146	10%
740+	74,825	52%
Unknown	5,875	4%

Total	$144,143	100%

(1)
Excludes Home Equity Lines of Credit.

        The table below provides the composition of our capitalized servicing portfolio as of September 30, 2011 by year of origination.

Capitalized Servicing Portfolio by Year of Origination
(In millions)

Year of Origination	Unpaid Principal Balance(1)	% of Unpaid Principal Balance
2003 and prior	$20,107	14%
2004	8,386	6%
2005	11,161	8%
2006	8,990	6%
2007	11,018	8%
2008	9,161	6%
2009	21,903	15%
2010	33,888	24%
2011	19,529	14%

Total	$144,143	100%

(1)
Excludes Home Equity Lines of Credit.

        The table below provides the composition of our capitalized servicing portfolio as of September 30, 2011 by interest rate and year of origination.

Capitalized Servicing Portfolio Interest Rate by Year of Origination(2)
(In millions)

	Nine Months Ended September 30, 2011
		Year Ended December 31,
									2003 and Prior
Interest Rate(1)		2010	2009	2008	2007	2006	2005	2004
< 4.00	$2,007	$3,245	$2	$160	$438	$376	$306	$122	$143
4.00-4.99	13,595	22,453	11,492	224	112	91	127	288	1,246
5.00-5.99	2,097	6,781	9,768	3,954	1,151	623	3,472	2,816	7,074
6.00-6.99	23	62	307	3,353	5,559	3,561	2,119	1,632	4,143
7.00 +	—	—	12	243	981	1,053	419	217	1,655
Adjustable Rate Mortgage	1,807	1,347	322	1,228	2,776	3,287	4,719	3,310	5,847

Total	$19,529	$33,888	$21,903	$9,161	$11,018	$8,990	$11,161	$8,386	$20,109

(1)
Excludes Home Equity Lines of Credit.

(2)
Totals may not sum due to rounding.

        The table below provides the composition of our capitalized servicing portfolio as of September 30, 2011 by length of delinquency and year of origination.

Capitalized Servicing Portfolio Delinquency by Year of Origination(2)
(In millions)

	Nine Months Ended September 30, 2011
		Year Ended December 31,
									2003 and Prior
Portfolio Delinquency(1)		2010	2009	2008	2007	2006	2005	2004
Current	$19,434	$33,507	$21,363	$8,398	$9,488	$7,465	$9,699	$7,577	$18,574
30 days	75	232	270	259	415	370	392	272	609
60 days	12	49	66	80	133	116	106	63	149
90 days	2	16	19	28	52	53	45	27	47
120 days	2	20	43	116	239	232	200	98	158
Foreclosure/Real Estate Owned	5	63	143	279	691	754	718	350	571

Total	$19,529	$33,888	$21,903	$9,161	$11,018	$8,990	$11,161	$8,386	$20,109

(1)
Excludes Home Equity Lines of Credit.

(2)
Totals may not sum due to rounding.

        Our Mortgage Production and Mortgage Servicing segments are closely linked from an economic perspective and their results of operations are generally inversely related in varying interest rate environments. Since our Mortgage Production segment's results of operations are generally positively impacted when interest rates decline, our Mortgage Production segment's results of operations, over time, may fully or partially offset any decline in fair value of mortgage servicing rights within our Mortgage Servicing segment during such periods. Voluntary prepayments within our servicing portfolio are primarily driven by refinance activity that generally occurs as interest rates decline. Historically, we have been able to generate originations in excess of these voluntary payments and to the extent we are able to continue to do so, we believe we will be able to replenish the incremental servicing value lost due to higher mortgage prepayments in a declining interest rate environment.

        Our Fleet Management Services segment provides commercial fleet management services to corporate clients and government agencies throughout the United States and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group, LLC, which conducts business primarily in the United States as PHH Vehicle Management Services, LLC d/b/a PHH Arval and in Canada as PHH Vehicle Management Services, Inc. (collectively, our "Fleet Management Services business"). According to the Automotive Fleet 2011 Fact Book, PHH Arval was the third largest provider of U.S. and Canadian fleet management services as of December 31, 2010. As of September 30, 2011, we had more than 270,000 vehicles leased and approximately 295,000 additional vehicles serviced under fuel cards, maintenance cards, accident management services arrangements and/or similar arrangements. Our Fleet Management Services business is a fully integrated provider of fleet management services with a broad range of product offerings including management and leasing of vehicles and other fee-based ancillary services for our clients' vehicle fleets. These ancillary services—such as vehicle maintenance services, fuel card services and accident management services—drive the profitability of this unit. Every vehicle under our management represents an opportunity to cross-sell ancillary services to our customers. Our portfolio of over 560,000 vehicles currently under management and 40,000 to 70,000 new vehicles historically purchased each year we believe creates a significant opportunity for generating fee-based revenue.

        We were incorporated in 1953 as a Maryland corporation. For periods between April 30, 1997 and February 1, 2005, we were a wholly owned subsidiary of Cendant (now known as Avis Budget

Group, Inc.) and its predecessors that, amongst other services, provided and serviced mortgage loans for homeowners, facilitated employee relocations and provided vehicle fleet management and fuel card services to commercial clients. On February 1, 2005, we began operating as an independent, publicly traded company pursuant to our spin-off from Cendant (now known as Avis Budget Group, Inc.).

        Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

Industry Overview

        We conduct our business in the mortgage services and fleet management industries. Within mortgage services, we participate in two distinct but related sectors: mortgage origination and mortgage servicing.

Mortgage Origination

        The U.S. residential mortgage market consists of a primary mortgage market that links borrowers and lenders and a secondary mortgage market that links lenders and investors. In the primary mortgage market, residential mortgage lenders such as mortgage banking companies, commercial banks, savings institutions, credit unions and other financial institutions originate or provide mortgages to borrowers. Lenders obtain the funds they lend to mortgage borrowers in a variety of ways, including selling mortgages or mortgage-backed securities into the secondary mortgage market. The secondary mortgage market consists of institutions engaged in buying and selling mortgages in the form of whole loans (i.e., mortgages that have not been securitized) and mortgage-backed securities. Government-sponsored entities ("GSEs"), such as Fannie Mae and Freddie Mac, and a government agency, Ginnie Mae, participate in the secondary mortgage market by purchasing mortgage loans and mortgage-backed securities for investment and by issuing guaranteed mortgage-backed securities.

        In October 2011, Fannie Mae's Economics and Mortgage Market Analysis forecasted a decrease in industry loan originations to approximately $1.30 trillion for all of 2011, from an estimate of $1.69 trillion in 2010, a decrease of approximately 23%. The refinance share of industry loan originations for 2011 is projected to be 70%. Total single-family mortgage debt outstanding is expected in the Fannie Mae analysis to decline in 2011, by an additional 2.3% following a 3.2% decline in 2010. The Fannie Mae analysis is also forecasting a 26% decline for 2012 to $958 billion in industry loan originations. See Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview—Mortgage Production Trends," in our Third Quarter Form 10-Q, which is incorporated by reference herein.

Mortgage Servicing

        According to Inside Mortgage Finance, there were $10.3 trillion in residential mortgage loans outstanding in the United States as of September 30, 2011, and each mortgage loan must be serviced by a loan servicer. Mortgage servicing primarily involves the calculation, collection and remittance of principal and interest payments, the administration of mortgage escrow accounts, the collection of insurance premiums, the administration of foreclosure procedures and the management of real estate owned properties.

        Loan servicers typically earn a servicing fee of between 25 to 50 basis points ("bps") per annum on the unpaid principal balance of loans serviced, as well as associated ancillary fees, such as late fees. Consequently, a loan servicer can create value for both itself and the owner of the mortgage loan by increasing the number of borrowers that remain current in their repayment obligations. Owners may include a lender, investor or, in the case of a securitized pool of mortgages, a residential mortgage-backed securities trust.

Fleet Management

        Fleet Management provides outsourcing solutions to companies that deploy vehicles to sales and service personnel typically assigned to field locations. Since the vehicle needs of these types of organizations generally represent a significant direct cost of their respective operations, companies that turn to vehicle management services solutions seek to balance the need to minimize costs while maintaining or improving the efficiency of the related services being rendered. As demonstrated by our longevity in the industry, the outsourcing of the management of vehicle fleets to third-party providers is a proven outsourcing model.

        Fleet Management Services primarily involve the ordering, leasing and arranging for the delivery of vehicles on behalf of clients, the administration of the title, managing the vehicle registration, insurance and sales and use tax processes, pursuing warranty claims and remarketing used vehicles. Additional value added services include providing vehicle maintenance service cards used to facilitate payment for repairs and the management of maintenance, accident management services, such as immediate assistance, and fuel card services that facilitate the payment, monitoring, and control of fuel purchases.

Competitive Strengths

        We attribute our success to the following competitive strengths:

Significant market share in the markets we serve.

        Our mortgage and fleet businesses benefit from the value added services we deliver to our clients and the substantial cost related barriers which limit new entrants into the markets we serve. We believe that we are the largest outsourcing solution provider of private-label mortgage origination and mortgage servicing for banks and other financial institutions. Our financial services outsourcing client base has the need to provide consumers with mortgage products and, in turn, looks to us to benefit from our expertise, scale, risk management capabilities and award-winning service delivery. As a specialist non-bank mortgage originator and servicer, we do not compete with our bank clients, unlike other mortgage outsourcers that are subsidiaries of large banks. We have long-term contracts with most of our clients and retain mortgage servicing rights for the vast majority of loans we originate, which provides fee-based revenues based upon contractually established rates and generally makes the cost of changing outsource providers very high.

        We are one of the top three providers of fleet management services in the United States and have been providing fleet management services for over fifty years. We believe that we were the first company in the United States to provide fleet management services to the marketplace. The fleet vehicles we manage are often critical to our clients' operations since they typically support sales representatives, service technicians and other key functional points of client contact. Many of our clients have never self-managed their vehicle fleets and we provide services that we believe they could not internalize cost effectively. In our Fleet Management Services segment, we serve nearly one-third of the Fortune® 500, and over 100 of our fleet management client relationships date back 20 years or more.

Sales channels with access to trusted, respected brands.

        Our mortgage business services prominent financial firms, including Merrill Lynch, UBS and Key Bank, as well as recently signed clients, Barclays, Ameriprise and Morgan Stanley Private Bank, enabling us to originate and service mortgages on a private-label basis. We are also pursuing additional private-label relationships and are in advanced discussions with a financial firm which may result in what we believe to be a significant private-label relationship, although there can be no assurance that we will be able to reach an agreement with this financial firm. This transaction would likely require us to assume a significant number of employees as well as take on new office space and incur additional start-up costs; however, we expect such costs to be offset by incremental revenue from this contemplated relationship. We have access to home buyers at the time of home purchase through our exclusive relationship with Realogy's real estate brokerage brands, including Century 21, Coldwell Banker, and ERA. Our corporate relocation channel provides access to the relocation clients of Cartus Corporation, which we believe is America's largest corporate relocation specialist, and an affiliate of Realogy. We leverage these strong brand relationships through a variety of origination sources, including over 55,000 financial advisors, 4,300 bank branches, 750 loan officers, 200,000 real estate agents, and 6,500 real estate offices. We also sell residential mortgage loans that we originate to Fannie Mae and Freddie Mac, and to other investors through mortgage-backed securities guaranteed by Ginnie Mae. In addition, our status as a GSE-approved servicer allows us to service GSE-owned loans on their behalf. During 2010 and the nine months ended September 30, 2011, 95% and 92%, respectively, of our mortgage loans were sold to, or were sold pursuant to programs sponsored by, the GSEs. During 2010 and the nine months ended September 30, 2011, we retained mortgage serving rights on approximately 95% and 94%, respectively, of mortgage loans sold.

        PHH Arval is a recognized leading brand among corporations that require vehicle management services for our target market, which we define to include fleet sizes generally in excess of 75 vehicles. Our account representatives and dedicated consulting group provide customized, fully integrated advice that demonstrate the value added services we can deliver to clients. For instance, in 2009 we identified more than $120 million in potential savings for our clients through consulting engagements, and our used vehicle sales retail consignment program returns an average of $400 to $500 more per vehicle to the client than through traditional remarketing channels.

Capital position and access to multiple funding sources.

        We seek to maintain a strong capital position, as well as adequate levels of funding and liquidity through multiple funding sources for our segments. We have access to multiple funding sources, which include warehouse lines to finance our Mortgage Production segment, several sources of unsecured debt to fund various unencumbered assets, including the mortgage servicing rights in our Mortgage Servicing segment, and vehicle management asset-backed debt issued through our asset-backed securities ("ABS") to bank conduits or investors in term securities. As of September 30, 2011, we had a total of approximately $3.8 billion of unused capacity under our committed and uncommitted mortgage warehouse facilities and committed off-balance sheet Gestation Facilities (as defined herein) (including $907 million available under committed warehouse facilities, $2.1 billion available under uncommitted warehouse facilities and $777 million available under the Gestation Facilities, however, our $500 million gestation facility with Bank of America, N.A. ("Bank of America") was allowed to expire on October 13, 2011), $46 million available capacity under our committed servicing advance facility with Fannie Mae and $434 million of available capacity under our unsecured credit facilities. As of September 30, 2011, we also had approximately $432 million of available vehicle management asset-backed debt capacity. As of December 21, 2011, we had $322 million in unrestricted cash and cash equivalents and approximately $510 million in availability under our Amended and Restated Competitive Advance and Revolving Agreement, dated January 6, 2006, among the parties hereinafter described (as amended, the "Amended Credit Facility"), totaling approximately $832 million in total liquidity. There have been no material changes to this liquidity position since our ratings downgrade on December 21, 2011. As of December 21, 2011, we also had $9.8 billion of mortgage and fleet financing arrangements. See "—Recent Developments—Liquidity Update" below.

        We believe that our relationships with liquidity providers and our continued ability to access sufficient capital during the recent economic downturn demonstrates the quality of our assets and our ability to access capital. Our U.S. (Chesapeake) and Canadian (FLRT) fleet funding structures sold term notes backed by commercial fleet leases of approximately $374 million, $413 million, and $2.2 billion in the nine months ended September 30, 2011, and the years ended December 31, 2010 and

2009, respectively. In addition, our fleet funding structures entered into conduit facilities (including renewals thereof) of approximately $1.5 billion in the nine months ended September 30, 2011, and $1.3 billion in the year ended December 31, 2010. In addition, we issued $250 million of unsecured convertible senior notes in April 2008, $250 million of unsecured convertible senior notes in September 2009, $350 million of unsecured senior notes in August 2010 and $100 million of unsecured senior notes in December 2011. See "Description of Other Indebtedness."

Limited credit risk in both mortgage and fleet businesses with high quality underwriting cultures.

        We believe our mortgage business carries lower credit risk than many other mortgage originators and servicers. We do not hold portfolio loans for investment and, compared to many other companies in the industry, have limited legacy exposure to non-conforming mortgage products, and only originate non-conforming products when we have an agreement in place for third parties to retain the product in portfolio or we have a commitment from investors to purchase the closed loan. As of September 30, 2011, 91% of our mortgage loan portfolio held for sale consisted of GSE-conforming first mortgages. Our underwriting standards mitigate some of the potential for credit losses that arises from the impact of delinquencies on mortgage servicing cash flows, foreclosure-related charges from representations and warranties to investors for loans we originate, and reinsurance-related charges. Our servicing portfolio delinquency performance continues to be favorable to the industry and we believe delinquency trends have begun to stabilize.

        Our Fleet Management Services segment also represents a well diversified portfolio of corporate lessees with limited residual and charge-off risk, which provides a partial hedge to the volatility associated with mortgage markets. As of September 30, 2011, 96% of our fleet leases were open-end leases, under which gains or losses from the net proceeds from the sale of the leased vehicle versus the vehicle's book value are the responsibility of the lessee. Our fleet portfolio represents secured lending to a number of Fortune® 500 companies that we have underwritten to the standards of a credit lender and not a collateral lender. As of September 30, 2011, more than 50% of our net investment in fleet leases was comprised of leases to investment grade lessees. Charge-offs in our Fleet Management Services segment have averaged less than 3 bps annually over the last 10 years and since 1999 we have experienced a recovery rate of approximately 95% on leases with companies that entered into bankruptcy.

Strong technology platform.

        We believe we have developed a strong technology infrastructure in all of our segments. For instance, our private-label mortgage origination platform offers inbound teleservices technology that manages calls and capacity in an effort to ensure customers receive high quality customer service, branded with our clients' names seamlessly through customer interactions. Our complementary web-based origination platform for financial institution client loan officers enables their employees to submit applications and track the progress of their customers' loans from start to finish, thereby reducing response time for approvals, boosting productivity, improving communication, accuracy, and service levels, and automating workflows.

        Our Fleet Management Services segment benefits from what we believe to be one of the largest data repositories in the industry, enabling clients to download customized reports to better monitor and manage their corporate fleets with real-time access to fleet management data and dashboard reporting. Additional technology-enabled tools and services have enabled us to increase our revenues from ancillary fee-based services over time.

Experienced management team with deep industry experience.

        Our management team is comprised of experienced mortgage and fleet management executives that have many years of experience in their respective industries and navigated successfully through multiple business cycles. Our President and Chief Executive Officer, Glen Messina, brings to the Company more than twenty five years of management and financial leadership experience, including in mortgage and equipment leasing at General Electric Company ("GE"), where he most recently served as Chief Executive Officer of GE Chemical and Monitoring Solutions. Luke Hayden, our Executive Vice President, Mortgage, has had a thirty-year career in mortgage banking, including thirteen years at JP Morgan Chase Corporation, where he was Executive Vice President of Consumer Market Risk Management responsible for Chase Home Finance's mortgage portfolio and capital markets activities. George J. Kilroy, our Executive Vice President, Fleet, has over thirty years of experience working within our fleet management business and he has been responsible for the management of PHH Arval since March 2001.

Our Strategy

        Our primary goal is to be the outsource provider of choice in all of our segments in order to drive revenue growth and margin. Key components of our strategy include the following:

        Drive Profitable Growth in our Mortgage Business by Taking Advantage of Evolving Market and Improving Existing Relationships.

        We believe we are well positioned to benefit from the dislocations in the financial markets that have resulted in consolidation and more limited access to funding in the mortgage industry.

        The country's money center banks—particularly entities affiliated with Wells Fargo, Bank of America, and JPMorgan Chase—have increased their domination of the mortgage origination market during the recent economic downturn, with their collective market share of new originations increasing to 54.9% during 2010, from 53.7% in 2009, and from 40.9% in 2008 before consolidation accelerated. Traditional non-bank mortgage aggregators have pulled back amidst the turmoil and tightening of the industry's underwriting standards. We believe that the increased consolidation in the industry and the need to invest in technology in order to reduce operating costs while maintaining compliance in an increasingly complex regulatory environment may make it difficult for many smaller and mid-sized financial institutions to compete in the mortgage industry. The confluence of these factors has increased the market opportunity for our private-label mortgage origination channel. We are executing a specific plan to deepen existing client relationships and cultivate new private-label clients. Through these initiatives, we increased our retail market share from approximately 3.7% in 2009 to 4.2% in 2010 and 4.7% in the nine months ended September 30, 2011.

        We believe that our Mortgage Production segment enhances the stability of our revenue stream by providing us with a natural offset against fluctuations in prevailing interest rates that affect the value of our servicing portfolio over time, and provides organic replacement of servicing run-off.

Grow Our Contractual Fee-Based Revenues with Disciplined Cash Usage.

        Our Mortgage Servicing segment and our Fleet Management Services segment benefit from recurring, contractually established servicing fees.

        We intend to use our leading mortgage servicing platform to grow our mortgage servicing portfolio. We believe that we will continue to benefit from our strong relationships with our financial institutions clients and the GSEs. Our Mortgage Production segment provides a discernible pipeline of future servicing. In addition, we believe that opportunities for growth in mortgage subservicing will occur as subscale community banks choose to exit or outsource their servicing activities and exit the mortgage servicing business.

        Our Fleet Management Services segment generates various fees from services beyond the base lease product—such as fuel, maintenance, and accident management services—that are generated by both recurring monthly access charges and/or transactional activity. We believe that our integrated service offering differentiates us from certain of our competitors, drives customer retention, and provides opportunities for incremental margin from our existing customer base. Client satisfaction stood at 84% and driver satisfaction at 92% for our services, according to our 2009 Client and Driver Survey.

        In addition, we intend to continue to invest our capital in both our Fleet and Mortgage businesses. These investments may include material strategic acquisitions, joint ventures or other strategic investments.

Recent Developments

Reopening of 9 1/4% Senior Notes due 2016 with $100 million offering.

        On December 12, 2011, we issued $100 million aggregate principal amount of 9 1/4% Senior Notes due 2016 under an existing indenture, dated as of August 11, 2010, as supplemented by the First Supplemental Indenture, dated as of December 12, 2011, between the us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Reopening"). Following the Reopening, the aggregate principal amount of our 9 1/4% Senior Notes due 2016 outstanding was $450 million. We intend to use the net proceeds of this offering, along with cash on hand and the net proceeds from the Reopening, to repay at or prior to maturity the outstanding $250 million aggregate principal amount of our 4.00% Convertible Senior Notes due April 15, 2012 (the "2012 Convertible Notes").

Ratings Downgrade.

        On December 21, 2011, Standard & Poor's Ratings Services ("S&P") lowered our senior unsecured debt rating two notches to BB- with a negative outlook. S&P may lower our rating by another notch or more if we are unable to refinance $423 million aggregate principal amount of our debt maturing in 2013, and to put in place sources of liquidity to fund our business satisfactory to S&P. Among other termination rights, Fannie Mae has the right to terminate its $1 billion committed early funding letter agreement (the "Committed Funding Letter Agreement") so long as our credit rating by S&P remains below BB or if our credit rating by Moody's falls below Ba2. On January 5, 2012, Fannie Mae informed us that it has agreed not to take any action as a result of the December 21, 2011 S&P downgrade until at least 5:00 p.m. on Friday, February 3, 2012. If S&P's credit rating of our senior long-term unsecured debt remains below the "BB" level after this time, Fannie Mae has informed us that it will evaluate its options, including its option to terminate the Committed Funding Letter Agreement. Any such evaluation could also result in changes to our agreements with Fannie Mae, including, without limitation, (i) a reduction or elimination of the use of certain Fannie Mae products or programs, (ii) the modification of certain legal agreements, and (iii) the exercise of certain contractual rights by Fannie Mae intended to reduce Fannie Mae's counterparty risk exposure, including requiring us to post collateral in respect of unresolved loan repurchase demands and reducing the advance rate on the servicing advance facility. See "Description of Other Indebtedness—Asset-Backed Debt—Mortgage Warehouse Asset-Backed Facilities." Fannie Mae's agreement to take no action shall not apply to any subsequent downgrades by S&P or Moody's or any other termination events. In addition, as a result of the December 21, 2011 S&P downgrade, other counterparties with which we do business have required, and may continue to require, certain credit enhancements, including the posting of additional collateral. We cannot assure you what impact the December 21, 2011 S&P downgrade or any future downgrade may have on our cost of capital, ability to incur new indebtedness or refinance our existing indebtedness or ability to retain or secure customers. See "Risk Factors—Risks Related to Our Business—Our senior unsecured long-term debt ratings are below investment grade (and were subject to a recent downgrade) and, as a result, we may be limited in our ability to obtain or renew financing on economically viable terms or at all."

        On January 10, 2012, Moody's affirmed our senior unsecured debt rating and corporate family rating and our commercial paper rating. Additionally, Moody's changed its outlook for our senior unsecured debt and corporate family ratings to negative from stable. In addition, on January 10, 2012, Fitch announced that it has placed our long-term issuer default rating and senior unsecured debt rating on Rating Watch Negative.

Liquidity Update.

        On December 27, 2011, we provided an update on our liquidity and credit availability.

We Project Sufficient Liquidity to Extend Our Amended Credit Facility and Retire Unsecured Debt Maturing in 2012.

        Based on unrestricted cash and cash equivalents of $322 million, availability of $510 million under our Amended Credit Facility, and other financing arrangements of $9.8 billion, all as of December 21, 2011, we project sufficient liquidity to retire our debt obligations maturing in 2012. The $9.8 billion of financing arrangements includes the $1 billion Committed Funding Letter Agreement discussed above that Fannie Mae has the option to terminate as a result of the December 21, 2011 S&P downgrade of our unsecured debt described above under "—Ratings Downgrade." None of our other committed financing facilities are subject to termination, acceleration, modification, collateral posting or adverse price changes solely as a result of the December 21, 2011 downgrade of our unsecured debt ratings by S&P.

        At December 21, 2011:

  •
  We had $322 million in unrestricted cash and cash equivalents and approximately $510 million in availability under our Amended Credit Facility, totaling approximately $832 million in total liquidity. There have been no material changes to this liquidity position since December 21, 2011.

  •
  Our $832 million in liquidity substantially exceeded the minimum liquidity that is one of the conditions to extending the maturity of the Amended Credit Facility to February 28, 2013, as well as the amount required to retire all of our unsecured debt obligations maturing in 2012, totaling $250 million.

Summary of Existing Mortgage Financing Facilities and Fleet Financing Arrangements

Mortgage Financing Facilities.

        We currently maintain various separate mortgage-related financing facilities. We primarily use warehouse and gestation facilities to fund closed loans that have been pre-sold on a committed basis to, or sold pursuant to programs sponsored by, the GSEs.

        Our mortgage warehouse facilities are generally structured as 364-day repurchase agreements and are essentially collateralized borrowings with loans we originate serving as the underlying collateral. As secured financings, the advance rate and financing cost under such facilities are primarily based on the historical quality and performance of our loan originations rather than our unsecured debt ratings. Based on the quality and historical performance of our originated loans and except for the Fannie Mae Committed Funding Letter Agreement, we believe we will be able to successfully renew our various mortgage warehouse and gestation facilities as they become due; however, there can be no assurance that such renewals will be on the same or economically viable terms or that we will be able to renew such facilities at all. See "Description of Other Indebtedness—Asset-Backed Debt—Mortgage Warehouse Asset-Backed Facilities."

        As of December 21, 2011:

  •
  Our Mortgage segment had a total of $6.5 billion of financing facilities available to it, comprised of approximately $4.2 billion in committed facilities and approximately $2.2 billion in uncommitted facilities. This includes $1 billion of committed and $2 billion of uncommitted facilities provided by Fannie Mae. Fannie Mae has the right to terminate its $1 billion Committed Funding Letter Agreement as a result of the December 21, 2011 downgrade of our unsecured debt ratings by S&P. See "—Recent Developments—Ratings Downgrade" and "—Update on Fannie Mae Committed Funding Letter Agreement."

  •
  There was a total of $3.2 billion of available capacity under these various facilities.

        Except for the Fannie Mae Committed Funding Letter Agreement, none of these financing arrangements are subject to termination, acceleration, modification, collateral posting or adverse pricing changes solely as a result of the December 21, 2011 downgrade of our unsecured debt ratings by S&P.

        As of December 21, 2011, the details of our Mortgage segment financing arrangements are as follows:

($ in millions)	Committed Capacity	Uncommitted Capacity	Total Capacity	Amount Outstanding
Fannie Mae—PHH Mortgage Early Funding Programs	$1,000	$2,030	$3,030	$1,977
RBS—PHH Mortgage	500	200	700	217
CSFB—PHH Mortgage	350	N/A	350	172
Bank of America—PHH Mortgage	400	N/A	400	327
Barclays—PHH Mortgage	350	N/A	350	0
Wells Fargo—PHH Mortgage	300	N/A	300	28
Ally Bank—PHH Home Loans	75	N/A	75	25
CSFB—PHH Home Loans	325	N/A	325	236
Well Fargo—PHH Home Loans	150	N/A	150	123
Barclays—PHH Home Loans	150	N/A	150	14
JPMorgan—Gestation—PHH Mortgage	500	N/A	500	32
Bank of America—Landover Mortgage	15	N/A	15	8
Fannie Mae—PHH Mortgage Servicer Advance Facility	120	N/A	120	77

Total Mortgage Financing Arrangements	$4,235	$2,230	$6,465	$3,235

Update on Fannie Mae Committed Funding Letter Agreement.

        We renewed our $1 billion Committed Funding Letter Agreement with Fannie Mae on December 15, 2011. This facility provides committed early funding of closed loans pre-sold to, or sold pursuant to programs sponsored by, Fannie Mae. Fannie Mae also currently provides us with $2 billion of uncommitted early funding capacity in addition to the $1 billion of committed capacity under the Committed Funding Letter Agreement.

        Due to the December 21, 2011 S&P ratings action, Fannie Mae may terminate its $1 billion Committed Funding Letter Agreement or waive its termination rights. Prior to 2010, all of the early funding provided by Fannie Mae was provided on an uncommitted basis. The $6.5 billion of mortgage financing facilities discussed above includes the $1 billion Committed Funding Letter Agreement. Should Fannie Mae terminate the $1 billion Committed Funding Letter Agreement, we believe we still would have sufficient availability under our other mortgage financing facilities, assuming that we are able to renew such facilities, to support our expected 2012 mortgage origination levels based, in part, on our current loan volume and interest rate forecasts.

Fleet Management—Financing Arrangements.

        As of December 21, 2011, our Fleet segment had a total of $3.3 billion of committed financing arrangements with a total amount outstanding of $3.0 billion. None of these financing arrangements are subject to termination, acceleration, modification, collateral posting or pricing changes solely as a result of the December 21, 2011 downgrade of our unsecured debt ratings by S&P.

        We primarily fund our Fleet leasing operations through our subsidiaries, Chesapeake Funding LLC and Fleet Leasing Receivables Trust. Since the debt issued by these entities is in the form of asset-backed securities, the ratings of such debt securities are primarily based on the credit quality of the lessees providing the underlying Fleet lease cash flows. Furthermore, such debt securities are non-recourse to us and are repaid exclusively from the cash flows of the underlying Fleet leases.

        As of December 21, 2011, $1.2 billion of Chesapeake variable funding notes and $350 million of Chesapeake Series 2011-2 Notes (as defined below) are revolving in nature. During the revolving period, the monthly collection of lease payments allocable to each outstanding series of notes creates availability to fund the acquisition of vehicles and/or equipment to be leased to customers. Upon expiration of the revolving period of the related series of notes, the repayment of principal commences, amortizing monthly with the allocation of lease payments until the notes are paid in full. See "Description of Other Indebtedness—Asset-Backed Debt—Vehicle Management Asset-Backed Debt."

        As of December 21, 2011, the details of our Fleet segment financing arrangements are as follows:

($ in millions)	Committed Capacity	Amount Outstanding
Chesapeake Variable Funding Notes	$1,200	$1,033
Chesapeake Asset-Backed Notes	1,458	1,458

Subtotal—Chesapeake Funding, LLC	2,658	2,490

FLRT Series 2010-1 Asset-Backed Notes	110	110
FLRT Series 2010-2 Asset-Backed Notes	559	421

Subtotal—FLRT	669	531

Total Fleet Financing Arrangements	$3,327	$3,021

        On December 28, 2011, we amended our Chesapeake arrangements to increase the total committed funding available to Chesapeake by $300 million. As a result of these amendments, Chesapeake: (i) may issue from time to time up to $875 million in aggregate principal amount of its Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A ("Series 2010-1 Class A Notes"); and (ii) had approximately $29 million in aggregate principal amount of its Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B (the "Series 2010-1 Class B Notes" and, together with the Series 2010-1 Class A Notes, the "Series 2010-1 Notes") issued and outstanding as of December 28, 2011. In addition, Chesapeake: (i) may issue from time to time up to $625 million in aggregate principal amount of its Series 2011-1 Floating Rate Asset Backed Variable Funding Investor Notes, Class A ("Series 2011-1 Class A Notes"); and (ii) had approximately $21 million in aggregate principal amount of its Series 2011-1 Floating Rate Asset Backed Investor Notes, Class B (the "Series 2011-1 Class B Notes" and, together with the Series 2011-1 Class A Notes, the "Series 2011-1 Notes") issued and outstanding as of December 28, 2011. See "Description of Other Indebtedness—Asset-Backed Debt—Vehicle Management Asset-Backed Debt."

Conclusion.

        In summary, as of December 21, 2011, we had $9.8 billion in mortgage and fleet financing arrangements to support our ongoing business operations. In addition, we had $510 million of availability under our Amended Credit Facility and $322 million in unrestricted cash and cash equivalents as of December 21, 2011, to retire our unsecured debt maturing in 2012 and also fund our ongoing operations. Our fleet leasing operations are primarily funded through asset-backed debt and our mortgage operations are primarily funded through mortgage warehouse and gestation facilities backed by closed loans pre-sold to, or sold pursuant to programs sponsored by, the GSEs. We have included in the $9.8 billion in financing arrangements the $1 billion Committed Funding Letter Agreement that Fannie Mae may terminate as a result of the December 21, 2011 S&P downgrade.

        For more information, see the section entitled "Description of Other Indebtedness" in this prospectus supplement and our 2010 Form 10-K and 2011 Third Quarter Form 10-Q, which are incorporated by reference herein.

Preliminary 2011 Mortgage Production Statistics

        Set forth in the table below are certain operating statistics for each of the quarters and years ended December 31, 2011 and 2010 for our Mortgage Production segment. The financial information set forth in the table below for the quarter and year ended December 31, 2011 is preliminary and has not been reviewed by our auditors, as we are in the early stages of compiling our financial information for the quarter and year ended December 31, 2011. Accordingly, there can be no assurance that the information set forth below will not differ materially from the financial information reflected in our financial statements for the year ended December 31, 2011 when such financial statements have been finalized. In addition, there can be no assurance that the financial information set forth in the table below is indicative of future performance.

	Three Months Ended December 31,			Full Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
	(Dollar amounts in millions, except average loan amount)
Loans closed to be sold	$11,807	$14,438	(18)%	$37,889	$37,747	—
Fee-based closings	3,812	3,996	(5)%	14,056	11,247	25%

Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Purchase closings	$4,326	$5,316	(19)%	$20,404	$20,270	1%
Refinance closings	11,293	13,118	(14)%	31,541	28,724	10%

Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Fixed rate	$11,888	$14,641	(19)%	$37,692	$38,657	(2)%
Adjustable rate	3,731	3,793	(2)%	14,253	10,337	38%

Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Retail closings	$10,219	$11,333	(10)%	$35,592	$33,429	6%
Wholesale/correspondent closings	5,400	7,101	(24)%	16,353	15,565	5%

Total closings	$15,619	$18,434	(15)%	$51,945	$48,994	6%

Average loan amount	$261,653	$241,857	8%	$258,365	$238,187	8%
Loans sold	$11,728	$12,583	(7)%	$40,035	$34,535	16%
Applications	$18,580	$19,305	(4)%	$67,586	$74,628	(9)%
IRLCs expected to close	$9,743	$9,170	6%	$33,717	$38,330	(12)%

2011 Compared With 2010.

        Interest rate lock commitments expected to close ("IRLCs") decreased by 12% during 2011 compared to 2010 primarily due to the decline in mortgage interest rates during the latter half of 2010, which resulted in significant refinance activity. Total closings increased by 6% during 2011 compared to 2010 which was comprised of a 1% increase in purchase closings and a 10% increase in refinance closings. Purchase closings increased slightly during 2011 compared to 2010 and were driven by an improvement in home sales. The higher refinance closings in 2011 were primarily driven by the decline in mortgage interest rates during the latter half of 2010, which resulted in an increase in refinance activity and IRLCs that ultimately closed in 2011.

Amendment of Credit Facility

        On January 10, 2012, we entered into a fifth amendment (the "Credit Facility Amendment") to our Amended Credit Facility. The Credit Facility Amendment allows us to enter into call spread, capped call or similar hedging arrangements with respect to any convertible notes that we may issue, including the notes offered hereby, and makes certain other clarifying amendments.

Glen Messina Named President and Chief Executive Officer of PHH Corporation.

        On January 3, 2012, our board of directors elected Glen A. Messina, President and Chief Executive Officer. Mr. Messina was also elected to the board of directors as a Class III director. Mr. Messina has been our Chief Operating Officer since joining the Company in July 2011. Mr. Messina succeeds Jerome J. Selitto, who resigned as President and Chief Executive Officer and as a Class III director on January 3, 2012.

Liquidity Improvement Plans

        We are currently reviewing various alternatives to improve our liquidity. Such alternatives may involve one or more of the following: (i) focusing our efforts to ensure that our operations are cash flow positive, which may include reductions in our correspondent mortgage originations and capital expenditures; (ii) dispositions of non-core assets, including our reinsurance business or assets related thereto; and (iii) pursuing alternative sources of financing for our mortgage servicing rights, which may include the sale of mortgage servicing rights or excess servicing rights (the portion of the mortgage servicing right representing the amount that exceeds the costs of actually servicing the loan). Any sale of mortgage servicing rights is dependent upon a number of factors, including (i) the buyer's assessment of the risk of us as a counterparty and (ii) bifurcation of representation and warranty liability, which, depending on the nature of servicing, requires approval from the GSEs or Ginnie Mae. While we believe that these alternatives will ensure that we have sufficient liquidity to meet our debt service obligations and operate our business, there can be no assurance that we will be successful in implementing any such alternatives or, if we are successful, that such alternatives will be sufficient to meet our liquidity needs. Additionally, if we are successful in executing upon any such alternatives, it could impact our future results of operations, including revenue and net income. In addition, we may seek to undertake one or more deleveraging transactions which may include purchases of our outstanding indebtedness through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as we may determine. We do not know if or when we would consummate any such transactions, or alternative transactions, or the final terms of any such transactions. While we believe we will be able to successfully execute certain of these alternatives and meet our debt maturities in 2012 and 2013, our failure to execute on such alternatives or generate positive cash flow from our business could raise doubt about our ability to continue as a going concern, which could, among other things, negatively impact our various business relationships and, as a result, our results of operations, cash flows and liquidity.

Consumer Financial Protection Bureau Investigation

        In January 2012, the Consumer Financial Protection Bureau notified us that it had opened an investigation to determine whether mortgage insurance premium ceding practices to our captive reinsurers comply with the Real Estate Settlement Procedures Act and other laws enforced by the Consumer Financial Protection Bureau and requested certain related documents and information for review. We have provided reinsurance services in exchange for the premiums ceded, and believe that we have complied with the Real Estate Settlement Procedures Act and other laws. We have not provided reinsurance on loans originated after 2009. There can be no assurance whether or not this investigation will result in the imposition of any penalties and fines against us or our subsidiaries.

THE OFFERING

        We provide the following summary solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the section entitled "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled "Description of the Notes," the words "PHH," "we," "our," "us" and the "Company" refer only to PHH Corporation and not to any of its subsidiaries.

Issuer	PHH Corporation
Notes Offered
$220,000,000 in aggregate principal amount of 6.00% Convertible Senior Notes due 2017, or the "notes," which may increase to up to $250,000,000 aggregate principal amount if the underwriters exercise in full their over-allotment option to purchase additional notes.
Maturity Date	June 15, 2017, unless earlier repurchased or converted.
Interest	6.00% per year payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning June 15, 2012.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior debt and senior to all of our subordinated debt. The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and will be effectively junior to our future secured indebtedness, if any, to the extent of the underlying collateral.

As of September 30, 2011, after giving pro forma effect to the offering of the notes, the Reopening and the use of proceeds, including the repayment at or prior to maturity of all our outstanding 2012 Convertible Notes, the aggregate amount of outstanding unsecured unsubordinated indebtedness to which the notes will rank equally was approximately $1.2 billion. As of September 30, 2011, PHH had no secured indebtedness but its subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated.

The indenture for the notes does not restrict us or our subsidiaries from incurring additional debt or other liabilities, including secured debt. Our subsidiaries will not guarantee any of our obligations under the notes.
Conversion Rights
Holders may convert their notes prior to the close of business on the "scheduled trading day" (as defined herein) immediately preceding December 15, 2016 in integral multiples of $1,000 in principal amount, at the option of the holder, under the following circumstances:
• during the five business day period after any five consecutive trading day period (the "measurement period")

in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day;
•
during any calendar quarter after the calendar quarter ending March 31, 2012, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or
• upon the occurrence of specified events described below under "Description of the Notes—Conversion Rights—Conversion upon Specified Corporate Events."

At the option of the holder, regardless of the foregoing circumstances, holders may convert their notes, in integral multiples of $1,000 in principal amount, at any time on or after December 15, 2016 through the third "scheduled trading day" immediately preceding the maturity date.

The initial conversion rate for the notes will be 78.2014 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $12.79 per share of common stock, subject to adjustment.

In addition, if a "make-whole fundamental change" (as defined herein) occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such event as described under "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Make-Whole Fundamental Change." No adjustments will be made in the conversion rate if the stock price is greater than $75.00 or if the stock price is less than $10.23 (in each case, subject to adjustment).
Settlement upon Conversion
Upon conversion of the notes, we will pay, with respect to each "VWAP trading day" (as defined herein) of the related 60 VWAP trading day observation period, an amount in cash equal to the "principal portion" (defined as the lesser of (i) one-sixtieth of $1,000 and (ii) the daily conversion value of the notes converted), all calculated as described under "Description of the Notes—Conversion Rights—Payment upon Conversion." In addition, if the daily conversion value exceeds one-sixtieth of $1,000 on any VWAP trading day during the relevant 60 VWAP trading day observation period, in addition to paying cash in respect of the principal portion of the converted notes for such VWAP trading day, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described herein, in an amount based upon the excess of the daily conversion value over the principal portion on that VWAP trading day, all calculated as described under "Description of the Notes—Conversion Rights—Payment upon Conversion."

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash and shares of common stock, if any, delivered to you upon conversion.
Sinking Fund	None
Optional Redemption by the Company	The notes may not be redeemed by us prior to the maturity date.
Fundamental Change Repurchase Right of Holders
Subject to certain exceptions, if we undergo a "fundamental change" (as defined herein) you will have the option to require us to repurchase all or any portion of your notes. The fundamental change repurchase price will be 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but not including, the "fundamental change repurchase date" (as defined herein), unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.
Absence of a Public Market for the Notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.
We do not intend to apply for a listing of the notes on any securities exchange or automated dealer quotation system.
New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on the New York Stock Exchange under the symbol "PHH."
Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $212.6 million (before giving effect to any exercise by the underwriters of their over-allotment option), after deducting the underwriters' discounts and estimated fees and expenses of the offering payable by us.

We intend to use a portion of the net proceeds from this offering, along with the net proceeds from the Reopening, to repay at or prior to maturity the outstanding aggregate principal amount of our 2012 Convertible Notes. The remainder of the net proceeds will be used for general corporate purposes. As of September 30, 2011, there was $250.0 million aggregate principal amount of our 2012 Convertible Notes outstanding. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest bearing investment funds or similar assets. Affiliates of the underwriters may hold, or make a market in, our 2012 Convertible Notes and may receive a portion of the net proceeds upon any such repayment of the 2012 Convertible Notes.
See the discussion under "Use of Proceeds" for more information.
United States Federal Income Tax Considerations
For a discussion of certain United States federal income tax consequences relating to the ownership, conversion and disposition of the notes and the ownership and disposition of the shares of our common stock received upon conversion of the notes, see the discussion under the heading "Certain United States Federal Income Tax Considerations."

You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See "Certain United States Federal Income Tax Considerations."

Risk Factors

        See "Risk Factors" for a discussion of factors that should be considered with respect to an investment in the notes.

SUMMARY HISTORICAL FINANCIAL DATA

        The following tables summarize historical consolidated financial information for our business. You should read these tables along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in our 2010 Form 10-K and 2011 Third Quarter Form 10-Q, "Business" included in our 2010 Form 10-K and our Consolidated Financial Statements and the related notes included in our 2010 Form 10-K and 2011 Third Quarter Form 10-Q, which are incorporated by reference herein.

        Our summary historical consolidated financial information set forth below is derived from our audited Consolidated Financial Statements for the periods indicated, except that the data for the nine months ended and as of September 30, 2011 and 2010 is derived from our unaudited Condensed Consolidated Financial Statements. The summary historical financial information for the twelve months ended September 30, 2011 has been prepared by combining the information for the year ended December 31, 2010 with the information for the nine months ended September 30, 2011 and subtracting the information for the nine months ended September 30, 2010. The unaudited historical consolidated financial statements for the nine months ended and as of September 30, 2011 and 2010 reflect all adjustments, consisting only of normal, recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position and the results of operations for the periods presented. Because of the inherent uncertainties of our business, the historical financial information for such periods may not be indicative of our future results of operations, financial position or cash flows.

	Twelve Months Ended September 30, 2011	Nine Months Ended September 30,
				Year Ended December 31,
		2011	2010	2010	2009	2008
	(In millions)
Mortgage Production Segment:
Net revenues	$868	$647	$690	$911	$880	$462
Total expenses	640	458	433	615	554	579

Income (loss) before income taxes	228	189	257	296	326	(117)
Less: net income (loss) attributable to noncontrolling interest	23	17	22	28	20	(27)

Mortgage Production segment profit (loss)	$205	$172	$235	$268	$306	$(90)

Mortgage Servicing Segment:
Net revenues(1)	$(14)	$(313)	$(362)	$(63)	$82	$(276)
Total expenses	202	154	130	178	167	154

Mortgage Servicing segment loss	$(216)	$(467)	$(492)	$(241)	$(85)	$(430)

Fleet Management Services Segments:
Net revenues	$1,632	$1,233	$1,194	$1,593	$1,649	$1,827
Total expenses	1,551	1,177	1,156	1,530	1,595	1,765

Fleet Management Services segment profit	$81	$56	$38	$63	$54	$62

	Twelve Months Ended September 30, 2011	Nine Months Ended September 30,
				Year Ended December 31,
		2011	2010	2010	2009	2008
	(In millions, except per share data)
Other:
Net revenues	$(3)	$(2)	$(2)	$(3)	$(5)	$43
Total expenses	—	(1)	(1)	—	10	1

Other segment (loss) profit	$(3)	$(1)	$(1)	$(3)	$(15)	$42

Consolidated PHH Corporation:
Net revenues	$2,483	$1,565	$1,520	$2,438	$2,606	$2,056
Total expenses	2,393	1,788	1,718	2,323	2,326	2,499

Income (loss) before income taxes(2)	90	(223)	(198)	115	280	(443)
Income tax expense (benefit)	26	(100)	(87)	39	107	(162)

Net income (loss)	64	(123)	(111)	76	173	(281)
Less: net income (loss) attributable to noncontrolling interest	23	17	22	28	20	(27)

Net income (loss) attributable to PHH Corporation	$41	$(140)	$(133)	$48	$153	$(254)

Basic (loss) earnings per share attributable to PHH Corporation		$(2.48)	$(2.39)	$0.87	$2.80	$(4.68)

Diluted (loss) earnings per share attributable to PHH Corporation		$(2.48)	$(2.39)	$0.86	$2.77	$(4.68)

	As of September 30,		As of December 31,
	2011	2010	2010	2009	2008
	(In millions)
Selected Balance Sheet and Other Data:
Ending total loan servicing portfolio	$178,129	$159,411	$166,075	$151,481	$149,750
Mortgage loans held for sale	2,699	2,703	4,329	1,218	1,006
Mortgage servicing rights	1,198	1,083	1,442	1,413	1,282
Total assets	9,335	9,462	11,270	8,123	8,273
Total debt	6,561	6,579	8,085	5,160	5,764
Total PHH Corporation stockholder's equity	1,427	1,376	1,564	1,492	1,266

(1)
Includes the following valuation adjustments related to mortgage servicing rights:

	Twelve Months Ended September 30, 2011	Nine Months Ended September 30,		Year Ended December 31,
		2011	2010	2010	2009	2008
	(In millions)
Change in fair value of mortgage servicing rights	$(402)	$(601)	$(626)	$(427)	$(280)	$(554)
Net derivative gain (loss) gain related to mortgage servicing rights	1	1	—	—	—	(179)

Valuation adjustments related to mortgage servicing rights, net	$(401)	$(600)	$(626)	$(427)	$(280)	$(733)

    We are susceptible to significant fluctuations in the fair value of our mortgage servicing rights, as interest rates change. The recent decline in interest rates has adversely affected the valuation of our mortgage servicing rights. See the section entitled "Management's Discussion and Analysis of Financial Condition

    and Results of Operations—Sensitivity Analysis" in our 2010 Form 10-K and our 2011 Third Quarter Form 10-Q, each of which is incorporated by reference herein, and the sections entitled "Summary—Recent Developments—Liquidity Update" and "—Preliminary 2011 Mortgage Production Statistics" above.

(2)
Income (loss) before income taxes for the nine months ended September 30, 2011 included $68 million of income related to the sale of a 50.1% equity interest in our appraisal services business, Speedy Title and Appraisal Review Services. Income (loss) before income taxes for the year ended December 31, 2008 included $42 million of income related to the terminated merger agreement with GE Capital Corporation and a $61 million non-cash charge for goodwill impairment.

RISK FACTORS

        Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before deciding whether to purchase any notes. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the section entitled "Cautionary Note Regarding Forward-Looking Statements" included elsewhere in this prospectus supplement. Capitalized terms used but not defined herein shall have the meanings given to such terms in our 2010 Form 10-K, which is incorporated by reference herein.

Risks Related to Our Business

The businesses in which we engage are complex and heavily regulated, and changes in the regulatory environment affecting our businesses could have a material adverse effect on our business, financial position, results of operations or cash flows.

        Our Mortgage Production and Mortgage Servicing segments are subject to numerous federal, state and local laws and regulations and may be subject to various judicial and administrative decisions imposing various requirements and restrictions on our business. These laws, regulations and judicial and administrative decisions to which our Mortgage Production and Mortgage Servicing segments are subject include those pertaining to: real estate settlement procedures; fair lending; fair credit reporting; truth in lending; compliance with net worth and financial statement delivery requirements; compliance with federal and state disclosure and licensing requirements; the establishment of maximum interest rates, finance charges and other charges; secured transactions; collection, foreclosure, repossession and claims-handling procedures; other trade practices and privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers and guidance on non-traditional mortgage loans issued by the federal financial regulatory agencies. By agreement with our private-label clients, we are required to comply with additional requirements that our clients may be subject to through their regulators.

        During the third quarter of 2010, several of our mortgage servicing competitors announced the suspension of foreclosure proceedings in various judicial foreclosure states due to concerns associated with the preparation and execution of affidavits used in connection with foreclosure proceedings in such states. Due in part to these announcements, we have received inquiries from regulators and attorneys general of certain states requesting information as to our foreclosure processes and procedures. Additionally, various inquiries and investigations of, and legal proceedings against, certain of our competitors have been initiated by attorneys general of certain states and the U.S. Department of Justice, and certain title insurance companies have announced that they will suspend issuing title insurance policies on properties that have been foreclosed upon by such firms. Further, some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether.

        While we are continuing to monitor these developments, these developments could result in new legislation and regulations that could materially and adversely affect the manner in which we conduct our mortgage servicing business, heightened federal or state regulation and oversight of our mortgage servicing activities, increased costs and potential litigation associated with our mortgage servicing business and foreclosure related activities, and a temporary decline in home purchase loan originations in our mortgage production business due to the heightened number of distressed property sales that have recently characterized existing home sales. Such regulatory changes in the foreclosure process or delays in completing foreclosures could increase mortgage servicing costs and could reduce the ultimate proceeds received on the resale of foreclosed properties if real estate values continue to decline. In such event, these changes would also have a negative impact on our liquidity as we may be required to repurchase loans without the ability to sell the underlying property on a timely basis.

        Additionally, on July 21, 2010 the Dodd-Frank Act was signed into law for the express purpose of further regulating the financial services industry, including mortgage origination, sales, and securitization. Certain provisions of the Dodd-Frank Act may impact the operation and practices of Fannie Mae and Freddie Mac and require sponsors of securitizations to retain a portion of the economic interest in the credit risk associated with the assets securitized by them. Federal regulators have been authorized to provide exceptions to the risk retention requirements for certain "qualified mortgages" and mortgages meeting certain underwriting standards prescribed in such regulations. It is unclear whether future regulations related to the definition of "qualified mortgages" will include the types of conforming mortgage loans we typically sell into GSE-sponsored mortgage-backed securities. If the mortgage loans we typically sell into GSE-sponsored mortgage-backed securities do not meet the definition of a "qualified mortgage," then the GSEs may be required to retain a portion of the risk of assets they securitize, which may in turn substantially reduce or eliminate the GSEs' ability to issue mortgage-backed securities. Substantial reduction in, or the elimination of, GSE demand for the mortgage loans we originate would have a material adverse effect on our business, financial condition, results of operations and cash flows since we sell substantially all of our loans pursuant to GSE sponsored programs. It is also unclear what effect future laws or regulations may have on the ability of the GSEs to issue mortgage-backed securities and it is not currently possible to determine what changes, if any, Congress may make to the structure of the GSEs.

        The Dodd-Frank Act also establishes an independent federal bureau of consumer financial protection to enforce laws involving consumer financial products and services, including mortgage finance. The bureau is empowered with examination and enforcement authority. The Dodd-Frank Act also establishes new standards and practices for mortgage originators, including determining a prospective borrower's ability to repay their mortgage, removing incentives for higher cost mortgages, prohibiting prepayment penalties for non-qualified mortgages, prohibiting mandatory arbitration clauses, requiring additional disclosures to potential borrowers and restricting the fees that mortgage originators may collect. In addition, our ability to enter into future asset-backed securities transactions may be impacted by the Dodd-Frank Act and other proposed reforms related thereto, the effect of which on the asset-backed securities market is currently uncertain. While we are continuing to evaluate all aspects of the Dodd-Frank Act, such legislation and regulations promulgated pursuant to such legislation could materially and adversely affect the manner in which we conduct our businesses, result in heightened federal regulation and oversight of our business activities, and result in increased costs and potential litigation associated with our business activities.

        In January 2012, the Consumer Financial Protection Bureau notified us that it had opened an investigation to determine whether mortgage insurance premium ceding practices to our captive reinsurers comply with the Real Estate Settlement Procedures Act and other laws enforced by the Consumer Financial Protection Bureau and requested certain related documents and information for review. We have provided reinsurance services in exchange for the premiums ceded, and believe that we have complied with the Real Estate Settlement Procedures Act and other laws. We have not provided reinsurance on loans originated after 2009. There can be no assurance whether or not this investigation will result in the imposition of any penalties and fines against us or our subsidiaries.

        Our failure to comply with the laws, rules or regulations to which we are subject, whether actual or alleged, would expose us to fines, penalties or potential litigation liabilities, including costs, settlements and judgments, any of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

The industries in which we operate are highly competitive and, if we fail to meet the competitive challenges in our industries, it would have a material adverse effect on our business, financial position, results of operations or cash flows.

        We operate in highly competitive industries that could become even more competitive as a result of economic, legislative, regulatory or technological changes. Competition for mortgage loan originations comes primarily from commercial banks and savings institutions. Many of our competitors for mortgage loan originations that are commercial banks or savings institutions typically have access to greater financial resources, have lower funding costs, are less reliant than we are on the sale of mortgage loans into the secondary markets to maintain their liquidity, and may be able to participate in government programs that we are unable to participate in because we are not a state or federally chartered depository institution, all of which places us at a competitive disadvantage. The advantages of our largest competitors include, but are not limited to, their ability to hold new mortgage loan originations in an investment portfolio and their access to lower rate bank deposits as a source of liquidity. Additionally, more restrictive loan underwriting standards and the widespread elimination of Alt-A and subprime mortgage products throughout the industry have resulted in a more homogenous product offering, which has increased competition across the industry for mortgage originations.

        The fleet management industry in which we operate is also highly competitive. We compete against national competitors, such as GE Commercial Finance Fleet Services, Wheels, Inc., Automotive Resources International, Lease Plan International and other local and regional competitors, including numerous competitors who focus on one or two products. Growth in our Fleet Management Services segment is driven principally by increased market share in fleets greater than 75 units and increased fee-based services. Competitive pressures in the Fleet Management industry resulting in a decrease in our market share or lower prices would adversely affect our revenues and results of operations.

We are substantially dependent upon our secured and unsecured funding arrangements. If any of our funding arrangements are terminated, not renewed or otherwise become unavailable to us, we may be unable to find replacement financing on economically viable terms, if at all, which would have a material adverse effect on our business, financial position, results of operations and cash flows.

        We are substantially dependent upon various sources of funding, including unsecured credit facilities and other unsecured debt, as well as secured funding arrangements, including asset-backed securities, mortgage warehouse facilities and other secured credit facilities to fund mortgage loans and vehicle acquisitions, a significant portion of which is short-term in nature. Our access to both the secured and unsecured credit markets is subject to prevailing market conditions. Renewal of our existing series of, or the issuance of new series of, vehicle lease asset-backed notes on terms acceptable to us or our ability to enter into alternative vehicle management asset-backed debt arrangements could be adversely affected in the event of: (i) the deterioration in the quality of the assets underlying the asset-backed debt arrangement; (ii) increased costs associated with accessing or our inability to access the asset-backed debt market; (iii) termination of our role as servicer of the underlying lease assets in the event that we default in the performance of our servicing obligations or we declare bankruptcy or become insolvent or (iv) our failure to maintain a sufficient level of eligible assets or credit enhancements, including collateral intended to provide for any differential between variable-rate lease revenues and the underlying variable-rate debt costs. In addition, our access to and our ability to renew our existing mortgage asset-backed debt could suffer in the event of: (i) the deterioration in the performance of the mortgage loans underlying the asset-backed debt arrangement; (ii) our failure to maintain sufficient levels of eligible assets or credit enhancements; (iii) increased costs associated with accessing or our inability to access the mortgage asset-backed debt market; (iv) our inability to access the secondary market for mortgage loans; (v) termination of our role as servicer of the underlying mortgage assets in the event that (a) we default in the performance of our servicing obligations or (b) we declare bankruptcy or become insolvent or (vi) a lowering of our credit ratings.

        Certain of our debt arrangements require us to comply with certain financial covenants and other affirmative and restrictive covenants, including requirements to post additional collateral or to fund assets that become ineligible under our secured funding arrangements. An uncured default of one or more of these covenants would result in a cross-default between and amongst our various debt arrangements. Consequently, an uncured default under any of our debt arrangements that is not waived by our lenders and that results in an acceleration of amounts payable to our lenders or the termination of credit facilities would materially and adversely impact our liquidity, could force us to sell assets at below market prices to repay our indebtedness, and could force us to seek relief under the U.S. Bankruptcy Code, all of which would have a material adverse effect on our business, financial position, results of operations and cash flows. See "Description of Other Indebtedness" elsewhere in this prospectus supplement and Notes 7 and 11 "Debt Borrowing Arrangements" in the Notes to Consolidated Financial Statements in our Third Quarter Form 10-Q and 2010 Form 10-K, respectively, each of which is incorporated by reference herein for additional information regarding our debt arrangements and related financial covenants and other affirmative and restrictive covenants.

        If any of our credit facilities are terminated, including as a result of our breach or a lowering of our credit ratings, or are not renewed or if conditions in the credit markets worsen dramatically and it is not possible or economical for us to complete the sale or securitization of our originated mortgage loans or vehicle leases, we may be unable to find replacement financing on commercially favorable terms, if at all, which could prevent us from originating new mortgage loans or vehicle leases, reduce our revenues attributable to such activities, or require us to sell assets at below market prices, all of which would have a material adverse effect on our overall business and consolidated financial position, results of operations and cash flows. Due to the downgrade of our credit rating by S&P on December 21, 2011, Fannie Mae has the right to terminate its $1 billion Committed Funding Letter Agreement.

Adverse developments in the secondary mortgage market have had, and in the future could have, a material adverse effect on our business, financial position, results of operations and cash flows.

        We historically have relied on selling or securitizing our mortgage loans into the secondary market in order to generate liquidity to fund maturities of our indebtedness, the origination and warehousing of mortgage loans, the retention of mortgage servicing rights and for general working capital purposes. We bear the risk of being unable to sell or securitize our mortgage loans at advantageous times and prices or in a timely manner. Demand in the secondary market and our ability to complete the sale or securitization of our mortgage loans depends on a number of factors, many of which are beyond our control, including general economic conditions, general conditions in the banking system, the willingness of lenders to provide funding for mortgage loans, the willingness of investors to purchase mortgage loans and mortgage-backed securities and changes in regulatory requirements. If it is not possible or economical for us to complete the sale or securitization of certain of our mortgage loans held for sale, we may lack liquidity under our mortgage financing facilities to continue to fund such mortgage loans and our revenues and margins on new loan originations would be materially and negatively impacted, which would materially and negatively impact our Net revenues and Segment profit (loss) of our Mortgage Production segment and also have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows. The severity of the impact would be most significant to the extent we were unable to sell conforming mortgage loans to the GSEs or securitize such loans pursuant to GSE sponsored programs.

Our senior unsecured long-term debt ratings are below investment grade (and were subject to a recent downgrade) and, as a result, we may be limited in our ability to obtain or renew financing on economically viable terms or at all.

        Our senior unsecured long-term debt ratings are below investment grade due, in part, to substantial losses incurred in 2008 and high volatility in our earnings, our reliance on short-term secured funding arrangements to finance a substantial portion of our assets, our limited ability to access the credit markets during the height of the recent global credit crisis, and broader economic trends. As a result of our senior unsecured long-term debt credit ratings being below investment grade, our access to the public debt markets may be severely limited in comparison to the ability of investment grade issuers to access such markets. We may be required to rely on alternative financing, such as bank lines and private debt placements and pledge otherwise unencumbered assets. There can be no assurances that we would be able to find such alternative financing on terms acceptable to us, if at all. Furthermore, we may be unable to renew all of our existing bank credit commitments beyond the then-existing maturity dates. As a consequence, our cost of financing could rise significantly, thereby negatively impacting our ability to finance our mortgage loans held for sale, mortgage servicing rights and net investment in fleet leases. Any of the foregoing would have a material adverse effect on our business, financial position, results of operations and cash flows.

        On December 21, 2011, S&P lowered our senior unsecured debt rating two notches to BB- with a negative outlook. S&P may lower our rating by another notch or more if we are unable to refinance $423 million aggregate principal amount of our debt maturing in 2013, and to put in place sources of liquidity to fund our business satisfactory to S&P. The December 21, 2011 S&P downgrade and any possible negative future action by S&P or any of the other ratings agencies will exacerbate the risks described above. Due to the December 21, 2011 S&P downgrade, among other termination rights, Fannie Mae has the right to terminate the $1 billion Committed Funding Letter Agreement. Further, we cannot assure you what, if any, impact the December 21, 2011 S&P downgrade will have on our current or potential customers' perception of our counterparty credit risk, and whether such action will result in any customer attrition or requests for changes in the terms of any existing or potential agreements.

        On January 10, 2012, Moody's affirmed our senior unsecured debt rating and corporate family rating and our commercial paper rating. Additionally, Moody's changed its outlook for our senior unsecured debt and corporate family ratings to negative from stable. In addition, on January 10, 2012, Fitch announced that it has placed our long-term issuer default rating and senior unsecured debt rating on Rating Watch Negative.

        There can be no assurances that our credit rating by the primary ratings agencies reflects all of the risks of an investment in our debt securities. Our credit ratings are an assessment by the rating agency of our ability to pay our obligations. Any of our credit ratings are subject to revision or withdrawal at any time by the applicable rating agency. Actual or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors on the market value of, or trading market for, our debt securities.

We are currently reviewing various alternatives to improve our liquidity to address concerns raised by S&P in its December 21, 2011 downgrade of our credit rating. We cannot assure you that our efforts will be successful or satisfy S&P.

        We are currently reviewing various alternatives to improve our liquidity. Such alternatives may involve one or more of the following: (i) focusing our efforts to ensure that our operations are cash flow positive, which may include reductions in our correspondent mortgage originations and capital expenditures; (ii) dispositions of non-core assets, including our reinsurance business or assets related thereto; and (iii) pursuing alternative sources of financing for our mortgage servicing rights, which may include the sale of mortgage servicing rights or excess servicing rights (the portion of the mortgage servicing right representing the amount that exceeds the costs of actually servicing the loan). Any sale of mortgage servicing rights is dependent upon a number of factors, including (i) the buyer's assessment of the risk of us as a counterparty and (ii) bifurcation of representation and warranty liability, which, depending on the nature of servicing, requires approval from the GSEs or Ginnie Mae. While we believe that these alternatives will ensure that we have sufficient liquidity to meet our debt service obligations and operate our business, there can be no assurance that we will be successful in implementing any such alternatives, or if we are successful, that such alternatives will be sufficient to meet our liquidity needs. Additionally, if we are successful in executing upon such alternatives, it could impact our future results of operations, including revenue and net income. In addition, we may seek to undertake one or more deleveraging transactions, which may include purchases of our outstanding indebtedness through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as we may determine. We do not know if or when we would consummate any such transactions, or alternative transactions, or the final terms of any such transactions. While we believe we will be able to successfully execute certain of these alternatives and meet our debt maturities in 2012 and 2013, our failure to execute on such alternatives or generate positive cash flow from our business could raise doubt about our ability to continue as a going concern, which could, among other things, negatively impact our various business relationships and, as a result, our results of operations, cash flows and liquidity.

We are highly dependent upon programs administered by Fannie Mae, Freddie Mac and Ginnie Mae. Changes in existing U.S. government-sponsored mortgage programs or servicing eligibility standards could materially and adversely affect our business, financial position, results of operations or cash flows.

        Our ability to generate revenues through mortgage loan sales to institutional investors in the form of mortgage-backed securities depends to a significant degree on programs administered by Fannie Mae, Freddie Mac, Ginnie Mae and others that facilitate the issuance of mortgage-backed securities in the secondary market. These entities play a powerful role in the residential mortgage industry, and we have significant business relationships with them. Our status as a Fannie Mae, Freddie Mac and Ginnie Mae approved seller/servicer is subject to compliance with each entity's respective selling and servicing guidelines and failure to meet such guidelines could result in the unilateral termination of our status as an approved seller/servicer.

        During 2010 and the nine months ended September 30, 2011, 95% and 92%, respectively, of our mortgage loan sales were sold to, or were sold pursuant to programs sponsored by, Fannie Mae, Freddie Mac or Ginnie Mae. We also derive other material financial benefits from our relationships with Fannie Mae, Freddie Mac and Ginnie Mae, including the assumption of credit risk by these entities on loans included in mortgage-backed securities in exchange for our payment of guarantee fees, the ability to avoid certain loan inventory finance costs through streamlined loan funding and sale procedures and the use of mortgage warehouse facilities with Fannie Mae pursuant to which, as of September 30, 2011, we had total capacity of $3 billion, made up of $1 billion of committed and $2 billion uncommitted capacity. Fannie Mae has the right to terminate $1 billion of our committed mortgage warehouse capacity since our credit rating by S&P has fallen below BB. On January 5, 2012, Fannie Mae informed us that it has agreed not to take any action as a result of the December 21, 2011 S&P downgrade until at least 5:00 p.m. on Friday, February 3, 2012. If S&P's credit rating of our senior long-term unsecured debt remains below the "BB" level after this time, Fannie Mae has informed us that it will evaluate its options, including its option to terminate its $1 billion Committed Funding Letter Agreement. Fannie Mae's agreement to take no action shall not apply to any subsequent downgrades by S&P or Moody's or any other termination rights. Any such evaluation could also result in changes to our agreements with Fannie Mae, including, without limitation, (i) a reduction or elimination of the use of certain Fannie Mae products or programs, (ii) the modification of certain legal agreements, and (iii) the exercise of certain contractual rights by Fannie Mae intended to reduce Fannie Mae's counterparty risk exposure, including requiring us to post collateral in respect of unresolved loan repurchase demands and reducing the advance rate on the servicing advance facility. See "Description of Other Indebtedness—Asset-Backed Debt—Mortgage Warehouse Asset-Backed Facilities." In addition, as a result of the December 21, 2011 S&P downgrade, other counterparties with which we do business have required, and may continue to require, certain credit enhancements, including the posting of additional collateral. Any discontinuation of, or significant reduction or material change in, the operation of these entities or any significant adverse change in the level of activity in the secondary mortgage market or the underwriting criteria of these entities would likely prevent us from originating and selling most, if not all, of our mortgage loan originations, and the discontinuation or material decrease in the availability of, or our capacity under, our uncommitted mortgage warehouse facilities with Fannie Mae, could materially and adversely affect our ability to originate mortgage loans.

        In addition, we service loans on behalf of Fannie Mae and Freddie Mac, as well as loans that have been securitized pursuant to securitization programs sponsored by Fannie Mae, Freddie Mac and Ginnie Mae in connection with the issuance of agency guaranteed mortgage-backed securities and a majority of our mortgage servicing rights relate to these servicing activities. These entities establish the base service fee to compensate us for servicing loans. In January 2011, the Federal Housing Finance Agency directed Fannie Mae and Freddie Mac to develop a joint initiative to consider alternatives for future mortgage servicing structures and compensation. Under this proposal, the GSEs are considering potential structures in which the minimum service fee would be reduced or eliminated altogether. The GSEs are also considering different pricing options for non-performing loans to better align servicer incentives with MBS investors and provide the loan guarantor the ability to transfer non-performing servicing. These proposals, if adopted, could cause significant changes that impact the entire mortgage industry. The lower capital requirements could increase competition by lowering barriers to entry on mortgage originations and could increase the concentration of performing loans with larger servicers that have a cost-advantage through economies of scale that would no longer be limited by capital constraints.

        In February 2011, the Obama administration issued a report to Congress, outlining various options for long-term reform of Fannie Mae and Freddie Mac. These options involve reducing the role of Fannie Mae and Freddie Mac in the mortgage market and to ultimately wind down both institutions such that the private sector provides the majority of mortgage credit. The report states that any potential reform efforts will make credit less easily available and that any such changes should occur at a measured pace that supports the nation's economic recovery. Any of these options are likely to result in higher mortgage rates in the future, which could have a negative impact on our Mortgage production business. Additionally, it is unclear what impact these changes will have on the secondary mortgage markets, mortgage-backed securities pricing, and competition in the industry.

        The potential changes to the government-sponsored mortgage programs, and related servicing compensation structures, could require us to fundamentally change our business model in order to effectively compete in the market. Our inability to make the necessary changes to respond to these changing market conditions or loss of our approved seller/servicer status with any of these entities, would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows and could result in a lowering of our credit ratings.

Continued or worsening conditions in the real estate market have adversely impacted, and in the future could continue to adversely impact, our business, financial position, results of operations or cash flows.

        Adverse economic conditions in the United States have resulted, and could continue to result, in increased mortgage loan payment delinquencies, home price depreciation and a lower volume of home sales. These trends have negatively impacted and may continue to negatively impact our Mortgage Production and Mortgage Servicing segments through increased loss severities in connection with loan repurchase and indemnification claims due to declining home prices, increased mortgage reinsurance losses due to increased delinquencies and loss severities, and lower home purchase mortgage originations. However, we have experienced a relatively smaller impact from these trends than many of our current and former competitors because we generally sell substantially all of the mortgage loans we originate shortly after origination, we do not generally maintain credit risk on the loans we originate or maintain a loan investment portfolio, substantially all of our mortgage loan originations are prime mortgages rather than Alt-A or subprime mortgages, and our mortgage loan servicing portfolio has experienced a lower rate of payment delinquencies than that of many of our competitors. Nevertheless, these trends have resulted in an increase in the incidence of loan repurchase and indemnification claims and associated losses, as well as an increase in mortgage reinsurance losses, resulting in an increase in our reserves for loan repurchase and indemnification losses and mortgage reinsurance losses. Continuation of these trends could have a material adverse effect on our business, financial position, results of operations and cash flows.

Our Mortgage Production segment is substantially dependent upon our relationships with Realogy, Merrill Lynch and Charles Schwab, and the termination or non-renewal of our contractual agreements with these clients would materially and adversely impact our mortgage loan originations and resulting Net revenues and Segment profit (loss) of our Mortgage Production segment and this would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

        We have relationships with several clients that represent a significant portion of our revenues and mortgage loan originations for our Mortgage Production segment. In particular, Realogy, Merrill Lynch and Charles Schwab represented approximately 27%, 15% and 11%, respectively, of our mortgage loan originations for the year ended December 31, 2010. The loss of any one of these clients, whether due to insolvency, their unwillingness or inability to perform their obligations under their respective contractual relationships with us, or if we are not able to renew on commercially reasonable terms any of their respective contractual relationships with us, would materially and adversely impact our mortgage loan originations and resulting Net revenues and Segment profit (loss) of our Mortgage Production segment and this would also have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

        In the third quarter of 2011, we were unable to reach an agreement to renew our existing relationship with Charles Schwab, which represented 9% of our mortgage loan originations for the nine months ended September 30, 2011, as well as approximately $9 billion of subserviced loans as of September 30, 2011. See Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview—Executive Summary" in our Third Quarter Form 10-Q, which is incorporated by reference herein.

        Further, we are actively pursuing additional client relationships and are in advanced discussions with a financial firm which may result in a significant private-label relationship, although there can be no assurance that we will be able to reach an agreement with this financial firm. This contemplated relationship, as well as any future relationships that we enter into could result in us assuming or needing to hire additional employees and/or incurring additional start-up costs as well as may require us to locate additional space for any expanded operations, which could require significant capital expenditures. However, we expect such costs to be offset by incremental revenue from any potential relationship.

The termination of our status as the exclusive recommended provider of mortgage products and services promoted by Realogy's affiliates, would have a material adverse effect on our business, financial position, results of operations or cash flows.

        We are party to a strategic relationship agreement dated as of January 31, 2005 between PHH Mortgage, PHH Home Loans, PHH Broker Partner, Realogy Services Venture Partner, Inc. and Cendant Corporation (now known as Avis Budget Group, Inc.). Under the Strategic Relationship Agreement we are the exclusive recommended provider of mortgage loans to the independent sales associates affiliated with the real estate brokerage business owned and operated by Realogy's affiliates and certain customers of Realogy. The marketing agreement entered into between Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc., Sotheby's International Affiliates, Inc. and PHH Mortgage Corporation similarly provides that we are the exclusive recommended provider of mortgage loans and related products to the independent sales associates of Realogy's real estate brokerage franchisees, which include Coldwell Banker Real Estate Corporation, Century 21 Real Estate LLC, ERA Franchise Systems, Inc. and Sotheby's International Affiliates, Inc.

        In addition, the Strategic Relationship Agreement provides that Realogy has the right to terminate the covenant requiring it to exclusively recommend us as the provider of mortgage loans to the independent sales associates affiliated with the real estate brokerage business owned and operated by Realogy's affiliates and certain customers of Realogy, following notice and a cure period, if:

  •
  we materially breach any representation, warranty, covenant or other agreement contained in the Strategic Relationship Agreement, the Marketing Agreement, trademark license agreements or certain other related agreements, including, without limitation, our confidentiality agreements in the PHH Home Loans Operating Agreement and the Strategic Relationship Agreement, and our non-competition agreements in the Strategic Relationship Agreement;

  •
  we become subject to any regulatory order or governmental proceeding and such order or proceeding prevents or materially impairs PHH Home Loans' ability to originate mortgage loans for any period of time (which order or proceeding is not generally applicable to companies in the mortgage lending business) in a manner that adversely affects the value of one or more of the quarterly distributions to be paid by PHH Home Loans pursuant to the PHH Home Loans Operating Agreement;

  •
  PHH Home Loans otherwise is not permitted by law, regulation, rule, order or other legal restriction to perform its origination function in any jurisdiction, but in such case exclusivity may be terminated only with respect to such jurisdiction; or

  •
  PHH Home Loans does not comply with its obligations to complete an acquisition of a mortgage loan origination company under the terms of the Strategic Relationship Agreement.

        If Realogy were to terminate its exclusivity obligations with respect to us, one of our competitors could replace us as the recommended provider of mortgage loans to Realogy and its affiliates and franchisees, which would result in our loss of most, if not all, of our mortgage loan originations, Net revenues and Segment profit (loss) of our Mortgage Production segment derived from Realogy's affiliates, which loss would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

        Moreover, certain of the events that give Realogy the right to terminate its exclusivity obligations with respect to us under the Strategic Relationship Agreement would also give Realogy the right to terminate its other agreements and arrangements with us. For example, the PHH Home Loans Operating Agreement also permits Realogy to terminate the mortgage venture with us upon our material breach of any representation, warranty, covenant or other agreement contained in the Strategic Relationship Agreement, the Marketing Agreement, the Trademark License Agreements or certain other related agreements that is not cured following any applicable notice or cure period or if we become subject to any regulatory order or governmental proceeding that prevents or materially impairs PHH Home Loans' ability to originate mortgage loans for any period of time (which order or proceeding is not generally applicable to companies in the mortgage lending business) in a manner that adversely affects the value of one or more of the quarterly distributions to be paid by PHH Home Loans pursuant to the PHH Home Loans Operating Agreement. Upon a termination of the PHH Home Loans joint venture by Realogy or its affiliates, Realogy will have the right either (i) to require that we or certain of our affiliates purchase all of Realogy's interest in PHH Home Loans; or (ii) to cause us to sell our interest in PHH Home Loans to an unaffiliated third party designated by certain of Realogy's affiliates. Additionally, any termination of PHH Home Loans will also result in a termination of the Strategic Relationship Agreement and our exclusivity rights under the Strategic Relationship Agreement. Pursuant to the terms of the PHH Home Loans Operating Agreement, beginning on February 1, 2015, Realogy will have the right at any time upon two years' notice to us to terminate its interest in PHH Home Loans. If Realogy were to terminate PHH Home Loans or our other arrangements with Realogy, including its exclusivity obligations with respect to us, any such termination would likely result in our loss of most, if not all, of our mortgage loan originations, Net revenues and Segment profit (loss) of our Mortgage Production segment derived from Realogy's affiliates, which loss would have a material adverse effect on our overall business and our consolidated financial position, results of operations and cash flows.

Certain hedging strategies that we may use to manage risks associated with our assets, including mortgage loans held for sale, interest rate lock commitments, mortgage servicing rights and foreign currency denominated assets, may not be effective in mitigating those risks and could result in substantial losses that could exceed the losses that would have been incurred had we not used such hedging strategies.

        We may employ various economic hedging strategies in an attempt to mitigate the interest rate and prepayment risk inherent in many of our assets, including our mortgage loans held for sale, interest rate lock commitments and, from time to time, our mortgage servicing rights. Our hedging activities may include entering into derivative instruments. We also seek to manage interest rate risk in our Mortgage Production and Mortgage Servicing segments partially by monitoring and seeking to maintain an appropriate balance between our loan production volume and the size of our mortgage servicing portfolio, as the value of mortgage servicing rights and the income they provide tend to be counter-cyclical to the changes in production volumes and the gain or loss on loans that result from changes in interest rates. This approach requires our management to make assumptions with regards to future replenishment rates for our mortgage servicing rights, loan margins, the value of additions to our mortgage servicing rights and loan origination costs, and many factors can impact these estimates, including loan pricing margins and our ability to adjust staffing levels to meet changing consumer demand.

        We are also exposed to foreign exchange risk associated with our investment in our Canadian operations and with foreign exchange forward contracts that we have entered into, or may in the future enter into, to hedge U.S. dollar denominated borrowings used to fund Canadian dollar denominated leases and operations. Our hedging decisions in the future to manage these foreign exchange risks will be determined in light of the facts and circumstances existing at the time and may differ from our current hedging strategy.

        During the third quarter of 2008, we assessed the composition of our capitalized mortgage servicing portfolio and its relative sensitivity to refinance if interest rates decline, the costs of hedging and the anticipated effectiveness of the hedge given the current economic environment. Based on that assessment, we made the decision to close out substantially all of our derivatives related to mortgage servicing rights during the third quarter of 2008. During the quarter and nine months ended September 30, 2011, we executed certain derivative transactions to serve as an economic hedge of a portion of the interest rate risk associated with our mortgage servicing rights. We entered into these derivative transactions to ensure that there would be sufficient capacity under our debt facilities to fund higher origination volumes given the declining mortgage rates, while maintaining compliance with the leverage covenants in our debt agreements. The increase in mortgage asset-backed debt, coupled with the decline in value of mortgage servicing rights resulting from lower mortgage rates, could have the effect of increasing our indebtedness to tangible net worth ratio in the short term. Our decisions regarding the levels, if any, of our derivatives related to mortgage servicing rights could result in continued volatility in the results of operations for our Mortgage Servicing segment.

        Our hedging strategies may not be effective in mitigating the risks related to changes in interest rates or foreign exchange rates. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses, and could result in losses in excess of what our losses would have been from had we not used such hedging strategies. There have been periods, and it is likely that there will be periods in the future, during which we incur losses after consideration of the results of our hedging strategies. As stated earlier, the success of our interest rate risk management strategy and our replenishment strategies for our mortgage servicing rights are largely dependent on our ability to predict the earnings sensitivity of our loan servicing and loan production activities in various interest rate environments, as well as our ability to successfully manage any capacity constraints in our mortgage production business. Our hedging strategies also rely on assumptions and projections regarding our assets and general market factors. If these assumptions and projections prove to be incorrect or our hedges do not adequately mitigate the impact of changes including, but not limited to, interest rates or prepayment speeds or foreign exchange rate fluctuations, we may incur losses that could have a material adverse effect on our business, financial position, results of operations or cash flows.

Changes in interest rates could materially and adversely affect our volume of mortgage loan originations or reduce the value of our mortgage servicing rights, either of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

        Changes in and the level of interest rates are key drivers of our mortgage loan originations in our Mortgage Production segment and mortgage loan refinancing activity, in particular. The level of interest rates are significantly affected by monetary and related policies of the federal government, its agencies and government sponsored entities, which are particularly affected by the policies of the Federal Reserve Board that regulates the supply of money and credit in the United States. The Federal Reserve Board's policies, including initiatives to stabilize the U.S. housing market and to stimulate overall economic growth, affect the size of the mortgage loan origination market, the pricing of our interest-earning assets and the cost of our interest-bearing liabilities. Changes in any of these policies are beyond our control, difficult to predict, particularly in the current economic environment, and could have a material adverse effect on our business, financial position, results of operations or cash flows.

        Historically, rising interest rates have generally been associated with a lower volume of loan originations in our Mortgage Production segment due to a disincentive for borrowers to refinance at a higher interest rate, while falling interest rates have generally been associated with higher loan originations due to an incentive for borrowers to refinance at a lower interest rate. Our ability to generate Gain on mortgage loans, net in our Mortgage Production segment is significantly dependent on our level of mortgage loan originations. Accordingly, increases in interest rates could materially and adversely affect our mortgage loan origination volume, which could have a material and adverse effect on our Mortgage Production segment, as well as our overall business and our consolidated financial position, results of operations or cash flows. In addition, changes in interest rates may require us to post additional collateral under certain of our financing arrangements which could impact our liquidity.

        Changes in interest rates are also a key driver of the performance of our Mortgage Servicing segment as the values of our mortgage servicing rights are highly sensitive to changes in interest rates. Historically, the value of our mortgage servicing rights have increased when interest rates rise and have decreased when interest rates decline due to the effect those changes in interest rates have on prepayment estimates, with changes in fair value of our mortgage servicing rights being included in our consolidated results of operations. Because we do not currently utilize derivatives to hedge against changes in the fair value of our mortgage servicing rights, our consolidated financial positions, results of operations and cash flows are susceptible to significant volatility due to changes in the fair value of our mortgage servicing rights as interest rates change. As a result, substantial volatility in interest rates materially affect our Mortgage Servicing segment, as well as our consolidated financial position, results of operations and cash flows.

Losses incurred in connection with actual or projected loan repurchase and indemnification claims may exceed our financial statement reserves and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial position, results of operation or cash flows.

        In connection with the sale of mortgage loans, we make various representations and warranties concerning such loans that, if breached, require us to repurchase such loans or indemnify the purchaser of such loans for actual losses incurred in respect of such loans. These representations and warranties vary based on the nature of the transaction and the purchaser's or insurer's requirements but generally pertain to the ownership of the mortgage loan, the real property securing the loan and compliance with applicable laws and applicable lender and government-sponsored entity underwriting guidelines in connection with the origination of the loan. The aggregate unpaid principal balance of loans sold or serviced by us represents the maximum potential exposure related to loan repurchase and indemnification claims, including claims for breach of representation and warranty provisions. Due, in part, to recent increased mortgage payment delinquency rates and declining housing prices, we have experienced, and may in the future continue to experience, an increase in loan repurchase and indemnification claims due to actual or alleged breaches of representations and warranties in connection with the sale or servicing of mortgage loans. The estimation of our loan repurchase and indemnification liability is subjective and based upon our projections of the incidence of loan repurchase and indemnification claims, as well as loss severities. Given these trends, losses incurred in connection with such actual or projected loan repurchase and indemnification claims may be in excess of our financial statement reserves, and we may be required to increase such reserves and may sustain additional losses associated with such loan repurchase and indemnification claims in the future. Accordingly, increases to our reserves and losses incurred by us in connection with actual loan repurchases and indemnification payments in excess of our reserves could have a material adverse effect on our business, financial position, results of operations or cash flows.

        Additionally, some of our counterparties from whom we have purchased mortgage loans or mortgage servicing rights and from whom we may seek indemnification or against whom we may assert a loan repurchase demand in connection with a breach of a representation or warranty are highly leveraged and have been adversely affected by the recent economic decline in the United States, including the pronounced downturn in the debt and equity capital markets and the U.S. housing market, and unprecedented levels of credit market volatility. As a result, we are exposed to counterparty risk in the event of non-performance by counterparties to our various contracts, including, without limitation, as a result of the rejection of an agreement or transaction in bankruptcy proceedings, which could result in substantial losses for which we may not have insurance coverage.

The fair values of a substantial portion of our assets are determined based upon significant estimates and assumptions made by our management. As a result, there could be material uncertainty about the fair value of such assets that, if subsequently proven incorrect or inaccurate, could have a material adverse effect on our business, financial position, results of operations or cash flows.

        A substantial portion of our assets are recorded at fair value based upon significant estimates and assumptions with changes in fair value included in our consolidated results of operations. The determination of the fair value of such assets, including our mortgage loans held for sale, interest rate lock commitments and mortgage servicing rights, involves numerous estimates and assumptions made by our management. Such estimates and assumptions include, without limitation, estimates of future cash flows associated with our mortgage servicing rights based upon assumptions involving interest rates as well as the prepayment rates and delinquencies and foreclosure rates of the underlying serviced mortgage loans.

        As of September 30, 2011, 47% of our total assets were measured at fair value on a recurring basis, and 1% of our total liabilities were measured at fair value on a recurring basis. As of September 30, 2011, approximately 67% of our assets and liabilities measured at fair value were valued using primarily observable inputs and were categorized within Level Two of the valuation hierarchy. Our assets and liabilities categorized within Level Two of the valuation hierarchy are comprised of the majority of our mortgage loans held for sale and derivative assets and liabilities. As of September 30, 2011, approximately 33% of our assets and liabilities measured at fair value were valued using significant unobservable inputs and were categorized within Level Three of the valuation hierarchy. Approximately 81% of our assets and liabilities categorized within Level Three of the valuation hierarchy are comprised of our mortgage servicing rights.

        The ultimate realization of the value of our assets that are measured at fair value on a recurring basis may be materially different than the fair values of such assets as reflected in our consolidated statement of financial position as of any particular date. The use of different estimates or assumptions in connection with the valuation of these assets could produce materially different fair values for such assets, which could have a material adverse effect on our consolidated financial position, results of operations or cash flows. Accordingly, there may be material uncertainty about the fair value of a substantial portion of our assets.

We may be unable to fully or successfully execute or implement our business strategies or achieve our objectives, including our transformation initiatives and goals, and we may be unable to effectively manage the inherent risks of our businesses, including market, credit, operational, and legal and compliance risks, any failure of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

        The businesses in which we engage are complex and heavily regulated and we are exposed to various market, credit, operational and legal and compliance risks. Due, in part, to these regulatory constraints and risks, we may be unable to fully or successfully execute or implement our business strategies or achieve our objectives, including our transformation initiatives and goals, and we may be unable to effectively manage the inherent risks of our businesses, including market, credit, operational, and legal and compliance risks, any failure of which could have a material adverse effect on our business, financial position, results of operations or cash flows.

        In 2009, after assessing our cost structure and processes, we initiated a transformation effort directed towards creating greater operational efficiencies, improving scalability of our operating platforms and reducing our operating expenses. This effort involves evaluating and improving operational and administrative processes, eliminating inefficiencies and targeting areas of the market where we can leverage our competitive strengths. We may be unable to fully or successfully execute or implement our transformation initiatives and objectives, in whole or in part, and, if we are successful, there can be no assurances that we can implement these initiatives in a cost efficient manner or that these initiatives will have the impact that we intend on our business activities and results of operations. Our inability to achieve the goals targeted by our transformation efforts, or to implement and execute these initiatives within the timeframe we have projected, could result in us not achieving our stated goals.

A failure in or breach of our technology infrastructure or information protection programs, or those of our outsource providers, could result in the inadvertent disclosure of the confidential personal information of our customers, as well as the confidential personal information of the employees and customers of our clients. Any such failure or breach could have a material and adverse effect on our business, reputation, results of operations, financial position or cash flows.

        Our business model and our reputation as a service provider to our clients are dependent upon our ability to safeguard the confidential personal information of our customers, as well as the confidential personal information of the employees and customers of our clients. Although we have put in place a comprehensive information security program that we monitor and update as needed, security breaches could occur through intentional or unintentional acts by individuals having authorized or unauthorized access to confidential information of our customers or the employees or customers of our clients which could potentially compromise confidential information processed and stored in or transmitted through our technology infrastructure.

        A failure in or breach of the security of our information systems, or those of our outsource providers, could result in significant damage to our reputation or the reputation of our clients, could negatively impact our ability to attract or retain clients and could result in increased costs attributable to related litigation or regulatory actions, claims for indemnification, higher insurance premiums and remediation activities, the result of any of which could have a material and adverse effect on our business, reputation, results of operations, financial position, or cash flows.

Our business depends on our key personnel.

        Our future success depends to a significant extent on the continued services and performance of Glen A. Messina, our Chief Executive Officer, and David J. Coles, our interim Chief Financial Officer, Principal Accounting Officer and Executive Vice President. We currently are searching for a permanent chief financial officer. Mr. Coles is an employee of Alvarez & Marsal North America, LLC, and serves as our chief financial officer under an engagement agreement which may be terminated by Alvarez & Marsal on thirty days prior written notice to us.

        Mr. Messina was elected as our President and Chief Executive Officer on January 3, 2011 and we anticipate replacing Mr. Coles. As a result of our management changes there may be other voluntary or involuntary personnel changes which may impact our ability to execute our business strategy.

Risks Related to our Common Stock

There may be a limited public market for our common stock and our stock price may experience volatility.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "PHH." From January 1, 2007 through January 10, 2012, the closing sale price for our common stock has ranged from $4.67 to $31.40. However, there can be no assurance that an active trading market for our common stock will be sustained in the future. In addition, the stock market has from time-to-time experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of particular companies. Changes in earnings estimates by analysts, our results in relation to such estimates, and economic and other external factors may have a significant impact on the market price of our common stock. Futher, the downgrade of our credit rating by S&P on December 21, 2011 has caused recent volatility in the price of our common stock. Fluctuations or decreases in the trading price of our common stock may adversely affect the liquidity of the trading market for our common stock and our ability to raise capital through future equity financing.

Provisions in our charter documents, the Maryland General Corporation Law (or the MGCL) and New York insurance law may delay or prevent our acquisition by a third party.

        Our charter and by-laws contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions include, among other things, a classified board of directors, advance notice for raising business or making nominations at meetings and "blank check" preferred stock. Blank check preferred stock enables our board of directors, without stockholder approval, to designate and issue additional series of preferred stock with such dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, as our board of directors may determine, including rights to dividends and proceeds in a liquidation that are senior to the common stock.

        We are also subject to certain provisions of the MGCL which could delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their common stock or may otherwise be in the best interest of our stockholders. These include, among other provisions:

  •
  the "business combinations" statute which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder; and

  •
  the "control share" acquisition statute which provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.

        Our by-laws contain a provision exempting any share of our capital stock from the control share acquisition statute to the fullest extent permitted by the MGCL. However, our board of directors has the exclusive right to amend our by-laws and, subject to their fiduciary duties, could at any time in the future amend the by-laws to remove this exemption provision.

        In addition, we are registered as an insurance holding company in the state of New York as a result of our wholly owned subsidiary, Atrium Insurance Corporation. New York insurance law requires regulatory approval of a change in control of an insurer or an insurer's holding company. Accordingly, there can be no effective change in control of us unless the person seeking to acquire control has filed a statement containing specified information with the New York state insurance regulators and has obtained prior approval for the proposed change from such regulators. The measure for a presumptive change of control pursuant to New York law is the acquisition of 10% or more of the voting stock or other ownership interest of an insurance company or its parent. These laws may discourage potential acquisition proposals and may delay, deter or prevent a change in control of us, including through transactions, and in particular unsolicited transactions, that some or all of our stockholders might consider to be desirable.

Certain provisions of the Mortgage Venture Operating Agreement and the Strategic Relationship Agreement that we have with Realogy could discourage third parties from seeking to acquire us or could reduce the amount of consideration they would be willing to pay our stockholders in an acquisition transaction.

        Pursuant to the terms of the Mortgage Venture Operating Agreement, Realogy has the right to terminate the Mortgage Venture, at its election, at any time on or after February 1, 2015 by providing two years' notice to us. In addition, under the Mortgage Venture Operating Agreement, Realogy may terminate the Mortgage Venture if we effect a change in control transaction involving certain competitors or other third parties. In connection with such termination, we would be required to make a liquidated damages payment in cash to Realogy of an amount equal to the sum of (i) two times the Mortgage Venture's trailing 12 months net income (except that, in the case of a termination by Realogy following a change in control of us, we may be required to make a cash payment to Realogy in an amount equal to the Mortgage Venture's trailing 12 months net income multiplied by (a) if the Mortgage Venture Operating Agreement is terminated prior to its twelfth anniversary, the number of years remaining in the first 12 years of the term of the Mortgage Venture Operating Agreement, or (b) if the Mortgage Venture Operating Agreement is terminated on or after its tenth anniversary, two years), and (ii) all costs reasonably incurred by Cendant Corporation (now known as Avis Budget Group, Inc.) and its subsidiaries in unwinding its relationship with us pursuant to the Mortgage Venture Operating Agreement and the related agreements, including the Strategic Relationship Agreement, the Marketing Agreement and the Trademark License Agreements. Pursuant to the terms of the Strategic Relationship Agreement, we are subject to a non-competition provision, the breach of which could result in Realogy having the right to terminate the Strategic Relationship Agreement, seek an injunction prohibiting us from engaging in activities in breach of the non-competition provision or result in our liability for damages to Realogy. The existence of these provisions could discourage certain third parties from seeking to acquire us or could reduce the amount of consideration they would be willing to pay to our stockholders in an acquisition transaction.

Risks Related to the Notes

The notes are unsecured, are effectively subordinated to secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries.

        The notes are unsecured, are effectively subordinated to all secured indebtedness we have or may incur, to the extent of the assets securing such indebtedness, and are structurally subordinated to all liabilities of our subsidiaries. As of September 30, 2011, after giving pro forma effect to the offering of the notes, the Reopening and the use of proceeds, including repayment at or prior to maturity of all our outstanding 2012 Convertible Notes, we had approximately $1.2 billion in outstanding senior unsecured indebtedness which would rank equal in right of payment to the notes. As of September 30, 2011, we had no secured indebtedness but our subsidiaries had approximately $6.6 billion of liabilities to which the notes would have been structurally subordinated. The indenture relating to the notes does not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding-up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See "Description of the Notes."

        None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary's creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries' ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

        The indenture for the notes does not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

  •
  limit our subsidiaries' ability to incur indebtedness which would structurally rank senior to the notes;

  •
  restrict our subsidiaries' ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

  •
  restrict our ability to repurchase our securities;

  •
  restrict our ability to pledge our assets or those of our subsidiaries; or

  •
  restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

        Furthermore, the indenture for the notes contains only limited protections in the event of a change in control and similar transactions. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common stock but may not constitute a fundamental change that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the notes as a significant factor in evaluating whether to invest in the notes.

Future issuances of common stock and hedging activities may depress the trading price of our common stock and the notes.

        Any issuance of equity securities after this offering, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to increase our capital, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

        In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the notes, or any common stock that holders receive upon conversion of the notes.

        Further, we may in the future enter into one or more call spread transactions, capped call transactions or similar hedging arrangements with respect to the notes, which could affect the trading price of the notes or any common stock that holders receive upon conversion of the notes.

The net share settlement feature of the notes may have adverse consequences.

        The net share settlement feature of the notes, as described under "Description of the Notes—Conversion Rights—Payment upon Conversion," may:

  •
  result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

  •
  reduce our liquidity;

  •
  delay holders' receipt of the consideration due upon conversion; and

  •
  subject holders to the market risks of our shares before receiving any consideration upon conversion.

        If the notes are converted, upon conversion, holders will receive cash and, if applicable, shares of our common stock based on the sum of the "daily settlement amounts" described in this prospectus supplement for the 60 VWAP trading days that begin on, and include, the third trading day after the day the notes are tendered for conversion, subject to certain exceptions in connection with conversions during the period immediately preceding the maturity date of the relevant notes as described in this prospectus supplement. We refer to this 60 VWAP trading day period as the "observation period."

        Other than during certain periods immediately prior to maturity, we will pay cash and, if applicable, deliver shares of common stock issuable upon conversion (or cash, securities or other property received by holders of our common stock in certain events) on the third business day after the observation period, which will generally be at least 65 trading days after the date holders tender their notes for conversion. In addition, because the consideration due upon conversion is based in part on the trading prices of our common stock during the observation period, any decrease in the price of our common stock after you tender your notes for conversion may significantly decrease the value of the consideration you receive. Furthermore, because we must settle at least the principal portion of our conversion obligation in cash, the conversion of notes may significantly reduce our liquidity.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, is the subject of recent changes that could have a material effect on our reported financial results.

        In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470 20. Under ASC 470 20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470 20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470 20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

        In addition, under certain circumstances, components of the convertible debt (such as the conversion option) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

        We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

        The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security," these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

        The SEC also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. ("FINRA") to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and over 300 exchange traded funds if the price of any such security moves 10% or more from a sale price in a five-minute period (the "SRO pilot program"). Beginning on August 8, 2011, the SRO pilot program was expanded to include all other NMS stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. Beginning on November 23, 2011, the SRO pilot program was amended to exclude all rights and warrants from the trading halt. The SRO pilot program is effective until January 31, 2012.

        In addition, FINRA and exchanges have proposed a "Limit Up-Limit Down" mechanism. If approved by the SEC, FINRA and exchanges would establish procedures to prevent trading in stock covered by the mechanism outside of specific price bands during regular trading hours. If trading is unable to occur within those price bands for more than 15 seconds, there would be a five-minute trading pause. The SEC has not yet determined whether to approve the Limit Up-Limit Down proposal.

        The enactment of the Dodd-Frank Act on July 21, 2010 also introduces regulatory uncertainty that may impact trading activities relevant to the notes. This legislation may require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major market participants and major security-based swap participants may be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. The implementation dates for these requirements are subject to regulatory action and at this time cannot be determined with certainty. We cannot predict how this legislation will ultimately be implemented by the SEC and other regulators or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes.

        Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales of the common stock of certain financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events that may occur.

        As described under "Description of the Notes—Conversion Rights—Conversion Rate Adjustments," we will adjust the conversion rate of the notes for certain events, including, among others:

  •
  the issuance of stock or cash dividends on our common stock;

  •
  the issuance of certain rights or warrants;

  •
  the distribution of common stock, indebtedness or assets;

  •
  certain subdivisions and combinations of our common stock; and

  •
  certain tender or exchange offers.

        We will not adjust the conversion rate for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. If we engage in any of these types of transactions, the value of the common stock into which your notes may be convertible may be diluted. An event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, may occur.

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

        If a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. The amount of the increase in the conversion rate depends on the date when such make-whole fundamental change becomes effective and the applicable price described in this prospectus supplement. See "Description of the Notes—Conversion Rights—Adjustment to Conversion Rate upon Make-Whole Fundamental Change."

        Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of such fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if the applicable price is greater than $75.00 per share or less than $10.23 per share (in each case, subject to adjustment).

        Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount, subject to adjustment, that exceeds 97.7517 shares per $1,000 principal amount of notes.

We may not have the ability to pay interest on the notes, to repurchase the notes upon a fundamental change or to make the cash payment due upon conversion.

        The notes bear interest semi-annually at a rate of 6.00% per year. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. Certain of our other debt agreements provide for similar repurchase rights which, if triggered, may impair our ability to repurchase the notes upon a fundamental change. Further, the occurrence of an event that may also constitute a fundamental change may constitute an event of default under certain of our other debt agreements, including our Amended Credit Facility. In addition, upon conversion of the notes, we will pay at least the principal portion in cash. We may not have sufficient funds to pay the interest, repurchase price or cash amounts due upon conversion when required. In addition, our debt or other agreements, including our Amended Credit Facility, and future debt or other agreements and regulatory requirements, in effect at the time of a fundamental change may restrict our ability to make cash payments in connection with the repurchase of the notes upon a fundamental change if an event of default then exists or would result from such payment under such other agreements. If we fail to pay interest on the notes, repurchase the notes or make the cash payment due upon conversion or repurchase of the notes when required, we will be in default under the indenture governing the notes. See "Description of the Notes—Interest" and "—Fundamental Change Permits Holders to Require Us to Repurchase Notes."

You may not be able to convert your notes before December 15, 2016, and the value of the notes could be less than the value of the common stock into which your notes could otherwise be converted.

        Prior to the close of business on the scheduled trading day immediately preceding December 15, 2016, the notes are convertible only if specified conditions are met. These conditions may not be met.

If these conditions for conversion are not met, you will not be able to convert your notes and you may not be able to receive the value of the common stock into which the notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the notes could be substantially less than the conversion value of the notes.

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

        The notes are a new issue of securities, and there is no existing market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and if a market does develop, it may not be sufficiently liquid for your purposes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. The market for the notes may be subject to disruptions that could have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

An adverse rating of the notes may cause their trading price to fall.

        We anticipate that the notes will be rated by S&P, Moody's and Fitch. If a rating agency rates the notes, it may assign a rating that is lower than the ratings assigned to our other debt and after assigning a rating it may also lower it. Ratings agencies also may lower their ratings on the notes in the future. If either of these were to occur in the future, the trading price of the notes could significantly decline.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

        The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits, as determined for U.S. federal income tax purposes, without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a Non-U.S. Holder (as defined in "Certain United States Federal Income Tax Considerations"), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the notes. See "Certain United States Federal Income Tax Considerations."

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only when we deliver shares of common stock, if any, to you upon conversion of your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to have received common stock, if any, upon conversion of the notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock to the extent our conversion obligation includes shares of our common stock. In addition, because of the contingent conversion and net share settlement features of the notes, you may not be able to convert your notes until December 15, 2016, and you may not receive any shares upon conversion.

Provisions in the indenture for the notes may deter or prevent a business combination that may be favorable to you.

        If a fundamental change occurs prior to the maturity date of the notes, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior to the maturity date of the notes, we will in some cases increase the conversion rate for a holder that elects to convert its notes in connection with such fundamental change. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. These and other provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting the underwriters' discounts and estimated offering expenses will be approximately $212.6 million (before giving effect to any exercise by the underwriters of their over-allotment option). We intend to use a portion of the net proceeds from this offering and the net proceeds from the Reopening, to repay at or prior to maturity the outstanding aggregate principal amount of our 2012 Convertible Notes. The remainder of the net proceeds will be used for general corporate purposes. As of September 30, 2011, there was $250.0 million aggregate principal amount of our 2012 Convertible Notes outstanding. We will continue to pay regularly scheduled interest, which accrues at an annual rate of 4%, on our 2012 Convertible Notes until they are repaid at or prior to maturity. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets.

        Affiliates of the underwriters may hold, or make a market in, our 2012 Convertible Notes and may receive a portion of the net proceeds upon any such repayment of the 2012 Convertible Notes.

RATIO OF EARNINGS TO FIXED CHARGES

        We present below our ratio of earnings to fixed charges. Earnings available to cover fixed charges consist of income (loss) from continuing operations before income taxes plus fixed charges.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007		2006
	(In millions)
Earnings available to cover fixed charges(1):
(Loss) income before income taxes	$(223)	$115	$280	$(443)	$(45)		$(4)
Plus: fixed charges	216	282	243	344	492		477

Earnings available to cover fixed charges	$(7)	$397	$523	$(99)	$447		$473

Fixed charges:
Interest expense(2)	$210	$274	$236	$333	$480		$465
Estimated interest portion of net rental expense(3)	6	8	7	11	12		12

Total fixed charges	$216	$282	$243	$344	$492		$477

Ratio of earnings to fixed charges	— (4)	1.41x	2.15x	— (4)	0.91x	(4)	0.99x	(4)

(1)
The following table does not give effect to the recent Reopening.

(2)
Consists of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor.

(3)
One-third of rental expense net of income from subleases is deemed an appropriate representative of the interest factor.

(4)
The ratio coverage of earnings to fixed charges was less than 1:1. Earnings were deficient to cover fixed charges by $223 million, $443 million, $45 million and $4 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively. Loss from continuing operations before income taxes was negatively impacted by valuation adjustments related to mortgage servicing rights, net of $600 million, $733 million, $413 million and $479 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents, restricted cash and consolidated capitalization as of September 30, 2011 on (i) an actual basis and (ii) an as adjusted basis to give effect to the issuance of the notes, the Reopening and the application of the net proceeds from this offering and the Reopening as described under the "Use of Proceeds" section of this prospectus supplement, after deducting the underwriters' discounts and estimated offering expenses. You should read this table along with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The following table assumes that the underwriters have not exercised their over-allotment option.

	As of September 30, 2011
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents	$84	$147

Restricted cash, cash equivalents and investments(1)	$528	$528

Debt:
Vehicle management Asset-Backed Debt:
Term notes(2)	1,789	1,789
Variable funding notes	1,111	1,111
Other	33	33

Total vehicle management asset-backed debt	2,933	2,933
Mortgage Warehouse Asset-Backed Debt:
Variable-rate repurchase facilities	2,213	2,213
Servicing advance facility	74	74

Total mortgage warehouse and other asset-backed debt	2,287	2,287
Unsecured Debt:
Medium-term notes(3)	431	431
Borrowings under credit facilities	80	80
2012 Convertible Notes(4)	249	—
2014 Convertible Notes(5)	206	206
9 1/4% Senior Notes due 2016	350	450
Notes offered hereby(6)	—	220

Total unsecured debt	1,316	1,387

Mortgage loan securitization debt certificates, at fair value(7)	25	25

Total debt	6,561	6,632

Stockholders' Equity:(8)
Preferred stock, $0.01 par value; 1,090,000 shares authorized, and as adjusted; none issued or outstanding as at September 30, 2011, and as adjusted	—	—
Common stock, $0.01 par value; 273,910,000 shares authorized, and as adjusted; 56,340,713 issued and outstanding as at September 30, 2011, and as adjusted	1	1
Additional paid-in capital(6)	1080	1080
Retained earnings	325	324
Accumulated other comprehensive income	21	21

Total PHH Corporation stockholders' equity	1,427	1,426

Noncontrolling interest	15	15

Total equity	1,442	1,441

Total capitalization	$8,003	$8,073

(1)
Includes $237 million of available-for-sale securities at fair value at September 30, 2011.

(2)
Represents Chesapeake Term Notes and the FLRT 2010 Notes (as defined herein).

(3)
Amounts are net of $3 million of unamortized swap gains partially offset by $1 million of original issue discount, as of September 30, 2011.

(4)
Amounts are net of unamortized discount of $1 million as of September 30, 2011.

(5)
Amounts are net of unamortized discount of $44 million as of September 30, 2011.

(6)
Reflects the issuance of $220 million aggregate principal amount of 6.00% Convertible Senior Notes due 2017 in this offering. In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in paid-in capital. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the notes is the aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize or the increase in paid-in capital.

(7)
Mortgage Loan Securitization Debt Certificates were consolidated with securitized mortgage loans as a result of the adoption of updates to ASC 810. See Note 1, "Summary of Significant Accounting Policies" included in the Notes to our Consolidated Financial Statements in our 2010 Form 10-K for additional information. As of September 30, 2011, the balance of the securitized mortgage loans was $32 million and was included in "Other Assets" in the Condensed Consolidated Balance Sheet in our 2011 Third Quarter Form 10-Q. Cash flows of the loans support payment of the debt certificates and creditors of the securitization trust do not have recourse to the Company.

(8)
Amounts representing the number of shares of common stock outstanding exclude:

•
options outstanding on September 30, 2011 to purchase 1,430,467 shares of common stock, at a weighted exercise price of $18.41 per share;

•
restricted stock units outstanding on September 30, 2011 which are convertible into 744,693 shares of common stock, at a weighted-average grant date fair value of $15.41 per share;

•
4,656,331 shares of common stock reserved for future awards under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan;

•
12,195,125 shares of common stock, net, subject to adjustment, that are issuable in connection with the 2012 Convertible Notes and certain related bond hedge and warrant transactions entered into in connection with such notes;

•
9,688,050 shares of common stock, net, subject to adjustment, that are issuable in connection with our 2014 Convertible Notes and certain related bond hedge and warrant transactions entered into in connection with such notes; and

•
21,505,374 shares of common stock, subject to adjustment, that are issuable in connection with the 6.00% Convertible Senior Notes due 2017 offered hereby.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Shares of our common stock are listed on the NYSE under the symbol "PHH." The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the NYSE:

	Stock Price
	High	Low
2010
First Quarter	$24.03	$15.75
Second Quarter	25.93	18.91
Third Quarter	22.67	17.45
Fourth Quarter	23.48	18.25
2011
First Quarter	$25.55	$20.48
Second Quarter	22.50	19.41
Third Quarter	20.65	14.36
Fourth Quarter	19.27	8.75
2012
First Quarter (through January 10, 2012)	$11.58	$9.68

        On January 10, 2012, the last reported sale price of our common stock as reported on the NYSE was $10.23.

        No dividends were declared during the years ended December 31, 2010 or 2011 or 2012 year-to-date.

        The declaration and payment of future dividends by us will be subject to the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, capital requirements of our operating subsidiaries, legal requirements, regulatory constraints and other factors deemed relevant by our board of directors. Many of our subsidiaries (including certain consolidated partnerships, trusts and other noncorporate entities) are subject to restrictions on their ability to pay dividends or otherwise transfer funds to other consolidated subsidiaries and, ultimately, to us. These restrictions relate to loan agreements applicable to certain of our asset-backed debt arrangements and to regulatory restrictions applicable to the equity of our insurance subsidiary, Atrium Reinsurance Corporation. The aggregate restricted net assets of these subsidiaries totaled $1.1 billion as of both December 31, 2010 and September 30, 2011. These restrictions on net assets of certain subsidiaries, however, do not directly limit our ability to pay dividends from consolidated retained earnings. Pursuant to the Indenture, dated as of November 6, 2000 (as amended and supplemented, the "MTN Indenture") by and between us and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee for Bank One Trust Company, N.A., we may not pay dividends on our common stock in the event that our ratio of debt to equity exceeds 6.5:1, after giving effect to the dividend payment. The MTN Indenture also requires that we maintain a debt to tangible equity ratio of not more than 10:1. In addition, each of the Amended Credit Facility and the variable-rate committed mortgage repurchase facility we maintain with The Royal Bank of Scotland plc, include various covenants that may restrict our ability to pay dividends on our common stock, including covenants which require that we maintain: (i) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income, if positive, for each fiscal quarter ended after December 31, 2004 and (ii) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1. Further, the agreements governing certain of our repurchase facilities provide that in the event of an event of default or termination event, as the case may be, we or certain of our mortgage subsidiaries, including PHH Mortgage and PHH Home Loans, may be prohibited from making dividends or for any dividend paid an equal dollar amount must be remitted to the lender and applied against outstanding borrowings. In addition, future debt arrangements that we or our subsidiaries enter into may contain additional restrictions on the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Based on our assessment of these requirements as of September 30, 2011, we do not believe that these restrictions could limit our ability to make dividend payments on our common stock in the foreseeable future. However, since our spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.), we have not paid any cash dividends on our common stock nor do we anticipate paying any cash dividends on our common stock in the foreseeable future.

DESCRIPTION OF THE NOTES

        We will issue the notes under the senior notes indenture referred to in the accompanying prospectus (the "base indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"), and a supplemental indenture thereto establishing the terms of the notes (the "supplemental indenture"), each to be dated as of January 17, 2012. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, collectively as the "indenture." The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of the indenture from us as set forth in "Where You Can Find More Information." We urge you to read the indenture (including the form of note contained therein) because it, and not this description, defines your rights as a holder of the notes.

        For purposes of this description, references to the "Company," "we," "our" and "us" refer only to PHH Corporation and not to its subsidiaries. In addition, references to "interest" include any extension fee as described below.

General

        The notes:

  •
  will be:

  •
  our general unsecured obligations;

  •
  equal in right of payment to all of our other senior unsecured indebtedness;

  •
  senior in right of payment to all indebtedness that is contractually subordinated to the notes;

  •
  structurally subordinated to the existing and future claims of our subsidiaries' creditors;

  •
  effectively junior to all of our future secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness;

  •
  limited to an aggregate principal amount of $220,000,000 ($250,000,000 if the underwriters exercise their over-allotment option to purchase additional notes in full) except as set forth below;

  •
  will mature on June 15, 2017 (the "maturity date"), unless earlier converted or repurchased;

  •
  will be issued in denominations of $1,000 and integral multiples of $1,000; and

  •
  will initially be represented by one or more registered notes in global form, but in certain limited circumstances described under the heading "Global Notes, Book-Entry Form" below may be represented by notes in definitive form.

        As of September 30, 2011, after giving pro forma effect to the offering of the notes, the Reopening and the use of proceeds, including the repayment at or prior to maturity of all our outstanding 2012 Convertible Notes, we had approximately $1.2 billion in outstanding senior unsecured indebtedness which would rank equal in right of payment to the notes.

        As of September 30, 2011, our subsidiaries had $6.6 billion of liabilities outstanding to which the notes would have been structurally subordinated.

        The indenture does not limit the amount of debt that may be issued by us or our subsidiaries. Our subsidiaries will not guarantee any of our obligations under the notes. See "Risk Factors—Risks Related to the Notes—The notes are unsecured, are effectively subordinated to secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries."

        Subject to the satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 78.2014 shares of common stock per $1,000 in principal amount of notes (equivalent to an initial conversion price of approximately $12.79 per share of common stock). The conversion rate is subject to adjustment if certain events described below occur. Upon conversion of any notes, we will pay an amount in cash equal to the "principal portion" (as defined below) of the notes converted, calculated as described below. If the "daily conversion value" (as defined below) exceeds the principal portion of the converted notes on any "VWAP trading day" (as defined below) during the relevant 60 VWAP trading day "observation period" (as defined below), in addition to paying the principal portion of the converted notes for such VWAP trading day in cash, upon conversion of notes, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based upon the excess of the daily conversion value over the principal portion on that VWAP trading day. We will perform this calculation and make an aggregate payment of cash and stock, if any, for all VWAP trading days of the relevant 60 VWAP trading day observation period at the end of that period, as further described below. See "Conversion Rights—Payment upon Conversion." You will not receive any separate cash payment for interest accrued and unpaid to the "conversion date" (as defined below), except under the limited circumstances described below.

        We use the term "note" in this prospectus supplement to refer to each $1,000 in principal amount of notes.

        We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes are issued pursuant to a "qualified reopening" or are treated as issued without original issue discount for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes.

        Other than the restrictions described under "Fundamental Change Permits Holders to Require Us to Repurchase Notes" and "Consolidation, Merger and Sale of Assets" below, and except for the provisions set forth under "Conversion Rights Conversion upon Specified Corporate Events" and "Adjustment to Conversion Rate upon Make-Whole Fundamental Change," the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders. See "Risk Factors Risks—Related to the Notes."

        No sinking fund is provided for the notes, which means that the indenture does not require us to redeem or retire the notes periodically.

Payments on the Notes; Paying Agent and Registrar

        We will issue and deposit with The Depository Trust Company ("DTC") one or more fully registered global certificates representing all of the notes. We will pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

        In the event we issue notes in certificated form other than to DTC, we will pay the principal of certificated notes at the office or agency designated by us. We have initially designated the trustee as our paying agent and registrar and a corporate trust office of the trustee as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of such notes, and (ii) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

Transfer and Exchange

        A holder of notes may transfer or exchange notes in certificated form at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we, the trustee or registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

Interest

        The notes will bear interest at a rate of 6.00% per year from January 17, 2012, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2012.

        Interest will be paid to the person in whose name a note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Conversion Rights

  General

        Upon the occurrence of any of the conditions described under the headings "Conversion upon Satisfaction of Trading Price Condition," "Conversion Based on Common Stock Price" and "Conversion upon Specified Corporate Events," holders may convert their notes at an initial conversion rate of 78.2014 shares of common stock per $1,000 in principal amount of notes, which is equivalent to an initial conversion price of approximately $12.79 per share of common stock, at any time prior to the close of business on the "scheduled trading day" (as defined below) immediately preceding December 15, 2016. On and after December 15, 2016, holders may convert their notes at the conversion rate regardless of the conditions described under the headings "Conversion upon Satisfaction of Trading Price Condition," "Conversion Based on Common Stock Price" and "Conversion upon Specified Corporate Events" at any time prior to the close of business on the third "scheduled trading day" immediately preceding the maturity date of June 15, 2017.

        "Scheduled trading day" means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a business day.

        "Business day" means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York.

        The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 in principal amount.

        Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest unless such conversion occurs between a regular record date and the interest payment date to which it relates. Our settlement of conversions as described below under "Payment upon Conversion" will be deemed to satisfy our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest on the note to, but not including, the conversion date.

        As a result, accrued and unpaid interest to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

        Notwithstanding the preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted, except that no such payment need be made:

  •
  if we have specified a "fundamental change repurchase date" (as defined below) that is after a record date and on or prior to the business day immediately following the corresponding interest payment date;

  •
  to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such notes; or

  •
  in respect of any conversions that occur after the record date immediately preceding the maturity date.

        Upon conversion, we will pay cash and deliver shares of our common stock, if any, as described under "Payment upon Conversion" below.

        Some of our debt or other agreements or regulatory requirements may restrict our ability to pay the principal portion of the notes in cash upon conversion. Our failure to pay in cash the principal portion of the notes when converted would result in an event of default with respect to the notes. See "Risk Factors—Risks Related to the Notes—We may not have the ability to pay interest on the notes, to repurchase the notes upon a fundamental change or to make the cash payments due upon conversion."

        If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

  Conversion upon Satisfaction of Trading Price Condition

        Prior to the close of business on the scheduled trading day immediately preceding December 15, 2016, a holder may surrender notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined below) per $1,000 in principal amount of the notes for each day of the measurement period was less than 98% of the product of the "last reported sale price" (as defined below) of our common stock and the applicable conversion rate for the notes for such date, as determined by the bid solicitation agent (as defined below) and subject to compliance with the procedures and conditions described below concerning the bid solicitation agent's obligation to make such determination (the "trading price condition").

        The bid solicitation agent will have no obligation to determine the trading price of the notes and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 in principal amount of the notes would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, the bid solicitation agent will determine the trading price of the notes in the manner described below beginning on the next trading day and on each successive trading day until the trading price per $1,000 in principal amount of the notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. If we do not, when obligated to do so, instruct the bid solicitation agent to make the determination, or if the bid solicitation agent fails to make that determination, the trading price condition will be deemed to have been satisfied until such failure has been cured.

        If the trading price condition has been met, we will promptly notify the holders of the notes. lf, at any time after the trading price condition has been met, the trading price per $1,000 in principal amount of the notes is greater than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate for such date, we will so promptly notify the holders of the notes.

        The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million in principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, which may include one or more of the underwriters; provided that if three such bids cannot reasonably be provided to the bid solicitation agent, but two such bids are obtained, then the average of the two bids will be used, and if only one such bid is obtained, that one bid will be used. If at least one bid for $2.0 million in principal amount of the notes cannot reasonably be obtained, then the trading price per $1,000 in principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. Any such determination will be conclusive absent manifest error.

        The "bid solicitation agent" will initially be us, or any agent we may appoint in the future, including the trustee.

        The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "last reported sale price" will be the average of the last quoted bid and ask prices for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or similar organization. If our common stock is not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include one or more of the underwriters, selected by us for this purpose. Any such determination will be conclusive absent manifest error.

        "Trading day" means a day during which (i) trading in our common stock generally occurs and (ii) there is no "market disruption event" (as defined below).

        "Market disruption event" means the occurrence or existence on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

  Conversion Based on Common Stock Price

        Prior to the close of business on the scheduled trading day immediately preceding December 15, 2016, a holder may surrender its notes for conversion during any calendar quarter after the calendar quarter ending March 31, 2012, and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect for the notes on each such trading day (the "stock price condition"). If the stock price condition has been met, we will promptly notify the holders of the notes.

  Conversion upon Specified Corporate Events

        If we elect to:

  •
  distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for the distribution to subscribe for or purchase shares of our common stock at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of the distribution; or

  •
  distribute to all or substantially all holders of our common stock our assets (including cash), debt securities or certain rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 5% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes and the trustee at least 65 scheduled trading days prior to the "ex-date" (as defined below) for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the business day immediately prior to the ex-date for such distribution and (ii) the date of our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time. The "ex-date" means the first date on which the shares of our common stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question. Holders of the notes may not exercise this right if they may participate (as a result of holding the notes, and at the same time as common stock holders participate) in any of the transactions described above as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes.

        If a transaction or event constituting a "fundamental change" occurs, we will notify you and the trustee of the occurrence of any such transaction or event on the effective date of such event. A holder may surrender notes for conversion at any time from the effective date of such event until (i) the fundamental change repurchase date corresponding to such event or (ii) if there is no such fundamental change repurchase date, 30 scheduled trading days following the effective date of such event. In addition, if a "make-whole fundamental change" (as defined below) occurs, a holder may be entitled to receive "additional shares" (as defined below) of our common stock upon any conversion as described below under "Adjustment to Conversion Rate upon Make-Whole Fundamental Change."

        You will also have the right to convert your notes if we are a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of our property and assets (excluding a pledge of securities issued by any of our subsidiaries), in each case pursuant to which our common stock would be converted into cash, securities and/or other property that does not also constitute a fundamental change.

        In such event, you will have the right to convert your notes at any time beginning on the earlier of (i) the date on which we give notice or make a public announcement of such transaction and (ii) the effective date of such transaction and ending on the 20th scheduled trading day following the effective date of such transaction. We will notify you and the trustee as soon as practicable of the anticipated effective date of any such transaction.

  Conversion Procedures

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any. See "Global Notes, Book-Entry Form" below.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;.

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

        The date you comply with these requirements is the "conversion date" under the indenture.

        If a holder has already delivered a repurchase notice as described under "Fundamental Change Permits Holders to Require Us to Repurchase Notes" with respect to a note, such holder may not surrender that note for conversion until the holder has withdrawn such repurchase notice in accordance with the indenture.

  Payment upon Conversion

        Subject to certain exceptions set forth in "Settlement of Conversions Upon a Make-Whole Fundamental Change" below, upon conversion of any notes, we will pay an amount in cash equal to the aggregate principal portion of the notes converted, calculated as described below. If the daily conversion value exceeds the principal portion of the converted notes on any VWAP trading day during the observation period, in addition to paying the principal portion of the converted notes in cash for such VWAP trading day, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, in an amount equal to the aggregate daily share amount, as described below. We will settle each $1,000 in principal amount of notes being converted on the third business day immediately following the last day of the related observation period, by paying cash and delivering shares of our common stock, if applicable, equal to the sum of the "daily settlement amounts" (as defined below) for each of the 60 VWAP trading days during the related observation period.

        The "observation period" with respect to any note means:

  •
  with respect to any conversion date occurring on or after the 65th scheduled trading day prior to the maturity date of the notes, the 60 consecutive VWAP trading day period beginning on, and including, the 62nd scheduled trading day prior to the maturity date (or if such day is not a VWAP trading day, the next succeeding VWAP trading day); and

  •
  in all other instances, the 60 consecutive VWAP trading day period beginning on and including the third VWAP trading day after the conversion date.

        The "daily settlement amount" for each of the 60 VWAP trading days during the observation period means:

  •
  an amount of cash equal to the lesser of (x) one-sixtieth of $1,000 and (y) the daily conversion value relating to such VWAP trading day (such cash amount, the "principal portion"); and

  •
  if such daily conversion value exceeds one-sixtieth of $1,000, a number of shares of our common stock (the "daily share amount"), subject to our right to pay cash in lieu of all or a portion of such shares as described below, equal to (A) the difference between such daily conversion value and the principal portion, divided by (B) the daily VWAP of our common stock for such VWAP trading day.

        By the close of business on the VWAP trading day prior to the first scheduled trading day of the applicable observation period, we may specify a percentage of the daily share amount that will be settled in cash (the "cash percentage") and we will notify you of such cash percentage by notifying the trustee (the "cash percentage notice"). With respect to any notes that are converted on or after December 15, 2016, the cash percentage that we specify for the corresponding observation period will apply to all such conversions. If we timely elect to specify a cash percentage, the amount of cash that we will pay in lieu of the applicable portion of the daily share amount in respect of each trading day in the applicable observation period will equal: (i) the cash percentage, multiplied by (ii) the daily share amount for such trading day (assuming we had not specified a cash percentage), multiplied by (iii) the daily VWAP for such trading day. The number of shares deliverable in respect of each trading day in the applicable observation period will be a percentage of the daily share amount (assuming we had not specified a cash percentage) equal to 100% minus the cash percentage. If we do not specify a cash percentage, we must settle the entire daily share amount for each trading day in such observation period in cash as if we had specified a cash percentage of 100%. We may, at our option, revoke any cash percentage notice by notifying the trustee by the close of business on the VWAP trading day prior to the first scheduled trading day of the applicable observation period.

        The "daily conversion value" means for each of the 60 consecutive VWAP trading days during the observation period, l/60th of the product of (1) the applicable conversion rate and (2) the "daily VWAP" (as defined below) of our common stock, or the consideration into which the notes are convertible pursuant to the indenture in connection with certain corporate transactions, on such VWAP trading day. Any determination of the daily conversion value by us will be conclusive absent manifest error.

        The "daily VWAP" of our common stock means, for each of the 60 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page PHH.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for our common stock to the scheduled close of trading on such market on such VWAP trading day, or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by us. Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

        "VWAP trading day" means a day during which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading and (ii) there is no "VWAP market disruption event" (as defined below). If our common stock is not so listed or traded, then "VWAP trading day" means a business day.

        "VWAP market disruption event" means (i) a failure by the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (local time on such exchange or markets) on any scheduled trading day for our common stock for an aggregate one half-hour period or longer of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

        We will deliver cash in lieu of any fractional shares of our common stock deliverable upon conversion based on the daily VWAP on the last VWAP trading day of the applicable observation period.

        As described above, the indenture requires us to pay the principal portion of the conversion consideration of the notes in cash. Some of our debt or other agreements, including our Amended Credit Facility, or regulatory requirements in effect at the time of a fundamental change may restrict our ability to make cash payments in connection with the repurchase of the notes upon a fundamental change if an event of default then exists or would result from such payment under such other agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. See "Risk Factors—Risks Related to the Notes—We may not have the ability to pay interest on the notes, to repurchase the notes upon a fundamental change or to make the cash payment due upon conversion."

        A holder will become a record holder with respect to a number of shares of our common stock it is entitled to receive as a result of converting its notes on each VWAP trading day in the observation period with respect to a number of shares of our common stock equal to the daily share amount for such VWAP trading day.

Exchange in Lieu of Conversion

        When a holder surrenders notes for conversion, we may direct the conversion agent to surrender, prior to the commencement of the applicable observation period, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for such notes, all cash and shares of our common stock (if any) equal to the consideration otherwise due upon conversion, as provided above under "Conversion Rights—Payment upon Conversion," at the sole option of the designated financial institution and as is designated to the conversion agent by us. By the close of business on the trading day immediately preceding the start of the observation period, we will notify the holder surrendering notes for conversion that we have directed the designated financial institution to make an exchange in lieu of conversion and such financial institution will be required to notify the conversion agent, who will then notify the holder, whether it will deliver, upon exchange, all cash or a combination of cash and shares of common stock (by our specifying a cash percentage as described above).

        If the designated institution accepts any such notes, it will deliver cash and, if applicable, the appropriate number of shares of our common stock to the conversion agent or stock transfer agent, as applicable, and the conversion agent or stock transfer agent, as applicable, will deliver the cash and those shares to you. Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes for exchange, we will, no later than the third business day immediately following the last day of the related observation period, convert the notes into cash and shares, if any, of our common stock, as described above under "Conversion Rights."

        Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. We will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.

Conversion Rate Adjustments

        The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (as a result of holding the notes, and at the same time and upon the same terms as common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holders, without having to convert their notes. This exception will not apply to any adjustment described under "Adjustment to Conversion Rate upon Make-Whole Fundamental Change."

  Adjustment Events

        (1)   If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

        where,

        CR1 = the conversion rate in effect immediately after the close of business on the business day prior to the "ex-date" for such dividend or distribution or the effective date of such share split or combination, as the case may be;

        CR0 = the conversion rate in effect immediately prior to the close of business on the business day prior to the "ex-date" for such dividend or distribution or the effective date of such share split or combination, as the case may be;

        OS1 = the number of shares of our common stock that will be outstanding (including as a result of such share split or combination, as the case may be) as of the close of business on the business day prior to the "ex-date" for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be; and

        OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the business day prior to the "ex-date" for such dividend or distribution or the effective date of such share split or combination, as the case may be.

        (2)   If we distribute to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days after the record date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the last reported sale price of our common stock on the trading day immediately preceding the declaration date of such distribution, the conversion rate will be adjusted based on the following formula; provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration:

        where,

        CR1 = the conversion rate in effect immediately after the close of business on the business day prior to the "ex-date" for such distribution;

        CR0 = the conversion rate in effect immediately prior to the close of business on the business day prior to the "ex-date" for such distribution;

        OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the business day prior to the "ex-date" for such distribution;

        X = the total number of shares of our common stock issuable pursuant to such rights or warrants; and

        Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding "ex-date" date for such distribution.

        (3)   If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

  •
  dividends or distributions as to which an adjustment is required to be effected in clause (1) or (2) above;

  •
  dividends or distributions paid exclusively in cash; and

  •
  spin-offs described below in this clause (3);

        then the conversion rate will be adjusted based on the following formula:

        where,

        CR1 =the conversion rate in effect immediately after the close of business on the business day prior to the "ex-date" for such distribution;

        CR0 = the conversion rate in effect immediately prior to the close of business on the business day prior to the "ex-date" for such distribution;

        SP0 = the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the "ex-date" for such distribution; and

        FMV = the fair market value as determined by our board of directors or a committee thereof of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the "ex-date" for such distribution.

        With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

        where,

        CR1 = the conversion rate in effect immediately after the close of business on the last day of the valuation period (defined below);

        CR0 = the conversion rate in effect immediately prior to the close of business on the last day of the valuation period (defined below);

        FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading day period immediately following, and including, the effective date of the spin-off (such period, the "valuation period"); and

        MP0 = the average of the last reported sale prices of our common stock over the valuation period.

        Any adjustment to the conversion rate under the foregoing provisions of this clause (3) will be made immediately after the close of business on the last day of the valuation period, with retroactive effect to the open of business on the effective date for the applicable spin-off.

        Because, as described above, we will make the adjustment to the conversion rate at the end of the valuation period with retroactive effect to the effective date for the applicable spin-off, we will delay the settlement of any notes where the final day of the related observation period occurs during the valuation period. In such event, we will pay the principal portion and deliver the net shares, if any (subject to our right to pay cash in lieu of all or a portion thereof), and any cash in lieu thereof, based on the adjusted conversion rate as described above, on the third business day following the last day of the valuation period.

        (4)   If we pay any cash dividends or distributions to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

        where,

        CR1 = the conversion rate in effect immediately after the close of business on the business day prior to the "ex-date" for such distribution;

        CR0 = the conversion rate in effect immediately prior to the close of business on the business day prior to the "ex-date" for such distribution;

        SP0 = the last reported sale price of our common stock on the trading day immediately preceding the "ex-date" for such distribution; and

        C = the amount in cash per share we distribute to holders of our common stock.

        (5)   If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

        where,

        CR1 = the conversion rate in effect immediately after the close of business on the trading day next succeeding the date such tender or exchange offer expires;

        CR0 = the conversion rate in effect immediately prior to close of business on the trading day next succeeding the date such tender of exchange offer expires;

        AC = the aggregate value of all cash and any other consideration as determined by our board of directors or a committee thereof paid or payable for shares purchased in such tender or exchange offer;

        SP1 = the last reported sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires;

        OS1 = the number of shares of our common stock outstanding immediately after the close of business on the business day prior to the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

        OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the business day prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer).

        Any adjustment to the conversion rate under this clause (5) will be made immediately after the close of business on the trading day next succeeding the date such tender or exchange offer expires. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made.

        If the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

        Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

        If the effective date of any adjustment event occurs during an observation period for any notes, then the Company will make proportional adjustments to the daily share amount for each VWAP trading day during the portion of the observation period preceding the effective date of such adjustment event.

        Events that Will Not Result in Adjustments.    Except as described in this section or in "Adjustment to Conversion Rate upon Make-Whole Fundamental Change" below, we will not adjust the conversion rate. Without limiting the foregoing, the applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or stock purchase plan of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of our common stock; or

  •
  for accrued and unpaid interest.

        Treatment of Reference Property.    In the event of:

  •
  any reclassification of our common stock;

  •
  a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event; or

  •
  a sale or conveyance to another person of all or substantially all of our property and assets (excluding a pledge of securities issued by any of our subsidiaries),

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, you will be entitled thereafter to convert your notes into the same type of consideration that you would have been entitled to receive if you had held a number of shares of our common stock equal to the applicable conversion rate in effect immediately prior to these events; provided, however, that you will receive:

  •
  cash up to the aggregate principal portion thereof; and

  •
  in lieu of the shares of our common stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of our common stock in the relevant events ("reference property").

        The amount of consideration, and, consequently, reference property, you receive upon conversion will be based on the daily conversion values of reference property and the applicable conversion rate, as described above.

        For purposes of the foregoing, the type and amount of consideration that a holder of our common stock would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amount of consideration actually received by such holders.

        Voluntary Increases of Conversion Rate.    We are permitted, in our sole discretion, to the extent permitted by law and the rules of the New York Stock Exchange or any other securities exchange or market on which our common stock is then listed, to increase the conversion rate of the notes by any amount for a period of at least 20 business days, if our board of directors determines that such increase would be in our best interest. If we make such determination, it will be conclusive and we will notify the holders of the notes and the trustee of the increased conversion rate and the period during which it will be in effect at least 20 business days prior to the date the increased conversion rate takes effect, in accordance with applicable law. We may also, but are not required to, increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Adjustment to Conversion Rate upon Make-Whole Fundamental Change

        If you elect to convert your notes in connection with a "make-whole fundamental change" (as defined below), the conversion rate will be increased by an additional number of shares of common stock (the "additional shares") as described below. A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change pursuant to clauses (1), (2) or (5) under the definition of "fundamental change" as described below under "Fundamental Change Permits Holders to Require Us to Repurchase Notes" (but without giving effect to the first bullet point under clause (2) of that definition); provided, however, that no increase will be made in the case of a transaction constituting a fundamental change described in clause (2) of such definition where 90% or more of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in such transaction consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange (or any of their respective successors) (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the notes become convertible into cash (in respect of the principal portion) and such shares of such common stock pursuant to "Conversion Rate Adjustments Treatment of Reference Property" above. A conversion shall be deemed to be in connection with a make-whole fundamental change if such conversion occurs on or after the effective date of such fundamental change, until the related fundamental change repurchase date or, if there is no such fundamental change repurchase date, 30 scheduled trading days following the effective date of such fundamental change, as applicable. We will notify holders and the trustee of the occurrence of any such fundamental change on the effective date of such transaction or event. We will settle conversions of notes as described below under "Settlement of Conversions upon a Make-Whole Fundamental Change."

        The number of additional shares by which the conversion rate will be increased in the event of a make-whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change becomes effective (the "effective date") and the price (the "stock price") per share of our common stock at the time of such make-whole fundamental change. If holders of our common stock receive only cash consideration for their shares of common stock in connection with a make-whole fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the 10 trading day period ending on the trading day preceding the effective date.

        The stock prices set forth in the first column of the table below (i.e., the row headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under "Conversion Rate Adjustments."

        The following table sets forth the stock prices and the adjustments to the conversion rate, expressed as a number of additional shares to be received per $1,000 in principal amount of the notes, in the event of a make-whole fundamental change.

	Stock price
Effective date	$10.23	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$75.00
January 17, 2012	19.5503	17.3218	15.2081	13.4715	12.0242	9.2941	7.3934	4.9503	3.4701	1.8155	0.9647	0.1306
June 15, 2012	19.5503	17.0986	14.9598	13.2115	11.7611	9.0448	7.1706	4.7829	3.3470	1.7483	0.9267	0.1184
June 15, 2013	19.5503	16.4051	14.1944	12.4145	10.9594	8.2940	6.5062	4.2931	2.9933	1.5617	0.8256	0.0970
June 15, 2014	19.5503	15.4009	13.0833	11.2577	9.7973	7.2137	5.5596	3.6090	2.5075	1.3117	0.6926	0.0707
June 15, 2015	19.5503	13.8543	11.3838	9.5026	8.0503	5.6294	4.2045	2.6675	1.8561	0.9849	0.5213	0.0389
June 15, 2016	19.5503	11.3316	8.5894	6.6403	5.2487	3.2307	2.2712	1.4266	1.0223	0.5674	0.3047	0.0060
June 15, 2017	19.5503	5.1319	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock prices and effective dates may not be set forth in the table above, in which case:

  •
  If the stock price is between two stock price amounts in the table or the date is between two dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

  •
  If the stock price is greater than $75.00 per share, subject to adjustment, no adjustments will be made in the conversion rate.

  •
  If the stock price is less than $10.23 per share, subject to adjustment, no adjustments will be made in the conversion rate.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 97.7517 per $1,000 in principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under "Conversion Rate Adjustments."

        Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of equity and the discretion of the court in applying equitable remedies.

Settlement of Conversions upon a Make-Whole Fundamental Change

        As described above under "Conversion Rate Adjustments—Treatment of Reference Property," upon effectiveness of certain fundamental changes, the notes will be convertible into cash and reference property, if any. If, as described above, we are required to increase the conversion rate by the additional shares as a result of a make-whole fundamental change, notes surrendered for conversion will be settled as described above under "—Conversion Rights—Payment upon Conversion" based on the applicable conversion rate as increased by the additional shares described above on the third business day immediately following the last VWAP trading day of the applicable observation period. However, if the reference property following such make-whole fundamental change consists solely of cash, then, notwithstanding "Payment upon Conversion" above for all conversions following the effective date, the aggregate daily conversion value due upon conversion will be deemed to be the conversion rate multiplied by the stock price (as defined above) and we will settle conversions in cash on the third business day following the conversion date.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

        If a "fundamental change" occurs at any time, you will have the right, at your option, to require us to repurchase all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the "fundamental change repurchase date") of our choosing that is not less than 20 nor more than 35 days after the date of the "fundamental change repurchase right notice" (as defined below). The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, unless such fundamental change repurchase date falls after a regular record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest payable on such interest payment date to the holder of record at the close of business on the corresponding regular record date. Any notes repurchased by us will be paid for in cash.

        A "fundamental change" will be deemed to have occurred if any of the following occurs:

          (1)   any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than an acquisition by us or any of our subsidiaries; provided that a fundamental change shall not occur as a result of this clause (1) if, in such purchase, merger, acquisition or other transaction, all or substantially all of our common stock is exchanged for or converted into cash, securities or other property, in which case clause (2) below shall apply (in addition to, if applicable, clause (3), (4) or (5) below); or

          (2)   we (i) merge or consolidate with or into any other person, another person merges with or into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (excluding a pledge of securities issued by any of our subsidiaries) or (ii) engage in any recapitalization, reclassification or other acquisition transaction or series of transactions in which all or substantially all our common stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:

    •
    pursuant to which the holders of our common stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of either (a) the continuing or surviving corporation immediately after the transaction or (b) the corporation that directly or indirectly owns 100% of the capital stock of such continuing or surviving corporation; or

    •
    that does not result in a reclassification, conversion, exchange or cancellation of our outstanding common stock; or

    •
    which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity; or

          (3)   at any time our "continuing directors" (as defined below) do not constitute a majority of our board of directors (or, if applicable, a successor person to us); or

          (4)   we are liquidated or dissolved or holders of our common stock approve any plan or proposal for our liquidation or dissolution; or

          (5)   if shares of our common stock, or shares of any other capital stock into which the notes are convertible pursuant to the terms of the indenture, are not listed for trading on any United States national securities exchange.

        Notwithstanding the foregoing, holders of notes will not have the right to require us to repurchase any notes under clause (2) above, and we will not be required to deliver the fundamental change repurchase right notice incidental thereto, if at least 90% of the consideration paid for our common stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights and cash dividends) in a merger or consolidation or such other transaction otherwise constituting a fundamental change under clause (2) above consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of the completion of the merger or consolidation or such other transaction the notes become convertible into cash (in respect of the principal portion) and, if applicable, such shares of such common stock pursuant to "Conversion Rate Adjustments—Treatment of Reference Property" above.

        For purposes of these provisions, whether a person is a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        "Continuing directors" means (i) individuals who on the date of original issuance of the notes were members of our board of directors and (ii) any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office (or a duly constituted committee thereof), either who were directors on the date of original issuance of the notes or whose election or nomination for election was previously so approved.

        After the occurrence of a fundamental change, but on or before the 10th day following such occurrence, we will notify all holders of the notes and the trustee and paying agent on the occurrence of the fundamental change and of the resulting repurchase right, if any (the "fundamental change repurchase right notice"). Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the date of the fundamental change;

  •
  the last date on which a holder may exercise the repurchase right, if applicable;

  •
  the fundamental change repurchase price, if applicable;

  •
  the fundamental change repurchase date, if applicable;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to repurchase their notes, if applicable.

        To exercise the repurchase right, you must deliver, on or before the business day prior to the fundamental change repurchase date, the notes to be repurchased. If the notes are held in global form, such delivery (and the related repurchase notice) must comply with all applicable DTC procedures. If the notes are held in certificated form, such notes must be duly endorsed for transfer, together with a written repurchase notice and the form entitled "Form of Fundamental Change Repurchase Notice" on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

        You may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with applicable DTC procedures; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        In connection with any repurchase of the notes, we will agree under the indenture to:

  •
  comply with the provisions of Rule 13e-1, Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

  •
  otherwise comply with all applicable federal and state securities laws.

        We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. Subject to a holder's right to receive interest on the related interest payment date where the fundamental change repurchase date falls between a regular record date and the interest payment date to which it relates, if the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

  •
  the notes will cease to be outstanding and interest, if any, will cease to accrue, whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent; and

  •
  all other rights of the holder will terminate other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest, if any, upon delivery or transfer of the notes.

        The repurchase rights of the holders could discourage a potential acquirer of us.

        The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See "Risk Factors—Risks Related to the Notes—We may not have the ability to pay interest on the notes, to repurchase the notes upon a fundamental change or to make the cash payment due upon conversion." If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

        Furthermore, you may not be entitled to require us to repurchase your notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under "Adjustment to Conversion Rate upon Make-Whole Fundamental Change" in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of "continuing directors" above.

        The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        Our current debt or other agreements, including our Amended Credit Facility, limit, and future debt or other agreements and regulatory requirements may limit or prohibit our ability to repurchase notes.

        No notes may be repurchased at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from our default in the payment of the fundamental change repurchase price with respect to such notes).

Optional Redemption by the Company

        The notes may not be redeemed by us prior to maturity.

Consolidation, Merger and Sale of Assets

        The following description replaces in its entirety the description set forth under the caption "Description of Debt Securities—Consolidation Merger and Sale of Assets" in the accompanying prospectus.

        The indenture provides that we will not consolidate with or merge with or into, or transfer all or substantially all of our assets (excluding a pledge of securities issued by any of our subsidiaries) to, another person, unless the resulting, surviving or transferee person (the "Successor Company") assumes by supplemental indenture all of our obligations under the notes and the indenture; provided, however, that in the event that the Successor Company in any merger, consolidation, or transfer is not organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (any such merger, consolidation or transfer, a "Foreign Jurisdiction Transaction"), (i) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts and at the same times as would have been the case if such transaction had not occurred; and (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction of the Successor Company to the effect that (A) any payment of interest, principal, or any other payment or amount delivered under or with respect to the notes will, after giving effect to such transaction, be exempt from any withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes and (B) no transfer taxes, stamp taxes, or taxes on income (including capital gains) will be payable by a holder of notes under the laws of any jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the notes, including the receipt of interest or principal thereon, provided that such holder does not use or hold, and is not deemed to use or hold the notes in carrying on a business in the jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes, provided that the holder will not be deemed to use or hold the notes in carrying on a business in such jurisdiction solely as a result of the holder's ownership of the notes. Thereafter all such obligations of us or such other predecessor corporation shall be terminated. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise, every right and power of ours under the indenture.

        Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

        The following description replaces in its entirety the description under the caption "Description of Debt Securities—Events of Default" in the accompanying prospectus.

        Each of the following is an event of default:

          (1)   default in any payment of interest (but excluding the extension fee, if any) on any note when due and payable and the default continues for a period of 30 days;

          (2)   default in the payment of principal of, or extension fee, if any, on, any note when due and payable at its stated maturity, upon required repurchase, upon acceleration or otherwise;

          (3)   failure by us to comply with our obligation to convert the notes into cash and, if applicable, shares of our common stock upon exercise of a holder's conversion right and that failure continues for 5 days;

          (4)   failure by us to comply with our obligations under "Consolidation, Merger and Sale of Assets;"

          (5)   default in the performance, or breach of any covenant or agreement by us under the indenture (other than a covenant or agreement otherwise described as a separate "Event of Default" in the indenture) and continuance of such default or breach by us for 60 days after written notice has been given, by registered or certified mail, to us from the trustee or to us and the trustee from the holders of at least 25% principal amount of the notes then outstanding which written notice shall specify such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the indenture;

          (6)   failure by us to comply with our notice obligations under "Conversion Rights—Conversion upon Specified Corporate Events" or under "Fundamental Change Permits Holders to Require Us to Repurchase Notes;"

          (7)   default by us or any majority owned subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $25 million in the aggregate of the Company and/or any subsidiary of the Company (other than Securitization Indebtedness), whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days of such declaration or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity or upon required repurchase and such defaulted payment shall not have been made, waived or extended within 30 days of such due date or required date of repurchase; provided, however, that clause (i) shall not apply to any indebtedness of any majority owned subsidiary issued and outstanding prior to the date such majority owned subsidiary became a subsidiary of us (other than indebtedness issued in connection with, or in anticipation of, such subsidiary becoming a subsidiary of us) if such default arises solely as a result of a "change of control" provision applicable to such indebtedness which becomes operative as a result of the acquisition of such subsidiary by us or any of our existing subsidiaries;

          (8)   failure by us or any of our majority owned subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds $25 million, which are not stayed while on appeal;

          (9)   we, pursuant to or within the meaning of any Bankruptcy Law: (A) commence a voluntary case; (B) consent to the entry of an order for relief against us in an involuntary case; (C) consent to the appointment of a Custodian of us or all or substantially all of our property; or (D) make a general assignment for the benefit of our creditors; or

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against us in an involuntary case; (B) appoints a Custodian of us or for all or substantially all of our property; or (C) orders the liquidation of us and the order or decree remains unstayed and in effect for 60 days.

        The term "Securitization Indebtedness" means any indebtedness of any of our structured bankruptcy-remote subsidiaries which does not permit or provide for recourse to us or any of our subsidiaries (other than the structured bankruptcy-remote subsidiary) or any property or assets of us or any of our subsidiaries (other than property or assets of such structured bankruptcy-remote subsidiary); provided that if at any time, whether by operation of law, the terms of such indebtedness, pursuant to a legal judgment, decree or order, or otherwise, any such indebtedness is, or becomes, recourse to us or any of our subsidiaries (other than the structured bankruptcy-remote subsidiary) then such indebtedness shall not be Securitization Indebtedness.

        The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or State law for relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare the principal amount of all the notes to be due and payable. Upon such a declaration of acceleration, such principal amount shall become immediately due and payable. However, upon an event of default arising out of the bankruptcy provisions, the aggregate principal amount and accrued and unpaid interest, if any, will be due and payable immediately.

        Notwithstanding the foregoing, if we so elect, the sole remedy of holders for an event of default relating to any obligations to file reports as described under "Reports" below or any obligation we may have or are deemed to have pursuant to Section 314(a)(l) of the Trust Indenture Act relating to our failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or l5(d) of the Exchange Act or of the covenant described below in "Reports," will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive an extension fee on the notes at an annual rate equal to 0.5% of the principal amount of the notes (the "extension fee") over such portion of the 180-day period during which we remain in default. If we so elect, such extension fee will accrue on all outstanding notes from and including the date on which such event of default first occurs and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding that interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the extension fee upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

        In order to elect to pay the extension fee as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default occurs. Upon our failure to timely give such notice or pay the extension fee, the notes will be immediately subject to acceleration as provided above.

        If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due or to receive amounts due to it upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

          (1)   such holder has previously given the trustee notice that an event of default is continuing;

          (2)   holders of at least 25% principal amount of the outstanding notes have made written request to the trustee to pursue the remedy;

          (3)   such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

          (4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs unless such default has been cured or waived. Except in the case of a default in the payment of principal of or interest on any note or a conversion default, the trustee shall be protected in withholding such notice if and so long as responsible officers of the trustee in good faith determine that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event has that occurred and is continuing, which is or after notice or lapse of time or both would become an Event of Default, and if such an event has occurred and is continuing, specifying each such event known to such officer and the status of such event.

Modification and Amendment

        The indenture may be modified and amended as described in "Description of Debt Securities—Modification and Waiver" in the accompanying prospectus. Notwithstanding the foregoing, and in addition to the other limitations described under "Description of Debt Securities—Modification and

Waiver," without the consent of each holder of an outstanding note affected, no amendment may, among other things:

          (1)   reduce the rate, or extend the stated time for payment, of interest on any note or reduce the amount, or extend the stated time for payment, of the extension fee;

          (2)   make any change that adversely affects the conversion rights of any notes;

          (3)   reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (4)   change the place or currency of payment of principal or interest or extension fee in respect of any note;

          (5)   impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (6)   adversely affect the ranking of the notes as our senior unsecured indebtedness; or

          (7)   make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

        In addition to the other permitted amendments described in "Description of Debt Securities—Modification and Waiver," without the consent of any holder, we and the trustee may amend the indenture to:

          (1)   provide for the assumption by a successor corporation of our obligations under the indenture;

          (2)   provide for the conversion of notes in accordance with the terms of the indenture;

          (3)   provide for the conversion rights of holders of notes and our repurchase obligation in connection with a fundamental change in accordance with the terms of the indenture in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

          (4)   comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

          (5)   make any change that does not adversely affect the rights of any holder in any material respect; provided that any amendment to conform the terms of the indenture or the notes to the description contained herein will not be deemed to be adverse to any holder.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to issue a notice to the holders briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon conversion or otherwise, cash and shares of common stock, if applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

        We will be responsible for making all calculations called for under the notes or in connection with a conversion under the indenture, and none of the trustee, conversion agent, note registrar or paying agent (in each case, if different from the Company) shall have any responsibility for making calculations, for determining amounts to be paid or for monitoring stock price, or be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A., is the initial trustee, security registrar, paying agent and conversion agent. We have certain relationships with The Bank of New York Mellon Trust Company, N.A., or its affiliates, including financial services, commercial banking and other transactions. The Bank of New York Mellon Trust Company, N.A., or its affiliates, is a lender, along with various other lenders, in several of our credit facilities functions as the custodian for loan files, and functions as the indenture trustee on the 2012 Convertible Notes and our 4.0% Convertible Senior Notes due 2014, as well as several of the vehicle management asset-backed debt facilities. We also execute forward loan sales agreements and interest rate contracts with The Bank of New York Mellon Trust Company, N.A. or its affiliates. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time.

Form, Denomination and Registration

        The notes will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 and integral multiples of $1,000 in principal amount.

Reports

        The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same are required to be filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR.

Global Notes, Book-Entry Form

        The notes will be evidenced by one or more global notes. We will deposit the global note or notes with DTC and register the global notes in the name of Cede & Co. as DTC' s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        Beneficial interests in a global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC, whom we refer to as "participants." Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that some persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

        Holders who are not participants may beneficially own interests in a global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, who we refer to as "indirect participants." So long as Cede & Co., as the nominee of DTC, is the registered owner of a global note, Cede & Co. for all purposes will be considered the sole holder of such global note. Except as provided below, owners of beneficial interests in a global note will:

  •
  not be entitled to have certificates registered in their names;

  •
  not receive physical delivery of certificates in definitive registered form; and

  •
  not be considered holders of the global note.

        We will make payments on a global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on each interest payment date, repurchase date or fundamental change repurchase date, as the case may be, and the maturity date. Neither we, the trustee nor any paying agent will be responsible or liable:

  •
  for the records relating to, or payments made on account of, beneficial ownership interests in a global note; or

  •
  for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We have been informed that DTC's practice is to credit participants' accounts upon receipt of funds on that payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by a global note as shown in the records of DTC. Payments by participants to owners of beneficial interests in the principal amount represented by a global note held through participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers registered in "street name."

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing its interest.

        Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the notes represented by the global note as to which the participant or participants has or have given such direction.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants.

        Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue notes in fully registered certificated form in exchange for global notes. In addition, the owner of a beneficial interest in a global note will be entitled to receive a note in fully registered certificated form in exchange for such interest if an event of default has occurred and is continuing.

Governing Law

        The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

        General.    We are party to the Amended Credit Facility, dated as of January 6, 2006, among us, as borrower, PHH Vehicle Management Services, Inc., our wholly owned Canadian subsidiary, as Canadian subsidiary borrower, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. The Amended Credit Facility provides aggregate revolving loan commitments in the amount of $525 million. As of September 30, 2011, $80 million was outstanding under the Amended Credit Facility at an interest rate of 3.8% per annum. The Amended Credit Facility was amended on November 2, 2007, March 27, 2008, June 25, 2010 and January 9, 2012, and is scheduled to terminate on February 29, 2012. We may extend the commitments of the Amended Credit Facility for an additional year, provided certain conditions are met, including the payment of extension fees and meeting a minimum liquidity requirement of at least $250 million as of February 29, 2012, among other provisions. Minimum liquidity, as defined under the agreement, is the sum of unrestricted cash and cash equivalents plus available capacity under the Amended Credit Facility less the unpaid balance of the 2012 Convertible Notes. Based on our current forecasted cash flows, we expect to meet the terms of the extension option.

        Interest and Fees.    Pricing under the Amended Credit Facility is based upon our senior unsecured long-term debt ratings. If the ratings on our senior unsecured long-term debt assigned by Moody's, S&P and Fitch are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Amended Credit Facility. As of September 30, 2011, borrowings pursuant to the revolving commitments of each lender under the Amended Credit Facility bore interest at a margin of 350 bps over a benchmark index of either LIBOR or the federal funds rate or 250 bps over the alternative base rate. As of September 30, 2011, there is no utilization fee. The Amended Credit Facility also required us to pay quarterly facility fees, which as of September 30, 2011, amounted to 75 bps.

        Guarantees and Security.    Our obligations under the Amended Credit Facility are not guaranteed by any of our existing subsidiaries. We guaranty any borrowings under the Amended Credit Facility by PHH Vehicle Management Services, Inc.'s Canadian subsidiaries. Obligations under the Amended Credit Facility are not secured by collateral.

        Covenants.    The Amended Credit Facility contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, the Amended Credit Facility requires that we maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion, (ii) at all times, a ratio of indebtedness to our and our subsidiaries' tangible net worth no greater than 6.5 to 1 and (iii) committed third party mortgage warehouse capacity (other than warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors, such as Fannie Mae and Freddie Mac ("Gestation Facilities"). The Amended Credit Facility also provides, subject to certain limited exceptions, that we cannot prepay or redeem indebtedness (other than our 2012 Convertible Notes, certain indebtedness permitted pursuant to the Amended Credit Facility, the Amended Credit Facility and certain permitted refinancings) or pay dividends and other restricted payments unless after giving effect thereto (i) no amounts are outstanding under the Amended Credit Facility (other than letters of credit in an amount up to $50 million), (ii) the 2012 Convertible Notes have been extended, repaid, prefunded or refinanced, (iii) we have at least $50 million in unrestricted cash and cash equivalents and (iv) no event of default exists. In addition, the Amended Credit Facility provides that there will be no restrictions on our ability to pay dividends and other restricted payments if we have corporate ratings equal to or better than at least two of the following: Baa3 from Moody's Investors Service, BBB- from S&P and BBB- from Fitch Ratings (in each case on stable outlook or better). Furthermore, the

Amended Credit Facility includes a no negative pledge covenant, subject to certain limited exceptions (including for the notes issued in this offering), and a covenant prohibiting us from incurring senior indebtedness which matures before March 31, 2013, subject to certain limited exceptions. At September 30, 2011, we were in compliance with all of our financial covenants related to our Amended Credit Facility.

Senior Notes Due 2016

        General.    As of September 30, 2011, we had $350 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (the "Initial 2016 Notes") issued and outstanding under the indenture, dated as of August 11, 2010, by and between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The proceeds from the issuance of the Initial 2016 Notes were primarily used to pay down the outstanding balance of the Amended Credit Facility.

        On December 12, 2011, we issued an additional $100 million aggregate principal amount of 9 1/4% Senior Notes due 2016 under the indenture governing the Initial 2016 Notes, as supplemented by the First Supplemental Indenture, dated as of December 12, 2011, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (together, the "2016 Notes Indenture"). Following the Reopening, the aggregate principal amount of our 9 1/4% Senior Notes due 2016 outstanding was $450 million (the "2016 Notes"). We intend to use the net proceeds from this offering, along with cash on hand and the net proceeds from the Reopening, to repay at or prior to maturity the outstanding aggregate principal amount of our 2012 Convertible Notes. The outstanding 2016 Notes are our unsecured unsubordinated obligations and rank equally in right of payment to all our existing and future unsecured and unsubordinated indebtedness, including the notes offered hereby. The 2016 Notes are effectively subordinated to all our secured obligations to the extent of the value of the collateral securing such indebtedness and structurally subordinated to any existing and future obligations of our subsidiaries that do not guarantee the 2016 Notes. Any future guarantees of the 2016 Notes that are issued as described in the 2016 Notes Indenture will be unsecured unsubordinated obligations of the respective subsidiary guarantors and will rank equally in right of payment with such subsidiary guarantor's other unsecured and unsubordinated indebtedness.

        The 2016 Notes bear interest at 9.25% per year, payable semiannually in arrears on March 1st and September 1st. We may redeem the 2016 Notes, at our option, at any time and from time to time, in whole or in part, at a "make-whole" redemption price set forth in the 2016 Notes Indenture.

        Covenants.    The 2016 Notes Indenture contains certain affirmative and negative covenants that, among other things, limit our ability to pay dividends and make distributions on account of, or repurchase, our capital stock; limit our ability to create liens on assets; limit our ability to incur subsidiary debt; and restrict our ability to consolidate, merge or sell our assets. In addition, the 2016 Notes Indenture requires that we maintain a debt to tangible equity ratio of not more than 8.5 to 1. These covenants are subject to significant exceptions, and for so long as the notes are rated investment grade the limitation on our ability to incur subsidiary debt and make payments on our equity will be suspended. At September 30, 2011, we were in compliance with all of our financial covenants related to our 2016 Notes.

Medium-Term Notes

        General.    As of September 30, 2011, we had $429 million aggregate principal amount of medium-term notes (the "Medium-Term Notes") issued and outstanding under the MTN Indenture. The stated rate of interest of our outstanding Medium-Term Notes ranged from 7.125% to 7.85% as of September 30, 2011, and the maturity of the outstanding Medium-Term Notes ranged from March 1, 2013 to April 15, 2018, of which $421 million aggregate principal amount is due on March 1, 2013. The outstanding Medium-Term Notes are unsecured and rank senior to all of our existing and future subordinated indebtedness and equally with all of our existing and future unsecured indebtedness.

        Covenants.    The MTN Indenture contains certain affirmative and negative covenants, including, but not limited to, restrictions on mergers and liens. In addition, the MTN Indenture requires that we maintain a debt to tangible equity ratio of not more than 10 to 1. The MTN Indenture also restricts us from paying dividends on account of our capital stock if, after giving effect to the dividend payment, the debt to equity ratio exceeds 6.5 to 1. At September 30, 2011, we were in compliance with all of our financial covenants related to our Medium-Term Notes.

Convertible Notes

        On April 2, 2008, we completed a private offering of our 2012 Convertible Notes with an aggregate principal amount of $250 million and a maturity date of April 15, 2012 to certain qualified institutional buyers. We intend to use the net proceeds from this offering, along with cash on hand and the net proceeds from the Reopening, to repay at or prior to maturity the outstanding aggregate principal amount of our 2012 Convertible Notes. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing funds or similar assets. See "Use of Proceeds."

        On September 29, 2009, we completed a private offering of our 4.0% Convertible Senior Notes due 2014 (the "2014 Convertible Notes" and together with the 2012 Convertible Notes, the "Convertible Notes"), with an aggregate principal amount of $250 million and a maturity date of September 1, 2014 to certain qualified institutional buyers.

        The Convertible Notes are our senior unsecured obligations, which rank equally with all of our existing and future senior debt, including the notes offered hereby. The 2014 Convertible Notes are governed by an indenture (the "2014 Convertible Notes Indenture"), dated September 29, 2009, between us and The Bank of New York Mellon, as trustee. The 2012 Convertible Notes are governed by an indenture (the "2012 Convertible Notes Indenture," and, together with the 2014 Convertible Notes Indenture, the "Convertible Notes Indentures"), dated April 2, 2008, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

        Under the 2012 Convertible Notes Indenture, all or any portion of the 2012 Convertible Notes are convertible at any time through the third scheduled trading day preceding their maturity on April 15, 2012.

        Under the 2014 Convertible Notes Indenture, holders may convert their 2014 Convertible Notes at their option on any day prior to the close of business on the "scheduled trading day" immediately preceding March 1, 2014, only under the following circumstances: (1) during the five business-day period after any five consecutive trading day period (the "measurement period") in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such day; (2) during any calendar quarter and only during such calendar quarter, if the last reported sale price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on each such trading day; or (3) upon the occurrence of specified corporate events. Under the 2014 Convertible Notes Indenture, all or any portion of the 2014 Convertible Notes are convertible, regardless of the foregoing circumstances, at any time from, and including, March 1, 2014, through the third scheduled trading day immediately preceding their maturity on September 1, 2014.

        Upon conversion we will pay cash and, if applicable, deliver shares of our common stock based on a "daily conversion value" calculated on a proportionate basis for each "VWAP trading day" of the relevant 60 VWAP trading day observation period. The initial conversion rate for the 2014 Convertible Notes is 38.7522 shares of common stock per $1,000 in principal amount of 2014 Convertible Notes, equivalent to a conversion price of approximately $25.805 per share of common stock. The initial conversion rate for the 2012 Convertible Notes is 48.7805 shares of common stock per $1,000 in principal amount of 2012 Notes, equivalent to a conversion price of approximately $20.50 per share of common stock. Each conversion rate is subject to adjustment in some events but will not be adjusted for accrued interest.

        Subject to certain exceptions, holders of the Convertible Notes may require us to repurchase, for cash, all or part of their Convertible Notes upon a "fundamental change" (as defined in the Convertible Notes Indentures) at a price equal to 100% of the principal amount of the Convertible Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the "fundamental change repurchase date." In addition, upon a "make-whole fundamental change" (as defined in the Convertible Notes Indentures) prior to the maturity date of the Convertible Notes, we will, in some cases, increase the conversion rate for a holder of Convertible Notes that elects to convert its Convertible Notes in connection with such make-whole fundamental change. We may not redeem the 2014 Convertible Notes or the 2012 Convertible Notes prior to their maturity on September 1, 2014 and April 15, 2012, respectively.

        The 2014 Convertible Notes and 2012 Convertible Notes bear interest at 4.0% per year, payable semiannually in arrears in cash on March 1st and September 1st and April 15th and October 15th, respectively. In connection with the issuance of the 2014 Convertible Notes and 2012 Convertible Notes, we recognized an original issue discount and issuance costs of $74 million and $60 million, respectively, which are being accreted to Mortgage interest expense in our Consolidated Statements of Operations included in our 2010 Form 10-K through March 1, 2014 and October 15, 2011, respectively, or the earliest conversion date of the 2014 Convertible Notes and 2012 Convertible Notes.

        The Convertible Notes Indentures contain certain events of default after which the Convertible Notes may in certain circumstances become due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Convertible Note when due and such failure continues for 30 days; failure to pay any principal of, or extension fee (if any) on, any Convertible Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Convertible Notes into cash, our common stock or a combination of cash and our common stock, as applicable, upon exercise of a holder's conversion right and such failure continues for 5 days; failure in performance or breach of any covenant or agreement by us under the Indenture and such failure or breach continues for 60 days after written notice has been given to us; failure by us to comply with our notice obligations in connection with a fundamental change or specified corporate events, as applicable; failure to pay any indebtedness borrowed by us or one of our majority owned subsidiaries in an outstanding principal amount in excess of $25 million if such default is not rescinded or annulled within 30 days after written notice; failure by us or one of our majority-owned subsidiaries to pay, bond or otherwise discharge any judgments or orders in excess of $25 million within 60 days of notice; and certain events in bankruptcy, insolvency or reorganization of our Company.

        In connection with the issuance of the 2014 Convertible Notes and the 2012 Convertible Notes, we entered into convertible note hedging transactions with respect to the Conversion Premium (the "2014 Purchased Options" and the "2012 Purchased Options," respectively, and the "Purchased Options" collectively) and warrant transactions whereby we sold warrants to acquire, subject to certain anti-dilution adjustments, shares of our common stock. The 2014 Purchased Options are intended to reduce the potential dilution of our common stock upon potential future conversion of the 2014 Convertible Notes and generally have the effect of increasing the conversion price of the 2014 Convertible Notes from $25.805 (based on the initial conversion rate of 38.7522 shares of our common stock per $1,000 principal amount of the 2014 Convertible Notes) to $34.74 per share. The 2012 Purchased Options are intended to reduce the potential dilution to our common stock upon potential future conversion of the 2012 Convertible Notes and generally have the effect of increasing the conversion price of the 2012 Convertible Notes from $20.50 (based on the initial conversion rate of 48.7805 shares of our common stock per $1,000 principal amount of the 2012 Convertible Notes) to $27.20 per share.

        The New York Stock Exchange listing standards require stockholder approval prior to the issuance of shares of common stock or securities convertible into common stock that will, or will upon issuance, equal or exceed 20% of outstanding shares of common stock. Unless and until stockholder approval to exceed this limitation is obtained, we will settle conversion of the 2014 Convertible Notes entirely in cash.

Asset-Backed Debt

Vehicle Management Asset-Backed Debt

        As of September 30, 2011, our subsidiaries had the following series of existing asset-backed notes outstanding:

Outstanding Principal Amount
(in millions)
Chesapeake Series 2009-1 Term Notes	$411
Chesapeake Series 2009-2 Class A Term Notes	664
Chesapeake Series 2009-2 Class B Term Notes	30
Chesapeake Series 2009-2 Class C Term Notes	27
Chesapeake Series 2009-3 Class A Term Notes	50
Chesapeake Series 2009-3 Class B Term Notes	2
Chesapeake Series 2009-4 Class A Term Notes	77
Chesapeake Series 2009-4 Class B Term Notes	9
Chesapeake Series 2009-4 Class C Term Notes	9
Chesapeake Series 2010-1 Class A Variable Funding Notes	463
Chesapeake Series 2010-1 Class B Term Notes	23
Chesapeake Series 2011-1 Class A Variable Funding Notes	331
Chesapeake Series 2011-1 Class B Term Notes	16
Chesapeake Series 2011-2 Class A Term Notes	327
Chesapeake Series 2011-2 Class B Term Notes	8
FLRT Series 2010-1 Notes	136
FLRT Series 2010-2 Notes	317
Other	33

Total Vehicle Management Asset-Backed Debt	$2,933

        General.    Vehicle management asset-backed debt primarily represents variable-rate debt issued by our wholly owned subsidiary, Chesapeake Funding LLC ("Chesapeake"), under the Series 2009-1, 2009-2, 2009-3, 2009-4, 2010-1, 2011-1 and 2011-2 Notes (each as defined herein, and collectively referred to as the "Chesapeake Term Notes") to support the acquisition of vehicles used by our Fleet Management Services segment's U.S. leasing operations. Provided no termination or amortization event has occurred, the Chesapeake Series 2010-1 and 2011-1 Notes have revolving periods during which time the pro-rata share of lease cash flows pledged to Chesapeake will create availability to fund the acquisition of vehicles to be leased to customers of our Fleet Management Services segment. As of September 30, 2011, the Chesapeake Series 2009-3, 2010-1 Class B, 2011-1 Class B and 2011-2 Notes were revolving in accordance with their terms, and the Chesapeake Series 2009-1, 2009-2 and 2009-4 Notes had begun to amortize in accordance with their terms. The revolving period for the Series 2009-3 Notes, however, expired on October 20, 2011. As of September 30, 2011, variable funding Series 2010-1 and 2011-1 Notes were also revolving in accordance with their terms. The FLRT Series 2010-1 and Series 2010-2 Notes (as defined herein and collectively referred to herein as the "FLRT 2010 Notes") issued by Fleet Leasing Receivables Trust, our Canadian special purpose trust ("FLRT") are amortizing notes with no revolving period.

Chesapeake Funding LLC

        Series 2009-1 Term Notes.    On June 9, 2009, Chesapeake issued $1.0 billion in aggregate principal amount of its Floating Rate Asset Backed Investor Notes ("Series 2009-1 Notes"). The Series 2009-1 Notes had a twelve month revolving period, after which the Series 2009-1 Notes began amortizing with the initial amortization payment made on June 15, 2010. The Series 2009-1 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-1 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

        Series 2009-2 Class A, B and C Term Notes.    On September 11, 2009, Chesapeake issued: (i) $850 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Investor Notes, Class A; (ii) $31.4 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Investor Notes, Class B; and (iii) $29.1 million in aggregate principal amount of its Series 2009-2 Floating Rate Asset Backed Investor Notes, Class C (Classes A, B and C collectively, the "Series 2009-2 Notes"). The Series 2009-2 Notes had an eighteen month revolving period, after which the Series 2009-2 Notes began amortizing with the initial amortization payment made on April 15, 2011. The Series 2009-2 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-2 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

        Series 2009-3 Class A and B Term Notes.    On November 18, 2009, Chesapeake issued: (i) $50 million in aggregate principal amount of Series 2009-3 Floating Rate Asset Backed Investor Notes, Class A and (ii) $1,848,000 aggregate principal amount of Series 2009-3 Floating Rate Asset Backed Investor Notes, Class B (Classes A and B collectively, the "Series 2009-3 Notes"). The Series 2009-3 Notes had a twenty-four month revolving period, after which the Series 2009-3 Notes began amortizing with the initial amortization payment made on November 7, 2011. The Series 2009-3 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-3 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

        Series 2009-4 Class A, B and C Term Notes.    On December 18, 2009, Chesapeake issued: (i) $250 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Investor Notes, Class A, (ii) $9.25 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Investor Notes, Class B, and (iii) $8.55 million in aggregate principal amount of its Series 2009-4 Floating Rate Asset Backed Investor Notes, Class C (Classes A, B and C collectively, the "Series 2009-4 Notes"). The Series 2009-4 Notes had a four month revolving period, after which the Series 2009-4 Notes began amortizing with the initial amortization payment made on April 7, 2010. The Series 2009-4 Notes bear interest payable monthly based on a fixed spread over one month LIBOR. The Series 2009-4 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

        Series 2010-1 Class A and B Term Notes.    On June 1, 2010, Chesapeake entered into a Series 2010-1 Supplement pursuant to which Chesapeake could issue, from time to time, up to $1 billion in aggregate principal amount of notes under commitments provided by a syndicate of lenders and issued: (i) $500 million in aggregate principal amount of the Series 2010-1 Class A Notes and (ii) approximately $33.0 million in aggregate principal amount of Series 2010-1 Class B Notes. Net proceeds from the Series 2010-1 Notes were used to repay and terminate the remaining outstanding balance of $370 million under Chesapeake's Series 2006-2 Notes, increase borrowings relative to the pool of eligible lease assets and fund certain other fees and costs in connection with the issuance of the Series 2010-1 Notes. The Series 2010-1 Class B Notes were sold to PHH Sub 2, Inc., our indirect wholly owned subsidiary, and subsequently resold to a third-party investor on October 4, 2010. On June 29, 2011, Chesapeake amended the Series 2010-1 Supplement. As a result of amending the Series 2010-1 Supplement the revolving period of Chesapeake's 2010-1 Notes was extended to June 27, 2012 and the total committed funding available to Chesapeake under the Series 2010-1 Supplement was reduced from $1.0 billion to $700 million. On December 28, 2011, Chesapeake further amended the Series 2010-1 Supplement (as amended, the "Amended 2010-1 Supplement"). Pursuant to the Amended 2010-1 Supplement, Chesapeake (i) may issue from time to time up to $875 million in aggregate principal amount of Series 2010-1 Class A Notes; and (ii) had approximately $29 million aggregate principal amount of Series 2010-1 Class B Notes issued and outstanding as of December 28, 2011. The Series 2010-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Amended Series 2010-1 Supplement contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. Under the Amended Series 2010-1 Supplement, the amortization events include, among other things, any failure by us to maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion and (ii) at any time, a ratio of our and our subsidiaries' indebtedness to our and our subsidiaries' tangible net worth less than or equal to 6.5 to 1. Chesapeake has the option to prepay the Series 2010-1 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance and certain applicable fees.

        Series 2011-1 Class A and B Term Notes.    On June 29, 2011, Chesapeake entered into a Series 2011-1 Supplement pursuant to which Chesapeake could issue from time to time up to $500 million in aggregate principal amount of notes under commitments provided by a syndicate of lenders and issued: (i) approximately $409.2 million in aggregate principal amount of Series 2011-1 Class A Notes and (ii) approximately $16.5 million in aggregate principal amount of Series 2011-1 Class B Notes. Net proceeds received from the Series 2011-1 Notes were used to pay down a portion of Chesapeake's Series 2010-1 Notes. The Series 2011-1 Notes have a twenty-four month revolving period, after which the Series 2011-1 Notes will amortize with the initial amortization payment being made on July 8, 2013. On December 28, 2011, Chesapeake amended the Series 2011-1 Supplement (as amended, the "Amended 2011-1 Supplement"). Pursuant to the Amended 2011-1 Supplement, Chesapeake (i) may issue from time to time up to $625 million in aggregate principal amount of Series 2011-1 Class A Notes; and (ii) had approximately $21 million aggregate principal amount of Series 2011-1 Class B Notes issued and outstanding as of December 28, 2011. The Series 2011-1 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Amended Series 2011-1 Supplement contains certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

        As a result of entering into and/or amending the Series 2010-1 Supplement and the Series 2011-1 Supplement on June 29, 2011 and December 28, 2011, the maturity of Chesapeake's committed funding was extended and the availability was increased.

        Series 2011-2 Class A, B and C Term Notes.    On September 28, 2011, Chesapeake issued: (i) approximately $326.8 million in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class A, (ii) approximately $12.0 million in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class B and (iii) approximately $11.2 million in aggregate principal amount of Series 2011-2 Floating Rate Asset Backed Investor Notes, Class C (Classes A, B and C collectively, the "Series 2011-2 Notes"). All of the Series 2011-2 Class A Notes and $8.0 million in aggregate principal amount of the Series 2011-2 Class B Notes were sold to third party purchasers unaffiliated with Chesapeake or us. The remaining $4.0 million in aggregate principal amount of the Series 2011-2 Class B Notes and all of the Series 2011-2 Class C Notes were retained by PHH Sub 2 Inc., our indirect wholly owned subsidiary. Substantially all of the net proceeds of the sale of the Series 2011-2 Notes were used to pay down a portion of Chesapeake's Series 2010-1 Notes and Series 2011-1 Notes. The Series 2011-2 Notes have a twenty-four month revolving period, after which the Series 2011-2 Notes will amortize with the initial amortization payment being made on October 7, 2013. The Series 2011-2 Notes bear interest payable monthly at variable rates based on a fixed spread over one month LIBOR. The Series 2011-2 Notes are subject to certain customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens.

Fleet Leasing Receivables Trust

        Series 2010-1 Class A and B Notes.    On January 27, 2010, FLRT issued approximately $119 million of senior Class A-1 term asset-backed notes which was comprised of two subclasses of senior term asset backed notes (the "FLRT Series 2010-1 Class A-1 Notes") and approximately $224 million of senior Class A-2 term asset-backed notes which was comprised of two subclasses of senior term asset backed notes (the "FLRT Series 2010-1 Class A-2 Notes" and together with the Series 2010-1 Class A-1 Notes, collectively the "FLRT Series 2010-1 Class A Notes") to finance a fixed pool of eligible lease assets in Canada. Three of the four subclasses of FLRT Series 2010-1 Class A Notes were denominated in Canadian dollars with the remaining subclass of FLRT Series 2010-1 Class A Notes denominated in U.S. dollars. The FLRT Series 2010-1 Class A-1 notes and Class A-2 notes are amortizing notes and have maturity dates of February 15, 2011 and November 15, 2013, respectively. On the same date, FLRT also issued C$16,952,000 in aggregate principal amount of Series 2010-1 Class B asset-backed notes (the "Series 2010-1 Class B Notes," and, together with the FLRT Series 2010-1 Class A Notes, the "FLRT Series 2010-1 Notes"). This series of transactions resulted in the sale of certain fleet lease assets originated and serviced by PHH Vehicle Management Services, Inc. to FLRT, which, in turn, issued and sold approximately C$363 million of the FLRT Series 2010-1 Class A Notes backed by the PHH Vehicle Management Services, Inc. fleet lease assets. FLRT is a Canadian special purpose trust established and administered by PHH Vehicle Management Services, Inc. for the purpose of acquiring, disposing of and administering fleet leases and borrowing funds or issuing securities to finance the acquisition of such assets. The FLRT Series 2010-1 Notes were issued as amortizing and bear interest payable monthly based on fixed annual percentage rates with the first interest and principal payment made by FLRT on February 15, 2010.

        On August 31, 2010, FLRT entered into the Series 2010-2 indenture supplement pursuant to which up to $243 million in aggregate principal amount of notes (the "FLRT Series 2010-2 Notes") were issuable under commitments provided by a syndicate of lenders to finance eligible fleet lease assets in Canada. On that date, $134 million of senior asset-backed notes were issued and used to pay down amounts outstanding under an unsecured facility. In October 2010, the committed aggregate principal amount of the FLRT Series 2010-2 Notes was increased to $301 million. In December 2010, FLRT issued $87 million of additional FLRT Series 2010-2 Notes. The FLRT Series 2010-2 Notes are denominated in Canadian dollars and were issued as amortizing.

        On August 31, 2011, the Series 2010-2 indenture supplement of the FLRT facility was amended to extend the maturity date to August 30, 2012. The FLRT facility was also amended in the third quarter of 2011 to increase capacity to $343 million. On November 1, 2011, the FLRT 2010-2 series was further amended to increase capacity to $565 million. The commitments of FLRT facility are renewable subject to agreement by the parties. As of September 30, 2011, FLRT issued an additional $209 million of FLRT Series 2010-2 Notes.

Mortgage Warehouse Asset-Backed Facilities

        Bank of America Warehouse Facility.    On October 14, 2010, PHH Mortgage entered into a $200 million committed mortgage warehouse financing facility with Bank of America, pursuant to a master repurchase agreement and certain related agreements. On October 13, 2011, the committed mortgage warehouse asset-backed debt facility with Bank of America was amended and restated to provide for $400 million of aggregate committed borrowing capacity for the warehousing and gestation of mortgages and was extended through October 11, 2012, with the option to renew the agreement for another year. On October 13, 2011, we also allowed our $500 million off-balance sheet gestation facility with Bank of America to expire.

        JPMorgan Gestation Facility.    On September 2, 2010, PHH Mortgage entered into the Mortgage Loan Participation Sale Agreement, dated September 2, 2010 (the "JPMorgan Gestation Facility") with JPMorgan Chase Bank, N.A., as purchaser ("JPMorgan"). Subject to compliance with the terms and conditions of the JPMorgan Gestation Facility, including the affirmative and negative covenants contained therein, the JPMorgan Gestation Facility commits JPMorgan to purchase from PHH Mortgage, from time to time during the term of the JPMorgan Gestation Facility, participation certificates evidencing a 100% undivided beneficial ownership interest in pools of fully amortizing first lien residential mortgage loans that are intended to ultimately be included in residential mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac (the "Agency Mortgage-Backed Securities").

        The aggregate purchase price of participation certificates owned by JPMorgan at any given time for which JPMorgan has not been paid the purchase price for the related Agency Mortgage-Backed Securities by the applicable takeout investor as specified in the applicable takeout commitment cannot exceed $500 million. The settlement of the sale of the Agency Mortgage-Backed Securities to third party takeout investors will effectively increase availability under JPMorgan's purchase commitment, subject to the maximum commitment of $500 million, by reducing the amount of participation certificates that JPMorgan owns on the settlement date of such Agency Mortgage-Backed Securities. The revolving nature of the purchase commitment under the JPMorgan Gestation Facility provides PHH Mortgage with incremental funding capacity for originated mortgage loans prior to their securitization into Agency Mortgage-Backed Securities. On September 27, 2011, the JPMorgan Gestation Facility was amended to, among other things, extend the expiration date. Unless terminated earlier in accordance with its terms, upon the occurrence of specified termination events, including, among other things, certain defaults in payment with respect to other indebtedness by PHH or PHH Mortgage, the JPMorgan Gestation Facility expires on September 30, 2012.

        The JPMorgan Gestation Facility contains various financial and non-financial covenants, including, among others, a covenant requiring PHH to maintain consolidated net worth of not less than $1 billion measured as of the last day of each fiscal quarter, a covenant requiring PHH and its subsidiaries, including PHH Mortgage, at all times, to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring PHH and its subsidiaries, including PHH Mortgage, to maintain committed third party mortgage warehouse capacity (excluding uncommitted warehouse capacity provided by the GSEs) of at least $1.0 billion at all times, of which no more than $500 million may be committed to facilities that are exclusively related to Gestation Facilities. The JPMorgan Gestation Facility, subject to certain limited exceptions, also contains various negative covenants that restrict the ability of PHH Mortgage and the material subsidiaries of PHH to, among other things, incur and prepay certain indebtedness. PHH Mortgage is also generally required to maintain its status as an approved Ginnie Mae, Fannie Mae and Freddie Mac seller/servicer, subject to certain limited exceptions.

        RBS Warehouse Repurchase Facility.    On June 24, 2011, PHH Mortgage, our wholly-owned subsidiary, entered into the Third Amended and Restated Master Repurchase Agreement (the "Third

Amended Repurchase Agreement"), among PHH Mortgage, as seller, and The Royal Bank of Scotland plc ("RBS"), as buyer. The Third Amended Repurchase Agreement provides for $700 million of mortgage warehouse financing capacity, $500 million of which is committed capacity and $200 million of which is uncommitted capacity (the "RBS Repurchase Facility"). Subject to compliance with the terms of the Third Amended Repurchase Agreement, the RBS Repurchase Facility will expire on June 22, 2012. The Third Amended Repurchase Agreement contains various financial and non-financial covenants, including a covenant requiring the Company to maintain consolidated net worth of not less than $1.0 billion measured as of the last day of each fiscal quarter, a covenant requiring the Company to maintain a ratio of indebtedness to tangible net worth of not greater than 6.5 to 1, and a covenant requiring PHH Mortgage to maintain at least $1.0 billion of committed capacity under mortgage warehouse or gestation facilities exclusive of the RBS Repurchase Facility, provided that no more than $500 million of such capacity is in respect of facilities that are exclusively gestation facilities. As of September 30, 2011, in addition to the RBS Repurchase Facility, PHH Mortgage maintained more than $2.4 billion in qualifying mortgage repurchase or warehouse facilities, excluding a $500 million Bank of America Gestation Facility, which was allowed to expire on October 13, 2011. This amount, however, includes our $350 million PHH Mortgage Facility (as defined herein), our $500 million JPMorgan Gestation Facility, which require maintenance of at least $1.0 billion of warehouse facilities (with no more than $500 million of gestation facilities included towards the minimum, excluding the uncommitted facilities provided by Fannie Mae) and $1.0 billion of warehouse facilities (excluding uncommitted facilities provided by the GSEs). The assets collateralizing the RBS Repurchase Facility are not available to pay our general obligations or those of PHH Mortgage.

        Credit Suisse Warehouse Repurchase Facilities.    On May 25, 2011, we renewed up to $675 million of committed 364-day mortgage warehouse capacity under the two Credit Suisse Repurchase Facilities (as defined herein). PHH Mortgage, our wholly owned subsidiary, renewed its $350 million committed mortgage warehouse financing facility (the "PHH Mortgage Facility") pursuant to an Amended and Restated Master Repurchase Agreement, dated May 25, 2011, by and among us, as guarantor, PHH Mortgage, as seller, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer. PHH Home Loans, our indirect majority owned subsidiary, and certain of PHH Home Loans' wholly owned subsidiaries renewed its $325 million committed mortgage warehouse financing facility (the "PHH Home Loans Facility," and, together with the PHH Mortgage Facility, the "Credit Suisse Repurchase Facilities"), pursuant to an Amended and Restated Master Repurchase Agreement, dated May 25, 2011, by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer (the "PHH Home Loans Repurchase Agreement"). Borrowings under the Credit Suisse Repurchase Facilities bear interest at variable rates. The covenants under the PHH Mortgage Facility provide, among other things, that we must maintain (i) on the last day of each fiscal quarter, consolidated net worth of at least $1.0 billion and (ii) at all times, a ratio of indebtedness to our tangible net worth less than or equal to 6.5 to 1. Further, the PHH Mortgage Facility requires PHH Mortgage to maintain a minimum of $1.0 billion in committed mortgage repurchase or warehouse facilities, with no more than $500 million of gestation facilities included towards the minimum, excluding the uncommitted facilities provided by Fannie Mae. The covenants under the PHH Home Loans Facility provide, among other things, that PHH Home Loans must maintain at all times a specified adjusted tangible net worth and ratio of indebtedness to adjusted tangible net worth. The agreements governing the Credit Suisse Repurchase Facilities provide that in the event of an event of default or termination event, as the case may be, for any dividend paid by us or certain of our mortgage subsidiaries, including PHH Mortgage or PHH Home Loans, an equal dollar amount must be remitted to the lenders and applied against outstanding borrowings. The PHH Facility Amendments permit PHH Mortgage to borrow additional amounts to the extent of any unused portion of PHH Home Loan's commitment, up to $500 million in total borrowings at PHH Mortgage.

        Ally Bank Warehouse Repurchase Agreement.    On April 8, 2010, the PHH Home Loans entered into a $150 million committed mortgage warehouse financing facility with Ally Bank pursuant to a master repurchase agreement and certain related agreements. On July 28, 2011, the maturity date of the $150 million variable-rate committed mortgage warehouse facility was extended from July 31, 2011 to the earliest of (i) December 1, 2011 as such date may be extended in writing by Ally Bank, in its sole discretion, (ii) the date that is 90 days after either PHH Home Loans or Ally Bank gives notice to the other of termination, or (iii) the date that the facility is otherwise terminated in accordance with its terms following an event of default. On November 30, 2011, we entered into a five day extension letter agreement, extending the termination date to December 8, 2011. Effective December 6, 2011, we entered into an amendment pursuant to which the commitment amount of the facility was reduced to $75 million and the expiration date was extended to April 1, 2012; provided, however, no new loans may be funded under the facility after March 1, 2012. The covenants under PHH Home Loans' mortgage warehouse financing facility with Ally Bank provide, among other things, that PHH Home Loans must maintain at all times a specified tangible net worth and ratio of indebtedness to tangible net worth.

        Wells Fargo Repurchase Facilities.    On August 12, 2011, PHH Mortgage and PHH Home Loans each entered into separate master repurchase agreements with Wells Fargo Bank, N.A. (the "Wells Fargo Repurchase Facilities"). The Wells Fargo Repurchase Facilities provide $300 million and $150 million of committed mortgage warehouse financing capacity to PHH Mortgage and PHH Home Loans, respectively. The covenants under the Wells Fargo Repurchase Facility between Wells Fargo, PHH Mortgage and us, as guarantor, provide, among other things, that we must maintain (i) on the last day of any fiscal quarter, consolidated net worth of at least $1.0 billion and (ii) at all times, a ratio of indebtedness to adjusted tangible net worth less than or equal to 6.5 to 1. The covenants under the Wells Fargo Repurchase Facility between Wells Fargo and PHH Home Loans provide, among other things, that PHH Home Loans must maintain at all times a specified adjusted tangible net worth and ratio of indebtedness to adjusted tangible net worth. The agreements governing the Wells Fargo Repurchase Facilities prohibit us and certain of our mortgage subsidiaries, including PHH Mortgage and PHH Home Loans, from paying any dividends in the event of an event of default or if the payment of such dividend would cause a violation of a financial covenant, unless such restriction would cause a breach or default under our Amended Credit Facility. Each of the Wells Fargo Repurchase Facilities contain customary representations, warranties, covenants, conditions precedent and indemnification provisions and are scheduled to terminate on August 10, 2012.

        Fannie Mae Repurchase Facilities.    PHH Mortgage maintains a variable-rate uncommitted mortgage repurchase facility with Fannie Mae which provides for approximately $2.0 billion of uncommitted capacity and is subject to termination by Fannie Mae upon 30-day notice. The total uncommitted capacity of this variable-rate facility is subject to change by Fannie Mae at any time.

        Additionally, PHH Mortgage maintains a servicing advance facility with Fannie Mae with a total committed capacity of $120 million. This servicing advance facility entitles PHH Mortgage to early reimbursement by Fannie Mae of certain servicing advances for mortgages sold to Fannie Mae. Fannie Mae is entitled to recoup such early reimbursement amounts on the termination of the early reimbursement period. The early reimbursement period is scheduled to terminate on March 31, 2012, provided no stop event has occurred that has not been waived, and may be extended by mutual agreement of the parties.

        On December 15, 2011, PHH Mortgage entered into the Committed Funding Letter Agreement with Fannie Mae. Subject to compliance with its terms and conditions and provided no termination event has occurred pursuant to which Fannie Mae has exercised its right to terminate the Committed Funding Letter Agreement, the Committed Funding Letter Agreement renewed Fannie Mae's commitment to accept sale and delivery, and to purchase, from PHH Mortgage mortgage loans and pools of mortgage loans pursuant to Fannie Mae's "As Soon as Pooled" ("ASAP") and "As Soon as

Pooled Plus" ("ASAP Plus") early funding programs from time to time during the term of the Committed Funding Letter Agreement. Fannie Mae will not be committed to purchase mortgage loans or pools of mortgage loans from PHH Mortgage to the extent that, after giving effect to the purchase thereof, the aggregate unpaid principal balance of mortgage loans and pools of mortgage loans considered to be Pending (as defined in the Committed Funding Letter Agreement) under PHH Mortgage's ASAP and ASAP Plus agreements with Fannie Mae would exceed $1 billion. Commitment fees under the Committed Funding Letter Agreement are fixed at $3.5 million per annum. Subject to Fannie Mae's and PHH Mortgage's early termination rights, the Committed Funding Letter Agreement is scheduled to terminate on December 15, 2012. The incremental funding provided by the Committed Funding Letter Agreement is in addition to the uncommitted variable-rate mortgage funding arrangements that PHH Mortgage maintains with Fannie Mae. Total committed capacity was approximately $1 billion as of September 30, 2011. Fannie Mae has the right, among other termination rights, to terminate the Committed Funding Letter Agreement if our credit rating by S&P falls below BB or by Moody's Investors Service falls below Ba2. Since S&P downgraded our senior unsecured debt rating to BB- on December 21, 2011, Fannie Mae has the right to terminate the Committed Funding Letter Agreement committed mortgage warehouse capacity. On January 5, 2012, Fannie Mae informed us that it has agreed not to take any action as a result of the December 21, 2011 S&P downgrade until at least 5:00 p.m. on Friday, February 3, 2012. If S&P's credit rating of our senior long-term unsecured debt remains below the "BB" level after this time, Fannie Mae has informed us that it will evaluate its options, including its option to terminate the Committed Funding Letter Agreement. Any such evaluation could also result in changes to our agreements with Fannie Mae, including, without limitation, (i) a reduction or elimination of the use of certain Fannie Mae products or programs, (ii) the modification of certain legal agreements, and (iii) the exercise of certain contractual rights by Fannie Mae intended to reduce Fannie Mae's counterparty risk exposure. See "Summary—Recent Developments—Ratings Downgrade" and "—Liquidity update."

        Barclays Bank PLC Mortgage Financing Facilities.    On December 13, 2011, PHH Mortgage entered into (i) a committed mortgage warehouse financing facility pursuant to a Master Repurchase Agreement between PHH Mortgage, as seller, and Barclays Bank PLC, as purchaser and agent (the "Barclays Mortgage Facility"), and (ii) a committed mortgage gestation financing facility pursuant to a Mortgage Loan Participation Purchase and Sale Agreement between PHH Mortgage, as seller, and Barclays Bank PLC, as purchaser and agent (the "Barclays Gestation Facility"). On December 13, 2011, the Company executed a Guaranty in favor of Barclays Bank PLC guarantying the obligations of PHH Mortgage under the Barclays Mortgage Facility. The covenants under the Barclays Mortgage Facility provide, among other things, that we must maintain (i) on the last day of any fiscal quarter, consolidated net worth of at least $1.0 billion and (ii) at all times, a ratio of indebtedness to tangible net worth less than or equal to 6.5 to 1.

        On December 13, 2011, PHH Home Loans and certain of its wholly owned subsidiaries entered into a committed mortgage warehouse financing facility pursuant to a Master Repurchase Agreement by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Barclays Bank PLC, as purchaser and agent (the "Barclays Home Loans Facility"). The covenants under the Barclays Home Loan Facility provide, among other things, that PHH Home Loans must maintain at all times a specified adjusted tangible net worth and ratio of indebtedness to adjusted tangible net worth.

        The aggregate amount of committed revolving financing capacity under the Barclays Mortgage Facility, the Barclays Gestation Facility and the Barclays Home Loans Facility is $500 million; provided, however, that no more than $150 million of such committed revolving financing capacity may be utilized under the PHH Home Loans Barclays Facility at any given time.

        Each of the Barclays Mortgage Facility, the Barclays Gestation Facility and the Barclays Home Loans Facility terminates December 11, 2012. Each of the Barclays Mortgage Facility, the Barclays Gestation Facility and the Barclays Home Loans Facility contains various customary representations, warranties, covenants, conditions precedent and indemnification provisions.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the ownership, sale, conversion, or other disposition of the notes by the initial purchasers thereof and of the ownership and disposition of any common stock received upon a conversion of the notes. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, and tax-exempt organizations) or to persons that will hold the notes as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary is written only for investors that (i) purchase notes in this offering at the "issue price," which is equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money and (ii) will hold their notes as "capital assets" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Each prospective investor is urged to consult its tax advisor regarding the U.S. federal, state, local, and foreign income and other tax considerations of the ownership, sale, conversion or other disposition of the notes and the ownership and disposition of the common stock received upon a conversion of the notes.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note or common stock received upon the conversion of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States, any state of the United States, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person. A beneficial owner of a note or common stock received upon the conversion of a note that is not a U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes is referred to herein as a "Non-U.S. Holder."

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes or common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of notes or common stock that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax considerations relating to the ownership, sale, conversion, or other disposition of the notes or common stock received upon a conversion of notes.

U.S. Holders

Taxation of Interest

        It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Payments of interest on the notes will generally be taxable as ordinary interest income in accordance with the U.S. Holder's regular method of tax accounting at the time such payments are accrued or received.

Sale or Other Disposition of the Notes

        Upon a sale, exchange, redemption, or other disposition of notes (other than a conversion of a note into cash and shares of our common stock, the U.S. federal income tax considerations of which are described under "—Conversion of the Notes" below), a U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received by the holder, other than amounts attributable to accrued but unpaid interest on the notes not previously included in income (which will be taxable as ordinary interest income as described under "—Taxation of Interest" above), and the U.S. Holder's adjusted tax basis in such notes. The proceeds received by the U.S. Holder include the amount of any cash and the fair market value of any other property received for the note. A U.S. Holder's tax basis in a note will generally be equal to the cost of the note to such U.S. Holder. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. Holder's holding period for the notes is more than one year at the time of the disposition. For non-corporate U.S. Holders, long-term capital gains will generally be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Conversion of the Notes

        If a U.S. Holder receives cash and common stock upon a conversion of the notes, provided that the notes constitute "securities" for U.S. federal income tax purposes, which is likely, the conversion should be treated as a recapitalization and, unless otherwise indicated, the following discussion assumes such treatment is respected. A U.S. Holder will generally not recognize any loss upon the conversion but will recognize gain on the conversion in an amount equal to the lesser of (i) the gain realized (which is equal the excess of the sum of the fair market value of the common stock and cash received, other than amounts attributable to accrued but unpaid interest, over the U.S. Holder's adjusted basis in the note) and (ii) the amount of cash received (other than cash attributable to accrued interest or received in lieu of a fractional share). Any gain recognized on conversion should generally be capital gain and should be long-term capital gain if, at the time of the conversion, the note has been held for more than one year. The U.S. Holder's adjusted tax basis in the common stock received in such a conversion (other than common stock attributable to accrued interest) will be the same as the U.S. Holder's adjusted tax basis in the notes surrendered (excluding the portion of the tax basis that is properly allocable to any fractional share), increased by the amount of gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than with respect to a fractional share). The U.S. Holder's holding period for such common stock (other than common stock attributable to accrued interest) will include the U.S. Holder's holding period for the notes that were converted.

        If the conversion of a note into cash and common stock is not treated as a recapitalization, the U.S. Holder may recognize an amount of gain that is different from the amount described above. An alternative characterization would treat the conversion of a note into cash and common stock in part as a sale of a portion of the note, and in part as a conversion of a portion of the note into common stock. The U.S. Holder would generally recognize capital gain or loss with respect to the portion of the note treated as sold equal to the difference between the amount of the cash received by the U.S. Holder (other than amounts attributable to accrued but unpaid interest) and the U.S. Holder's adjusted tax basis in the portion of the note treated as sold. With respect to the portion of the note treated as converted, a U.S. Holder would generally not recognize gain or loss (other than common stock attributable to accrued interest). The U.S. Holder's adjusted tax basis in the note would be allocated between the portion of the note treated as sold and the portion of the note treated as converted into common stock on a pro rata basis, based on the respective fair market values of each portion. U.S. Holders should consult their tax advisors regarding the proper treatment of a conversion. If a U.S. Holder receives only cash in respect of any notes surrendered for conversion, such U.S. Holder will generally be treated as having disposed of such notes and will recognize gain or loss on such disposition as described above under "—U.S. Holders—Sale or Other Disposition of the Notes."

        The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would generally be equal to the difference between the amount of cash a U.S. Holder would receive in respect of the fractional share and the portion of the U.S. Holder's adjusted tax basis in the common stock received in the conversion (as described above) that is properly allocable to the fractional share. A U.S. Holder's tax basis in a fractional share will be determined by allocating the holder's tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

        Any cash and the value of any portion of our common stock that is attributable to accrued interest on the notes not previously recognized in income would be subject to tax as ordinary income. The basis in any shares of common stock attributable to accrued interest would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued interest would begin the day after the date of conversion.

        If a U.S. Holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion (see "Description of the Notes—Exchange in Lieu of Conversion"), and the designated financial institution accepts the notes and delivers common stock and cash for any fractional shares in exchange for the notes, such U.S. Holder will be treated as having disposed of such notes and will recognize gain or loss on such disposition as described above under "—U.S. Holders—Sale or Other Disposition of the Notes." U.S. Holders whose notes are surrendered for conversion through a financial institution should consult their tax advisors regarding the U.S. federal income tax treatment of such surrender.

Constructive Dividends

        The conversion rate of the notes will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or the failure to make adjustments) that have the effect of increasing a holder's proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to the holder in the form of our stock (a "Constructive Dividend"). Accordingly, for example, if at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the indenture, the conversion rate of the notes is increased, such increase may be treated as a Constructive Dividend, which may result in the deemed receipt of a taxable dividend by holders of the notes, although they would not actually receive any cash or other property. For example, an increase in the conversion rate in the event of our distribution of our debt instruments or our assets will generally result in Constructive Dividend treatment to holders of the notes, but an increase in the event of stock dividends or the distribution of rights to subscribe for our common stock will generally not. Any Constructive Dividend will generally be taxable as a dividend, return of capital or capital gain in accordance with the rules described in the following paragraph. It is unclear whether Constructive Dividends will be eligible for the special reduced tax rate for eligible dividends received by non-corporate U.S. Holders or the dividends received deduction for dividends received by corporate U.S. Holders. Holders are urged to consult their tax advisors concerning the tax treatment of such Constructive Dividends.

Distributions on Common Stock

        If we make distributions on our common stock received upon conversion of a note, the distributions will generally be treated as dividends to a U.S. Holder of our common stock to the extent we have current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year of the distribution. To the extent the distributions exceed our current and accumulated earning and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder's adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Eligible dividends received by a non-corporate U.S. Holder in tax years beginning on or before December 31, 2012, will be subject to tax at the special reduced rate generally applicable to long-term capital gain, and corporate holders will generally be entitled to claim the dividends received deduction with respect to dividends paid on our common stock, subject to applicable restrictions, including satisfaction of applicable holding period requirements.

Sale or other Disposition of Common Stock

        Upon the sale or other disposition of our common stock received upon conversion of a note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other disposition and (ii) the U.S. Holder's adjusted tax basis in our common stock.

        Such capital gain or loss will be long-term if the U.S. Holder's holding period in respect of such common stock is more than one year at the time of the sale or other disposition. For non-corporate U.S. Holders, long term capital gain is generally eligible for reduced rates of taxation. The utilization of capital losses is subject to certain limitations.

Non-U.S. Holders

        Unless otherwise stated, the following discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of notes or common stock received upon a conversion of the notes by a Non-U.S. Holder assumes that the holder is not engaged the conduct of in a U.S. trade or business. For a discussion of certain U.S. federal income tax considerations for Non-U.S. Holders that are engaged in the conduct of a U.S. trade or business, please see the discussion set forth under the heading "—Income Effectively Connected with the Conduct of a U.S. Trade or Business" below.

Payments of Interest

        All payments of stated interest on the notes made to a Non-U.S. Holder, including a payment in our common stock pursuant to a conversion, will generally be exempt from U.S. federal income and withholding tax, provided that (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (iii) the beneficial owner of the notes certifies, under penalties of perjury, to us or our paying agent on Internal Revenue Service ("IRS") Form W-8BEN (or appropriate substitute form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

        If a Non-U.S. Holder cannot satisfy the requirements described in items (i)-(iv) above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

Sale or Other Disposition of the Notes

        Subject to the discussion below regarding information reporting and backup withholding, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of the notes (including gain realized on a conversion of the notes into our common stock), unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met (in which case such Non-U.S. Holder will generally be subject to the 30% U.S. federal withholding tax, subject to reduction by an applicable income tax treaty, on the gain derived from the sale or disposition, which may be offset by U.S. source capital losses during the taxable year of the disposition), or (ii) we have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever is shorter. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

        To the extent, however, proceeds from a sale or other disposition of the notes represent interest accrued between interest payment dates, such proceeds will be taxable in the same manner as described above under "Non-U.S. Holders—Payments of Interest."

Dividends

        Dividends paid to a Non-U.S. Holder of common stock (including Constructive Dividends) will generally be subject to U.S. withholding tax at a 30% rate, subject to reduction by an applicable income tax treaty if the Non-U.S. Holder provides an IRS Form W-8BEN (or appropriate substitute form) certifying that it is entitled to such treaty benefits. In the case of any Constructive Dividend, it is possible that U.S. federal withholding tax attributable to the Constructive Dividend would be withheld from cash payments of interest payable on the notes, shares of our common stock otherwise issuable upon conversion of the notes, or proceeds from sales subsequently paid or credited to a Holder.

Sale of Common Stock

        A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale or exchange of the common stock received upon a conversion of notes, unless (i) such Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met (in which case such Non-U.S. Holder will generally be subject to the 30% U.S. federal withholding tax, subject to reduction by an applicable income tax treaty, on the gain derived from the sale or exchange, which may be offset by U.S. source capital losses during the taxable year of the disposition), or (ii) we have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder's holding period, whichever period is shorter. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

Income Effectively Connected with the Conduct of a U.S. Trade or Business

        If any interest on the notes, Constructive Dividends on the notes or our common stock, dividends on our common stock, or gain realized on the sale, exchange, conversion, or other disposition of the notes or gain realized on the sale or exchange of our common stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on such income or gain in the same manner as if it were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments, interest or dividends that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% withholding tax discussed in the preceding paragraphs provided that the holder provides certification to the effect that the income is effectively connected. Generally, the holder must certify its status by providing a properly executed IRS Form W-8ECI. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

        A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that such Non-U.S. Holder is not a United States person in order to avoid backup withholding with respect to payments of principal, interest or dividends or the proceeds of a disposition of the notes or common stock. In addition, we are required to report annually to the IRS and each Non-U.S. Holder the amount of any interest or dividends paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a Non-U.S. Holder's U.S. federal income tax liability, provided that certain required information is provided timely to the IRS.

Additional Withholding Requirements After 2013

        Recently enacted legislation will require withholding at a rate of 30 percent on, after December 31, 2013, dividends (including Constructive Dividends) in respect of, and, after December 31, 2014, gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in such institution held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends (including Constructive Dividends) in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. Holders are encouraged to consult their tax advisors regarding the possible implications of the legislation to their investment in our common stock.

UNDERWRITING

        J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$82,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	82,500,000
Barclays Capital Inc.	11,000,000
Citigroup Global Markets Inc.	11,000,000
Deutsche Bank Securities Inc.	11,000,000
RBC Capital Markets, LLC	11,000,000
RBS Securities Inc.	11,000,000

Total	$220,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes.

        Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 1.8% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        We have granted to the underwriters an over-allotment option, exercisable for 30 days from the date of this prospectus supplement (subject to certain exceptions), to purchase up to $30 million additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter's initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are subject of this offering.

        We have agreed, subject to certain exceptions, that we will not for a period of 90 days following the date of the underwriting agreement, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by us, our affiliates, or any person in privity with us or our affiliates, directly or indirectly, including the filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of our common stock or any securities convertible into, or exercisable, or exchangeable for, shares of our common stock; or publicly announce an intention to effect any such transaction.

        Notwithstanding the foregoing, the underwriters have agreed that the lock-up agreement will not apply to us with respect to (1) our sale of notes pursuant to this offering, (2) the issue and sale of common stock or securities convertible into or exchangeable for common stock pursuant to any employee benefit plan, stock ownership plan or dividend reinvestment plan in effect as of the underwriting agreement (3) any issuance of common stock upon exercise or conversion of warrants or other securities to purchase our common stock outstanding as of the date of the underwriting agreement, or (4) the filing of a registration statement with the SEC to replace our existing registration statement on Form S-3 (No. 333-173364), subject to certain conditions.

        Our officers and directors have agreed, subject to certain exceptions, that such officers and directors will not, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, or exercise any right with respect to the registration of any such securities, or file or cause to be filed any registration statement in connection with such securities, under the Securities Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such securities, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

        In addition, notwithstanding the lock-up agreements applicable to our directors and executive officers, the underwriters have agreed that such directors and executive officers may (i) make transfers of our common stock as a bona fide gift or gifts or charitable contributions approved by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated which approval will not be unreasonably withheld, delayed or conditioned, (ii) make transfers of the securities subject to the lock-up agreement by will or intestacy (provided that the transferee shall be subject to the lock-up agreement for the remainder of the 90-day period), (iii) exercise options or other rights to purchase common stock (provided, that shares of common stock acquired upon such exercise shall be subject to the lock-up agreement), (iv) effect transactions pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act, in existence as of the date hereof, and (v) transfer securities subject to the lock-up agreement to us in connection with tax withholdings related to the exercise of options or other rights to purchase our common stock or the vesting of restricted shares of our common stock issued pursuant to any of our employee benefit, stock ownership or dividend reinvestment plans.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by us
	No Exercise	Full Exercise
Per note	3.00%	3.00%

        We estimate that our total expenses for this offering will be $800,000.

        In connection with the offering, the underwriters may purchase and sell notes and our common stock in the open market. Purchases and sales of notes in the open market may include short sales,

purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  "Covered" short sales are sales of notes in an amount up to the number of notes represented by the underwriters' over-allotment option.

  •
  "Naked" short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters' over-allotment option.

  •
  Covering transactions involve purchases of notes either pursuant to the underwriters' over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their over-allotment option. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their over-allotment option.

  •
  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes or our common stock. They may also cause the price of the notes or our common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the shares issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with the Company's affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the shares issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of each of the underwriters are lenders under, and an affiliate of J.P. Morgan Securities LLC is the administrative agent for, our Amended Credit Facility. PHH maintains mortgage warehouse facilities with affiliates of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and RBS Securities Inc. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of our largest private-label clients. We intend to use the net proceeds from this offering, along with cash on hand and the net proceeds from the Reopening, to repay at or prior to maturity the outstanding aggregate principal amount of our 2012 Convertible Notes. Affiliates of the underwriters may hold, or make a market in, our 2012 Convertible Notes and may receive a portion of the net proceeds upon any such repayment of the 2012 Convertible Notes.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement and the accompanying prospectus may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of notes to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

        We have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement and the accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

        Certain legal matters related to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters of Maryland law will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. The validity of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of PHH Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

PHH CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may from time to time in one or more offerings, offer to sell, issue and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock, preferred stock or our other securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth the names of any underwriters, dealers or agents, if any, in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

        Where necessary, the applicable prospectus supplement will contain information about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "PHH."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2011.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement or any related free writing prospectus may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website at www.sec.gov or at the SEC's offices described below under the heading "Where You Can Find Additional Information." The reports we file with the SEC are also available on our corporate website at www.phh.com. The information contained on our corporate website is not part of this prospectus or any prospectus supplement.

ii

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 2, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms "PHH", "we", "our", "us" or the "Company" refer to PHH Corporation and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Company

        We are a leading outsource provider of mortgage and fleet management services. We provide mortgage banking services to a variety of clients, including financial institutions and real estate brokers, throughout the United States. Our mortgage banking activities include originating, purchasing, selling and servicing mortgage loans through our wholly owned subsidiary, PHH Mortgage Corporation and its subsidiaries. We provide commercial fleet management services to corporate clients and government agencies throughout the United States and Canada through our wholly owned subsidiary, PHH Vehicle Management Services Group LLC ("PHH Arval). PHH Arval is a fully integrated provider of fleet management services with a broad range of product offerings, including managing and leasing vehicle fleets and providing other fee-based services for our clients' vehicle fleets. We conduct our business through three operating segments: a Mortgage Production segment, a Mortgage Servicing segment and a Fleet Management Services segment.

        Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated herein by reference, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or a part of your investment. See "Where You Can Find More Information" included elsewhere in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements may also be made in other documents filed or furnished with the SEC.

        Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could."

        Actual results, performance or achievements may differ materially from those expressed or implied in forward-looking statements due to a variety of factors, including but not limited to the factors listed and discussed in "Part II—Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and "Part I—Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference herein, and those factors described below:

  •
  the effects of continued market volatility or continued economic decline on the availability and cost of our financing arrangements and the value of our assets;

  •
  the effects of a continued decline in the volume of U.S. home sales and home prices, due to adverse economic changes or otherwise, on our Mortgage Production and Mortgage Servicing segments;

  •
  the effects of changes in current interest rates on our business and our financing costs;

  •
  our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our Mortgage Servicing segment;

  •
  the effects of increases in our actual and projected repurchases of, indemnification given in respect of, or related losses associated with, sold mortgage loans for which we have provided representations and warranties or other contractual recourse to purchasers and insurers of such loans, including increases in our loss severity and reserves associated with such loans;

  •
  the effects of reinsurance claims in excess of projected levels and in excess of reinsurance premiums we are entitled to receive or amounts currently held in trust to pay such claims;

  •
  the effects of any significant adverse changes in the underwriting criteria or existence or programs of government-sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other actions of the federal government;

  •
  the effects of any inquiries and investigations of foreclosure procedures or other servicing activities by attorneys general of certain states and the U.S. Department of Justice, any litigation related to our mortgage servicing activities, or any related fines, penalties and increased costs;

  •
  the ability to maintain our status as a government sponsored entity-approved seller and servicer, including the ability to continue to comply with the respective selling and servicing guides, including any changes caused by the Dodd-Frank Act;

  •
  the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to the programs of government sponsored-entities;

  •
  changes in laws and regulations, including changes in mortgage- and real estate-related laws and regulations (including changes caused by the Dodd-Frank Act), status of government sponsored-entities and state, federal and foreign tax laws and accounting standards;

  •
  the effects of the insolvency of any of the counterparties to our significant customer contracts or financing arrangements or the inability or unwillingness of such counterparties to perform their respective obligations under, or to renew on terms favorable to us, such contracts, or our ability to continue to comply with the terms of our significant customer contracts, including service level agreements;

  •
  the effects of competition in our existing and potential future lines of business, including the impact of consolidation within the industries in which we operate and competitors with greater financial resources and broader product lines;

  •
  the ability to obtain financing (including refinancing and extending existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategy, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness;

  •
  the ability to maintain our relationships with our existing clients and to establish relationships with new clients;

  •
  the ability to attract and retain key employees;

  •
  a deterioration in the performance of assets held as collateral for secured borrowings;

  •
  the impact of the failure to maintain our credit ratings;

  •
  any failure to comply with covenants under our financing arrangements;

  •
  the effects of the consolidation of financial institutions and the related impact on the availability of credit;

  •
  the impact of changes in the U.S. financial condition and fiscal and monetary policies, or any actions taken or to be taken by the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System on the credit markets and the U.S. economy; and

  •
  other risks and uncertainties described from time to time in our filings with the SEC.

        Forward-looking statements speak only as of the date on which they are made. Factors and assumptions discussed above, and other factors not identified above, may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. Earnings available to cover fixed charges consist of income (loss) from continuing operations before income taxes plus fixed charges.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007		2006
	(In millions)
Earnings available to cover fixed charges:
Income (loss) before income taxes	$(223)	$115	$280	$(443)	$(45)		$(4)
Plus: fixed charges	216	282	243	344	492		477

Earnings available to cover fixed charges	$(7)	$397	$523	$(99)	$447		$473

Fixed charges:
Interest expense(1)	$210	$274	$236	$333	$480		$465
Estimated interest portion of net rental expense(2)	6	8	7	11	12		12

Total fixed charges	$216	$282	$243	$344	$492		$477

Ratio of earnings to fixed charges	— (3)	1.41x	2.15x	— (3)	0.91x	(3)	0.99x	(3)

(1)
Consists of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor.

(2)
One-third of rental expense net of income from subleases is deemed an appropriate representative of the interest factor.

(3)
The ratio coverage of earnings to fixed charges was less than 1:1. Earnings were deficient to cover fixed charges by $223 million, $443 million, $45 million and $4 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively. Loss from continuing operations before income taxes was negatively impacted by valuation adjustments related to mortgage servicing rights, net of $600 million, $733 million, $413 million and $479 million for the nine months ended September 30, 2011 and the years ended December 31, 2008, 2007 and 2006, respectively.

 USE OF PROCEEDS

        Except as described in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or companies. When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

 SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer in offerings under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our charter and by-laws, which are exhibits to the registration statement that includes this prospectus. The terms of our common stock and preferred stock may also be affected by Maryland law.

Common Stock

        We are authorized to issue 273,910,000 shares of common stock, of which 56,340,713 shares were issued and outstanding as of September 30, 2011. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of stock classified or reclassified in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. The holders of our common stock do not have any right to cumulate votes in the election of directors.

        Subject to preferences that may be granted to the holders of any class of stock classified or reclassified in the future, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any class of stock classified or reclassified in the future may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

        Under the Maryland General Corporation Law, a Maryland corporation generally, including as described below regarding the power to issue additional shares of common stock and preferred stock, cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all the votes entitled to be cast.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, Jersey City, New Jersey.

Preferred Stock

        We are authorized to issue 1,090,000 shares of preferred stock, none of which were issued and outstanding as of September 30, 2011. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock or preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles of amendment or the articles supplementary relating to such series. A prospectus supplement relating to such series will specify the terms of the preferred stock of such series, including, but not limited to:

  •
  the distinctive designation and the maximum number of shares in the series;

  •
  the terms on which dividends, if any, will be paid;

  •
  the voting rights, if any, of the shares in the series;

  •
  the terms and conditions, if any, on which the shares in the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  •
  the terms on which the shares in the series may be redeemed, if at all;

  •
  the liquidation preference, if any, and the rank of any such liquidation preference with respect to the liquidation preference, if any, of any other class or series of stock;

  •
  any applicable anti-dilution provisions to adjust the number of shares to be delivered upon conversion or exchange of the shares in the series into or for shares of any other class or series of stock; and

  •
  any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares in the series.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in any prospectus supplement relating to such series are not complete. You should refer to the articles of amendment or the applicable articles supplementary relating to such series for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Possible Anti-Takeover Effects of Maryland Law and our Charter and By-laws

        Our charter and by-laws contain provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders' receiving a premium over the market price of their shares of our common stock.

        Number of Directors; Classified Board of Directors; Removal; Vacancies.    The number of directors on our board may only be altered by the action of a majority of our entire board of directors. Our board of directors is divided into three classes serving staggered three-year terms, with the directors in one of these classes being elected each year. Section 2-406(b)(3) of the Maryland General Corporation Law provides that stockholders of corporations that have classified boards may only remove directors for cause. Our charter provides that directors may be removed from office by stockholders only for cause, and then only by the vote of the holders of not less than two-thirds of the outstanding shares of stock entitled to vote generally in the election of directors. In addition, subject to the rights of the holders of any class of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the size of our board of directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will hold office for the remainder of the term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

        Power to Issue Preferred Stock.    Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock from time to time and in one or more classes or series. Our board of directors is vested with authority to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of any class or series of shares of preferred stock, and to fix the number of shares constituting any such class or series.

        Power to Reclassify Shares of Our Stock.    Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock.

        Prior to issuance of shares of any class or series of stock classified or reclassified in the future, our board of directors is required by the Maryland General Corporation Law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms of conditions of redemption for such class or series.

        Power to Authorize Additional Shares of Common Stock and Preferred Stock.    Our board of directors, without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

        Special Stockholders' Meetings.    Our by-laws provide that special meetings of stockholders, unless otherwise required by statute, may be called only by the board of directors or by our chairman or president, or by our stockholders only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

        Advance Notice Provisions.    Our by-laws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our by-laws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our by-laws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our by-laws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under the Maryland General Corporation Law and the SEC's rules.

        Maryland Business Combination Act.    In addition to these provisions of our charter and by-laws, we are subject to the provisions of Maryland Business Combination Act which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation's voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

        Maryland Control Share Acquisition Act.    The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. Our by-laws contain a provision exempting any share of our capital stock from the control share acquisition statute to the fullest extent permitted by the Maryland General Corporation Law. However, our board of directors has the exclusive right to amend our by-laws and, subject to their fiduciary duties, could at any time in the future amend the by-laws to remove this exemption provision.

        Insurance Regulations Concerning Change Of Control.    Atrium Insurance Corporation, our wholly owned subsidiary, is subject to insurance regulations in the State of New York. Pursuant to these regulations, any person proposing to acquire, directly or indirectly, 10% or more of Atrium's outstanding common stock (which would include the acquisition of 10% or more of our common stock), or otherwise proposing to engage in a transaction involving a change in control of Atrium Insurance Corporation, would be required to obtain the prior approval of the New York Superintendent of Insurance.

DESCRIPTION OF DEBT SECURITIES

        We may offer any combination of senior debt securities or subordinated debt securities. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. We filed the form for each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

        We will describe the particular terms of any debt securities we may offer in a prospectus supplement. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement.

General

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated obligations. The debt securities will be issued under an indenture between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. Unless we specify a different place in the applicable prospectus supplement, principal of and interest, if any, on the debt securities will be payable at the corporate offices of the trustee.

        The indentures do not limit the aggregate principal amount of the debt securities or of any particular series of offered debt securities that we may issue and provides that debt securities may be issued thereunder from time to time in one or more series.

        A prospectus supplement relating to a particular series of debt securities will contain some or all of the following terms of the offered debt securities:

  •
  the title of the offered debt securities and the series of which the offered debt securities shall be a part;

  •
  any limit on the aggregate principal amount of the offered debt securities;

  •
  the price, expressed as a percentage of the aggregate principal amount thereof, at which the offered debt securities will be issued;

  •
  whether the debt securities are secured or unsecured, senior securities or subordinated securities, guaranteed or not guaranteed.

  •
  the date or dates on which the offered debt securities will mature or the manner in which such dates are determined;

  •
  the rate or rates, which may be fixed or variable, per annum at which the offered debt securities will bear interest, if any or, if applicable, the formula by which such interest will be calculated;

  •
  the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any;

  •
  the dates, if any, on which and the price or prices at which the offered debt securities will, pursuant to any sinking fund provisions, be redeemed by us and the other detailed terms and provisions of such sinking funds;

  •
  the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or the option of the holder thereof upon the occurrence of a change of control or otherwise and the other detailed terms and provisions of such optional redemption;

  •
  the denominations in which the offered debt securities are authorized to be issued;

  •
  whether any principal and/or interest of the offered debt securities is denominated in a currency other than U.S. dollars;

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the offered debt securities;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for the offered debt securities;

  •
  covenants to which we or our subsidiaries may be subject;

  •
  any events of default, if not otherwise described below under "Events of Default";

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or other securities;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions, if any, upon which any offered debt securities shall be subordinated in right of payment to other indebtedness of us; and

  •
  any other terms of the offered debt securities.

        Debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates may be issued under the indenture and offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in any supplement relating to those debt securities. The senior debt securities are not subordinated in right of payment to any other indebtedness of us; see discussion below under "Subordination" for a description of the subordination provisions applicable to the subordinated debt securities. However, our right and the right of our creditors, including the holders of debt securities, under general equitable principles to participate in any distributions of assets of any subsidiary upon our liquidation or reorganization or otherwise is, unless we substantively consolidate with our subsidiaries, likely to be subject to the prior claims of creditors of the subsidiary, except to the extent that our claims as a creditor may be recognized.

        The debt securities will be issued only in fully registered form without coupons. Offered debt securities may be presented at the corporate offices of the trustee or as otherwise specified in a prospectus supplement for registration of transfer or exchange without service charge, but we may require payment to cover taxes or other governmental charges payable in connection therewith.

        We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock or other securities. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

No Protection in the Event of Change of Control

        The general provisions of the indentures do not afford holders of our debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of debt securities. Any covenants or other provisions providing for a put or increased interest or otherwise would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

        Unless we inform you otherwise in the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation Merger and Sale of Assets

        Unless we inform you otherwise in a prospectus supplement, we may consolidate or merge with or into any other person, and we may sell or transfer all or substantially all of our assets to another person, provided, among other things, that (a) either (i) we shall be the surviving person or (ii) the person formed by or resulting from any such consolidation or merger or the transferee of such assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all of our obligations under the indenture shall expressly assume by supplemental indenture all of our obligations under the indenture and (b) immediately after giving effect to such transaction, the Company or its successor, as the case may be, would not be in default of any covenant or condition under the applicable indenture.

Events of Default

        Unless we provide other or substitute Events of Default in the applicable prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

  •
  default for a period of 30 days in payment of any interest on the debt securities of such series when due;

  •
  default in payment of principal of (or premium, if any, on) the debt securities of such series;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series, which default shall have continued unremedied for a period of 30 days;

  •
  default in performance of any other covenant in the applicable indenture with respect to a series of debt securities, continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series may declare the principal and accrued interest of all of the debt securities of that series to be due and payable immediately. We will comply with applicable tender offer rules under the Exchange Act in the event that the occurrence of an event of default results in the repurchase of debt securities.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default under the indenture, give to holders of the series of debt securities with respect to which a default has occurred notice of all uncured defaults known to it but, except in the case of a default in the payment of principal (including any sinking fund payment) or premium, if any, or interest on or redemption price (if called for redemption) of a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such holders.

        The indenture contains a provision entitling the trustee, subject to the duty of such trustee during default to act with the required standard of care, to be indemnified by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such right of indemnification, each indenture provides that the holders of a majority in principal amount of the outstanding debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We will be required to furnish to the trustees annually a statement as to the fulfillment by us of all of its obligations under the indenture.

Modification and Waiver

        From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend an indenture or the debt securities of one or more series, or supplement an indenture, for certain specified purposes, including:

  •
  to evidence the succession of another corporation to the Company;

  •
  to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company;

  •
  to add additional events of default;

  •
  to add to or change any provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

  •
  to appoint a successor trustee under the indenture with respect to one or more series.

  •
  to add guarantors or co-obligors with respect to any series of decurities or to release guarantors from their guarantees in accordance with the terms of the applicable series of debt securities;

  •
  to provide for uncertificated securities in addition to certificated securities;

  •
  to supplement any provisions as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to prevent the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision of an indenture as necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939; and

  •
  to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder.

        From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement an indenture or the debt securities of a series, or waive compliance in a particular instance by us with any provision of an indenture or the debt securities. Unless we inform you otherwise in the applicable prospectus supplement, we may not without the consent of each holder affected by such action, modify or supplement an indenture or the debt securities or waive compliance with any provision of an indenture or the debt securities in order to:

  •
  change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

  •
  reduce the principal amount or rate of interest thereon;

  •
  change the redemption price, if applicable;

  •
  change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

  •
  reduce the percentage of outstanding debt securities necessary to modify or amend the respective indentures;

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority; or

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Subordination

        The indebtedness evidenced by the subordinated debt securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated debt securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

        If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

        If any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any, on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

        In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

        If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

        Unless we inform you otherwise in the applicable prospectus supplement, senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. You should note that if the trustee becomes a creditor of ours, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

        We maintain general banking and credit relations with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

        General.    We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  material U.S. federal income tax consequences;

  •
  call provisions, if any;

  •
  whether holders may exercise the stock warrants on a cashless basis;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any anti-dilution provisions.

        Exercise of Stock Warrants.    You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

        No Rights as Stockholders.    Unless we inform you otherwise in the applicable prospectus supplement, holders of stock warrants will not be entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

        The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

        General.    We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  material U.S. federal income tax consequences;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  whether holders may exercise the debt warrants on a cashless basis;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any anti-dilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, unless otherwise indicated in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, you will not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

        Exercise of Debt Warrants.    You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

 DESCRIPTION OF UNITS

        The following summarizes the terms of units that we may issue. We urge you to read the detailed provisions of the unit agreement that we will enter into with a unit agent we select at the time of issue.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Certain legal matters relating to the offering of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. DLA Piper LLP (US), Baltimore, Maryland, will pass for us upon the validity of the securities being offered hereby by us, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of PHH Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our corporate website is located at www.phh.com, and our filings pursuant to Section 13(a) of the Exchange Act are available free of charge on our website under the tabs "Investor Relations—SEC Reports" as soon as reasonably practicable after such filings are electronically filed with the SEC. The information contained on our corporate website is not part of this prospectus or any prospectus supplement. Interested readers may also read and copy any materials that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C., 20549. Readers may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at www.sec.gov that contains our reports.

        You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2010 (filed with the SEC on February 28, 2011), including portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 29, 2011) incorporated by reference therein;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 (filed with the SEC on May 4, 2011), June 30, 2011 (filed with the SEC on July 29, 2011 and amended on Form 10-Q/A on August 23, 2011) and September 30, 2011 (filed with SEC on November 2, 2011);

  •
  Current Reports on Form 8-K filed with the SEC on January 5, 2011, March 4, 2011, March 28, 2011, March 30, 2011, April 6, 2011, May 9, 2011, June 1, 2011, June 13, 2011, June 30, 2011, July 6, 2011, July 7, 2011, July 20, 2011, July 29, 2011, August 17, 2011, September 29, 2011, October 4, 2011 and November 1, 2011; and

  •
  the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus, a prospectus supplement or a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus or any prospectus supplement except as so modified or superseded. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to in this prospectus or any prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide without charge upon written or oral request to each person, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-7405
Attention: Investor Relations

$220,000,000

6.00% Convertible Senior Notes due 2017

PHH CORPORATION

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

Co-Managers

Barclays Capital	Citigroup	Deutsche Bank Securities	RBC Capital Markets	RBS

January 10, 2012